Exhibit 2.1




                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                  VAXGEN, INC.,

                              TLW MERGER SUB, INC.,

                                    TLW, LLC,

                                       AND

                           RAVEN BIOTECHNOLOGIES, INC.


                          Dated as of November 12, 2007

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE 1 THE TRANSACTION......................................................2

   1.1       The Transaction...................................................2
   1.2       Effective Time....................................................2
   1.3       Effect of Merger I................................................3
   1.4       Certificate Of Incorporation; Bylaws; Certificate
             of Formation; Operating Agreement.................................3
   1.5       Directors and Officers of Surviving Corporation;
             Board of Managers of Surviving Entity and Parent..................3
   1.6       Effect on Capital Stock...........................................3
   1.7       Escrow............................................................7
   1.8       Exchange of Certificates..........................................9
   1.9       Stock Transfer Books.............................................11
   1.10      No Further Ownership Rights in Raven Stock.......................11
   1.11      Lost, Stolen or Destroyed Certificates...........................11
   1.12      Tax Consequences.................................................11
   1.13      Taking of Necessary Action; Further Action.......................11
   1.14      Effect of Merger II..............................................12
   1.15      Material Adverse Effect..........................................12

ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF RAVEN.............................13

   2.1       Organization of Raven............................................13
   2.2       Capital Structure................................................13
   2.3       Obligations with Respect to Capital Stock........................14
   2.4       Authority........................................................14
   2.5       Section 203 of the Delaware General Corporation
             Law Not Applicable...............................................15
   2.6       Raven Financial Statements.......................................16
   2.7       Absence of Certain Changes or Events.............................16
   2.8       Taxes............................................................16
   2.9       Intellectual Property............................................18
   2.10      Compliance; Permits; Restrictions................................21
   2.11      Litigation.......................................................23
   2.12      Brokers' and Finders' Fees.......................................23
   2.13      Employee Benefit Plans...........................................23
   2.14      Absence of Liens and Encumbrances; Condition
             of Equipment.....................................................27
   2.15      Environmental Matters............................................27
   2.16      Labor Matters....................................................28
   2.17      Agreements, Contracts and Commitments............................29


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   2.18      Reorganization Matters...........................................30
   2.19      Registration Statement; Proxy Statement..........................31
   2.20      Board Approval...................................................31
   2.21      Books and Records................................................31
   2.22      Real Property Leases.............................................31
   2.23      Insurance........................................................32
   2.24      Accounts Receivable..............................................32
   2.25      Certain Business Practices.......................................33
   2.26      Suppliers........................................................33
   2.27      Government Contracts.............................................33
   2.28      Interested Party Transactions....................................33
   2.29      Warrants and Indemnity Agreements................................33

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF PARENT AND
MERGER SUBS...................................................................33

   3.1       Organization of Parent; Merger Subs..............................34
   3.2       Authority........................................................34
   3.3       Section 203 Of The Delaware General Corporation
             Law Not Applicable...............................................35
   3.4       Board Approval...................................................35
   3.5       SEC Filings; Financial Statements................................35
   3.6       Capital Structure................................................36
   3.7       Obligations With Respect To Capital Stock........................37
   3.8       Cash on Hand and No Undisclosed Liabilities......................37
   3.9       Absence of Certain Changes or Events.............................37
   3.10      Taxes............................................................37
   3.11      Intellectual Property............................................39
   3.12      Compliance; Permits; Restrictions................................40
   3.13      Litigation.......................................................40
   3.14      Brokers' and Finders' Fees.......................................40
   3.15      Employee Benefit Plans...........................................40
   3.16      Environmental Matters............................................44
   3.17      Labor Matters....................................................45
   3.18      Reorganization Matters...........................................45
   3.19      Registration Statement; Proxy Statement/Prospectus...............47
   3.20      Fairness Opinion and Board Approval..............................47
   3.21      Restrictions on Business Activities..............................47
   3.22      Government Contracts.............................................47
   3.23      Interested Party Transactions....................................47
   3.24      Books and Records................................................47
   3.25      Real Property Leases.............................................48
   3.26      Insurance........................................................48
   3.27      Absence of Liens and Encumbrances; Condition of
             Equipment........................................................49
   3.28      Agreements, Contracts and Commitments............................49

ARTICLE 4 CONDUCT OF BUSINESS PENDING THE TRANSACTION.........................50

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   4.1       Conduct of Business..............................................50

ARTICLE 5 ADDITIONAL AGREEMENTS...............................................52

   5.1       Proxy Statement/Prospectus; Registration Statement;
             Other............................................................52
   5.2       Stockholder Approvals............................................53
   5.3       Access to Information; Confidentiality...........................54
   5.4       Consents; Approvals..............................................54
   5.5       Bridge Loan......................................................54
   5.6       Employee Matters.................................................54
   5.7       Director Indemnification and Insurance...........................56
   5.8       Notification of Certain Matters..................................57
   5.9       Monthly Financial Statements.....................................57
   5.10      Further Action...................................................58
   5.11      Public Announcements.............................................58
   5.12      Listing of Parent Common Stock...................................58
   5.13      Tax-Free Reorganization..........................................58
   5.14      Board of Directors of Parent.....................................58
   5.15      No Solicitation..................................................59
   5.16      Tax Matters......................................................64
   5.17      Intentionally Omitted............................................64
   5.18      Consultation Regarding Certain Closing Conditions................64

ARTICLE 6 CONDITIONS TO THE TRANSACTION.......................................64

   6.1       Conditions to Obligation of Each Party to Effect
             Merger I.........................................................64
   6.2       Additional Conditions to Obligations of Parent...................65
   6.3       Additional Conditions to Obligations of Raven....................66

ARTICLE 7 TERMINATION.........................................................67

   7.1       Termination......................................................67
   7.2       Notice of Termination; Effect of Termination.....................69
   7.3       Termination Fees.................................................69
   7.4       Fees and Expenses................................................70

ARTICLE 8 INDEMNIFICATION.....................................................70

   8.1       Definitions......................................................70
   8.2       Indemnification and Escrow Fund..................................71
   8.3       Limitations on Indemnification...................................71
   8.4       Assertion of Claims..............................................71
   8.5       Notice and Defense of Third Party Claims.........................72
   8.6       Survival of Representations and Warranties.......................72

ARTICLE 9 GENERAL PROVISIONS..................................................73

   9.1       Notices..........................................................73

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   9.2       Certain Definitions..............................................74
   9.3       Definitions List.................................................74
   9.4       Amendment........................................................81
   9.5       Waiver...........................................................81
   9.6       Headings.........................................................81
   9.7       Severability.....................................................81
   9.8       Entire Agreement.................................................81
   9.9       Assignment.......................................................82
   9.10      Parties in Interest..............................................82
   9.11      Failure or Indulgence Not Waiver; Remedies.......................82
   9.12      Governing Law....................................................82
   9.13      Counterparts.....................................................82

   Exhibit A      Form of Voting Agreement
   Exhibit B      Form of Lock-Up Agreement
   Exhibit C      [Reserved]
   Exhibit D      Form of Escrow Agreement
   Exhibit E      Bridge Loan Documents
   Exhibit F      Certificate of Formation
   Exhibit G      Operating Agreement


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                          AGREEMENT AND PLAN OF MERGER

      AGREEMENT AND PLAN OF MERGER, dated as of November 12, 2007 (the "Agreement"), among VAXGEN, INC., a Delaware corporation ("Parent"), TLW MERGER SUB, INC., a newly-formed Delaware corporation wholly-owned by Parent ("Merger Sub I"), TLW, LLC, a newly-formed Delaware limited liability company wholly-owned by Parent ("Merger Sub II" and together with Merger Sub I, the "Merger Subs"), and RAVEN BIOTECHNOLOGIES, INC., a Delaware corporation ("Raven").

                                    RECITALS

      WHEREAS, the Boards of Directors of Parent and Raven have each determined that it is advisable and in the best interests of their respective stockholders for Parent to enter into a business combination with Raven upon the terms and subject to the conditions set forth herein.

      WHEREAS, upon the terms and subject to the terms and conditions of this Agreement, Parent, Merger Subs and Raven intend to effect (i) a merger of Merger Sub I with and into Raven with Raven as the surviving corporation ("Merger I") in accordance with the applicable provisions of the Delaware General Corporation Law ("Delaware Law"), and (ii) immediately following the effectiveness of Merger I, a merger of Raven with and into Merger Sub II in accordance with the applicable provisions of Delaware Law and the Delaware Limited Liability Company Act ("DLLCA") ("Merger II" and, together with Merger I, the "Transaction"). Upon consummation of the Transaction, Raven will cease to exist and Merger Sub II will succeed to all of Raven's business, assets and liabilities.

      WHEREAS, Parent, Merger Subs and Raven intend that Merger I and Merger II shall be treated as an integrated transaction and that the Transaction shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations promulgated thereunder (the "Treasury Regulations").

      WHEREAS, in connection with Merger I, each outstanding share of Raven Series D Preferred Stock, $0.001 per share (the "Raven Series D Preferred Stock") shall be converted into the right to receive the Merger Consideration, upon the terms and subject to the conditions set forth herein; and each outstanding share of Raven capital stock other than Raven Series D Preferred Stock shall be cancelled and shall receive no Merger Consideration.

      WHEREAS, as a condition to the willingness of, and an inducement to Parent to enter into this Agreement, contemporaneously with the execution and delivery of this Agreement, each Raven stockholder listed on Schedule A attached hereto (each, a "Major Raven Stockholder") is entering into a voting agreement in substantially the form of Exhibit A attached hereto (the "Voting Agreements"), and each Major Raven Stockholder and Raven Affiliate listed on Schedule B attached hereto and each Parent Affiliate listed on Schedule B is entering into a lock-up agreement in substantially the form of Exhibit B attached hereto (the "Lock-Up Agreements"), under which such stockholder will agree not to sell 100% of the shares of Parent Common Stock he, she or it holds immediately following Merger I for a period of six months following the Effective Time of Merger I.

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      WHEREAS,   Parent,   Merger  Subs  and  Raven   desire  to  make   certain
representations and warranties and other agreements in connection with the Transaction.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, Parent, Merger Subs and Raven hereby agree as follows:

                                   ARTICLE 1

                                 THE TRANSACTION

      1.1   The Transaction.

            (a) Effective Time. At the Effective Time of Merger I (as defined in
Section 1.2), and subject to and upon the terms and conditions of this Agreement and Delaware Law, Merger Sub I shall be merged with and into Raven, and the separate corporate existence of Merger Sub I shall cease. Raven shall continue as the surviving corporation in Merger I ("Surviving Corporation I"). Immediately following the Effective Time of Merger I, and upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Delaware Law, Surviving Corporation I will be merged with and into Merger Sub II, and the separate existence of Surviving Corporation I shall cease. Merger Sub II shall continue as the surviving entity in Merger II (the "Surviving Entity") and shall succeed to and assume all the rights and obligations of Raven in accordance with Delaware Law.

            (b) Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
Section 7.1, and subject to the satisfaction or waiver of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), the consummation of the Transaction will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in Article VI, at the offices of Cooley Godward Kronish LLP, 3175 Hanover Street, Palo Alto, CA 94304-1130, unless another date, time or place is agreed to in writing by the parties hereto.

      1.2 Effective Time. Upon the terms and subject to the provisions of this Agreement, the Agreement of Merger for Merger I, satisfying the applicable requirements of Delaware Law (the "Agreement of Merger"), and such other certificates, satisfying the applicable requirements of Delaware Law, as are required under Delaware Law, shall be duly executed by Raven and Merger Sub I and concurrently with the Closing filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware Law (the time of such filing with the Secretary of State of the State of Delaware (or such later time as may be agreed in writing by the parties hereto and specified in the Agreement of Merger) being the "Effective Time of Merger I"). Upon the terms and subject to the provisions of this Agreement, the Agreement of Merger for Merger II, satisfying the applicable requirements of Delaware Law and the DLLCA (the "Second Agreement of Merger"), and such other certificates, satisfying the applicable requirements of Delaware Law and the DLLCA, as are required under Delaware Law and DLLCA, shall be duly executed by Surviving Corporation I and Merger Sub II and

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concurrently  with or as soon as  practicable  following the  Effective  Time of
Merger I filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware Law and the DLLCA (the time of such filing with the Secretary of State of the State of Delaware (or such later time as may be agreed in writing by the parties hereto and specified in the Second Agreement of Merger) being the "Effective Time of Merger II").

      1.3 Effect of Merger I. The effect of Merger I shall be as provided in this Agreement and the applicable provisions of Delaware Law and the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time of Merger I all the property, rights, privileges, powers and franchises of Raven shall vest in Surviving Corporation I, and all debts, liabilities, obligations and duties of Raven shall become the debts, liabilities, obligations and duties of Surviving Corporation I.

      1.4 Certificate Of Incorporation; Bylaws; Certificate of Formation; Operating Agreement.


           (a) Certificate of Incorporation. The Certificate of Incorporation of Merger Sub I, as in effect immediately prior to the Effective Time of Merger I, shall be the Certificate of Incorporation of Surviving Corporation I until thereafter amended as provided by Delaware Law and such Certificate of Incorporation.

           (b) Bylaws. The Bylaws of Merger Sub I, as in effect immediately prior to the Effective Time of Merger I, shall be the Bylaws of Surviving Corporation I until thereafter amended as provided by Delaware Law, the Certificate of Incorporation of Surviving Corporation I and such Bylaws.

           (c) Certificate of Formation. The Certificate of Formation of the Surviving Entity immediately after the Effective Time of Merger II shall be in a form attached as Exhibit F attached hereto.

           (d) Operating Agreement. The Operating Agreement of the Surviving Entity immediately after the Effective Time of Merger II shall be in a form attached as Exhibit G attached hereto.

      1.5 Directors and Officers of Surviving Corporation; Board of Managers of Surviving Entity and Parent. As of the Effective Time of Merger I, the initial directors of Surviving Corporation I shall be as set forth on Schedule 1.5, each to hold office in accordance with the Certificate of Incorporation and Bylaws of Surviving Corporation I, and the initial officers of Surviving Corporation I shall be as set forth on Schedule 1.5, in each case until their respective successors are duly elected or appointed and qualified. The Board of Managers of the Surviving Entity immediately after the Effective Time of Merger II shall be the respective individuals who are directors of Surviving Corporation I immediately prior to the Effective Time of Merger II. The directors and officers of Parent as of the Effective Time of Merger I shall be as provided in Section
5.14 below.

      1.6 Effect on Capital Stock. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time of Merger I, by virtue of Merger I and without any action on the part of Parent, Merger Sub, Raven or the holders of any of the following securities:

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            (a) Conversion of Securities.

                (i) Raven Series D Preferred Stock.

                    (1) In accordance with the terms of the Restated Certificate of Incorporation of Raven, each holder of shares of Raven Series D Preferred Stock issued and outstanding immediately prior to the Effective Time of Merger I shall be entitled to receive, prior and in preference to any holder of Raven
Series A Preferred Stock, Raven Series B Preferred Stock, Raven Series C Preferred Stock or Raven Common Stock, an amount equal to two times (2X) the Original Issue Price of the Raven Series D Preferred Stock, plus any declared but unpaid dividends (the "Series D Preference Amount"), unless the amount distributable to the holders of Series D Preferred Stock shall be insufficient to permit the payment to such holders of the full Series D Preference Amount, in which case the entire amount legally available for distribution shall be distributed ratably among the holders of the Raven Series D Preferred Stock in proportion to the Series D Preferred Amount each such holder is otherwise entitled to receive. Each share of Raven Series D Preferred Stock issued and outstanding immediately prior to the Effective Time of Merger I (excluding any shares to be canceled pursuant to Section 1.6(b)) shall be canceled and extinguished and automatically converted, subject to Section 1.6(i), into the right to receive (i) 0.171284 share(s) (the "Exchange Ratio") of validly issued, fully paid and nonassessable shares of common stock of Parent, $0.01 par value per share ("Parent Common Stock"), subject to adjustment as set forth in this Agreement (the "Initial Merger Consideration"), and cash in lieu of any fractional shares of Parent Common Stock to be issued or paid in consideration therefor, and (ii) the right to receive a pro rata share of any release of shares of Parent Common Stock held in the Escrow Fund to the holders of Raven Series D Preferred Stock receiving Merger Consideration (the "Raven Stockholders") in accordance with Section 8.2 and the Escrow Agreement.

                    (2) Notwithstanding the foregoing, the number of Parent Common Shares to be issued to the Raven Stockholders is subject to the following adjustments: (i) If, on the date that is no later than fourteen (14) days prior to the estimated date of the Effective Time of Merger I, the total amount of cash, cash equivalents and marketable securities held by Parent, plus the amount of outstanding indebtedness of Raven to Parent under the Bridge Loan (such total being the "Actual Cash Balance") is less than Guaranteed Closing Cash Balance, as defined below, then the number of shares of Parent Common Stock to be issued to the Raven Stockholders as provided in Section 1.6(a)(i)(1) above shall be increased by an amount equal to the quotient obtained by dividing (A) the amount by which the Actual Cash Balance is less than the Guaranteed Closing Cash Balance by (B) the Parent Share Value; provided that in no event shall any increase to the number of shares of Parent Common Stock to be issued to the Raven Stockholders result in the number of shares of Parent Common Stock issuable to Raven Stockholders in Merger I representing more than 49.99% of the number of shares of Parent Common Stock outstanding as of immediately prior to the Effective Time of Merger I; (ii) if, immediately prior to the Effective Time of Merger I, the fees, expenses, liabilities and obligations incurred by Raven in connection with the transactions contemplated by this Agreement, including without limitation those owing to current and former Raven employees, directors and consultants relating to retention, severance and bonuses payable as of the Closing pursuant to agreements between Raven and such Raven employees, directors and consultants, and required to be paid in cash exceeds the amount of cash held by Raven (other

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than cash  provided  under the Bridge Loan  Agreement  between Raven and Parent)
immediately prior to the Effective Time of Merger I (such deficiency being a "Cash Deficiency Amount"), then the number of shares of Parent Common Stock to be issued to the Raven Stockholders as provided in Section 1.6(a)(i)(1) above shall be decreased by an amount equal to the quotient obtained by dividing (A) the Cash Deficiency Amount by (B) the Parent Share Value; and (iii) if, on the date that is three days after the Parent Stockholders meeting at which Merger I is approved, the full amount of the "Commitments" under that certain Note Purchase Agreement dated November 12, 2007 by and among Raven and the parties thereto ("Note Purchase Agreement") has not been funded and received by Raven in accordance with the terms thereof, then the Exchange Ratio to be used on Section 1.6(a)(i)(1) shall be changed to 0.07569. For purposes of this agreement, "Guaranteed Closing Cash Balance" shall be $64,000,000 if the Effective Time of Merger I occurs on or before March 31, 2008. Should the Effective Time of Merger I occur later than March 31, 2008, the Guaranteed Closing Cash Balance shall be reduced by $50,000 per day. For purposes of this Agreement, "Parent Share Value" shall mean the average of the last sale prices of the Parent Common Stock quoted on the "Pink Sheets" for the ten (10) trading days ending on the trading day immediately preceding the date of this Agreement.

                (ii) Other Series of Raven Preferred Stock and Raven Common Stock. Each share of Raven Series A Preferred Stock, Raven Series B Preferred Stock, Raven Series C Preferred Stock and Raven Common Stock issued and outstanding immediately prior to the Effective Time of Merger I shall, by virtue of Merger I, be canceled and extinguished without any conversion thereof and without payment of any consideration therefor and cease to exist, all in accordance with the Restated Certificate of Incorporation of Raven as a result of the allocation of the Merger Consideration to the liquidation preference of the Series D Preferred Stock as set forth therein.

            (b) Cancellation. Each Share held in the treasury of Raven and each Share owned by Parent or by any direct or indirect wholly owned subsidiary of Raven or Parent immediately prior to the Effective Time of Merger I shall, by virtue of Merger I and without any action on the part of the holder thereof, cease to be outstanding, be canceled and extinguished without any conversion thereof and without payment of any consideration therefor and cease to exist.

            (c) Capital Stock of Merger Sub I. Each share of common stock, par value $0.001 per share, of Merger Sub I issued and outstanding immediately prior to the Effective Time of Merger I shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, $0.001 par value per share, of Surviving Corporation I. Each stock certificate of Merger Sub I evidencing ownership of any such shares shall, as of the Effective Time of Merger I, evidence ownership of such shares of common stock of Surviving Corporation I.

            (d) Restricted Stock. At the Effective Time of Merger I, those shares of Raven Common Stock subject to vesting or other restrictions shall fully vest and any restrictions and rights of repurchase thereon fully lapse.

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

            (e) Warrants. All warrants to purchase Raven Series D Preferred Stock (the "Series D Warrants") outstanding as of the Effective Time of Merger I shall be assumed by Parent and shall continue to have, and be subject to, the same terms and conditions as are in effect immediately prior to the Effective Time of Merger I, except that such Series D Warrants shall be exercisable for that number of whole shares of Parent Common Stock equal to the product (rounded down to the nearest whole number of shares of Parent Common Stock, with no cash being payable for any fractional share eliminated by such rounding) of (i) the number of shares of Raven Series D Preferred Stock that were issuable upon exercise of such Series D Warrant immediately prior to the Effective Time of Merger I and (ii) the Exchange Ratio, and the per share exercise price of each such Series D Warrant shall be adjusted by dividing (A) the per share exercise price of such Series D Warrant immediately prior to the Effective Time of Merger I by (B) the Exchange Ratio.

            (f) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully (i) the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Raven Series D Preferred Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Raven Series D Preferred Stock occurring after the date hereof and prior to the Effective Time of Merger I, and (ii) any change in the number of shares of Series D Preferred Stock outstanding as of immediately prior to the Effective Time of Merger I from 188,470,593.

            (g) Fractional Shares. No fraction of a share of Parent Common Stock will be issued, but in lieu thereof each holder of Raven Series D Preferred Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall receive from Parent an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (i) such fraction, multiplied by (ii) the applicable price per share calculated in accordance with Section 1.6(a).

            (h) Dissenting Shares. Any holder of shares of Raven Common Stock or Raven Preferred Stock issued and outstanding immediately prior to the Effective Time of Merger I with respect to which dissenters' rights, if any, are available by reason of Merger I pursuant to Section 262 of Delaware Law and/or Chapter 13 of the California General Corporation Law (the "CGCL") who has not voted in favor of Merger I or consented thereto in writing and who complies with Section 262 of Delaware Law and/or Chapter 13 of the CGCL ("Dissenting Shares") shall not be entitled to receive any portion of the Merger Consideration pursuant to this Article 1, unless such holder fails to perfect, effectively withdraws or loses its dissenters' rights under Delaware Law and/or the CGCL. Such holder shall be entitled to receive only such rights as are granted under Section 262 of Delaware Law and/or Chapter 13 of the CGCL. If any such holder fails to perfect, effectively withdraws or loses such dissenters' rights under Delaware Law and/or the CGCL, as applicable, such Dissenting Shares shall thereupon be deemed to have been converted as of the Effective Time of Merger I into the right to receive the Merger Consideration to which such shares of Raven Common Stock or Raven Preferred Stock are entitled pursuant to this Article 1, if any, without interest. Prior to the Effective Time of Merger I, Raven shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing. Any payments made with respect to Dissenting Shares shall be made solely by the Surviving Entity, and no funds or other property have been or shall be provided by Parent, Merger Sub I or Merger Sub II for such payment.

      1.7 Escrow Escrow.


                (i) At the Effective Time of Merger I, to provide funds for the satisfaction of any claims for indemnification made by Parent Indemnified Persons pursuant to Article 8 of this Agreement, Parent shall deliver 10% of the shares of Parent Common Stock to which each Raven Stockholder (each, an "Escrow Participant" and collectively, the "Escrow Participants") is entitled pursuant to this Article 1 (collectively, the "Escrow Amount") to an escrow account (the "Escrow Account") to be established by Parent with U.S. Bank (the "Escrow Agent"), to be held by the Escrow Agent pursuant to the terms of the escrow agreement set forth as Exhibit D attached hereto (the "Escrow Agreement").

                (ii) The certificate representing the Escrow Shares shall be retained in the Escrow Account until released pursuant to Section 1.7(b) below. During the period in which the Escrow Amount is retained in the Escrow Account, the Escrow Amount will be held for the benefit of the registered holders of the Escrow Amount, and such registered holders shall be entitled to vote the Escrow Shares and to receive the economic benefit of any dividends paid with respect to the Escrow Shares as provided in the Escrow Agreement. From and after the Effective Time of Merger I, unless and until it is determined that a Parent Indemnified Person is entitled to retain the Escrow Shares in respect of indemnification claims, the Escrow Shares shall appear as issued and outstanding on the balance sheet of Parent.

            (b) Release of Escrow.

                (i) Within five (5) Business Days following the Expiration Date, in accordance with the terms of the Escrow Agreement, the Escrow Agent shall distribute to the Escrow Participants, at their respective addresses and in proportion to their respective Pro Rata Amount set forth on the Closing Consideration Exhibit to the Escrow Agreement, any Escrow Shares deposited into the Escrow Account pursuant to this Section 1.7 less (i) the number of Escrow Shares paid to Parent in satisfaction of indemnification claims made by Parent prior to the Expiration Date pursuant to Article 8 hereof, and (ii) a number of Escrow Shares which the Escrow Agent shall retain equal to the aggregate amount of indemnification claims made by Parent pursuant to Article 8 hereof which shall be outstanding and unresolved (the "Aggregate Outstanding Claims"), or, in the event that the Aggregate Outstanding Claims exceed the remaining number of Escrow Shares, all remaining Escrow Shares (such number of retained Escrow Shares and such number of retained Escrow Shares as such amount and number may be further reduced after the Expiration Date by distributions to the Escrow Participants by Parent pursuant to Article 8 hereof and amounts paid to Parent in satisfaction of indemnification claims made by Parent prior to the Expiration Date pursuant to Article 8 hereof, the "Retained Escrow Consideration").

                (ii) In the event and to the extent that after the Expiration Date any outstanding indemnification claim made by a Parent Indemnified Person pursuant to Article 8 hereof is resolved against such Parent Indemnified Person (or is resolved in favor of a Parent Indemnified Person but in a smaller amount than originally retained by the Escrow Agent on behalf of Parent), the Escrow Agent shall deliver to the Escrow Participants, at their respective addresses and in proportion to their respective Pro Rata Amount set forth on the Closing Consideration Exhibit to the Escrow Agreement, an amount of the Retained Escrow Consideration corresponding to the amount of the outstanding indemnification claim resolved against such Parent Indemnified Person (or, in the case where the indemnification claim is resolved in favor of a Parent Indemnified Person but in a smaller amount than originally retained by Parent, the difference between the amount resolved in favor of such Parent Indemnified Person and the amount originally retained), unless the remaining Aggregate Outstanding Claims would exceed the Retained Escrow Consideration after such distribution, in which case the Escrow Agent shall retain in the Escrow Account a number of Escrow Shares equal in value to the amount of the remaining Aggregate Outstanding Claims.

            (c) Escrow Participant Representative.

                (i) Shareholder Representative Services, LLC is hereby appointed and constituted the "Escrow Participant Representative" under this Agreement, and as such shall serve as agent for and have all powers as attorney-in-fact of each Escrow Participant, for and on behalf of each Escrow Participant, to take the following actions in connection with the negotiation, settlement and compromise of indemnification claims pursuant to Article 8 of this Agreement and the release of the Escrow Amount in connection therewith: to give and receive notices of communications; to agree to, negotiate or enter into settlements and compromises of and comply with orders of courts with respect to any disputes involving any claims made by Parent Indemnified Persons or the Escrow Participants under this Agreement; to sign receipts, consents or other documents to effect any of the transactions contemplated by this Agreement; and to take all actions necessary or appropriate in the judgment of the Escrow Participant Representative in connection with the foregoing. In no event shall the consent of any Escrow Participant be required for the Escrow Participant Representative to settle or compromise any claim or dispute on behalf of the Escrow Participants.

                (ii) If the Escrow Participant Representative elects to resign as Escrow Participant Representative for any reason, the Escrow Participant Representative shall notify Parent of its intent to resign, and Escrow Participants representing at least a majority of the aggregate Escrow Shares shall, by written notice to Parent, appoint a successor Escrow Participant Representative within five (5) Business Days after receiving notice of such resignation. Escrow Participants representing at least a majority of the aggregate Escrow Amount may, at any time, by written notice to Parent, appoint a replacement Escrow Participant Representative.

                (iii) Notice or communications to or from the Escrow Participant Representative pursuant to this Section 1.7 given in accordance with Section 9.1 hereof shall constitute notice to or from each of the Escrow Participants.

                (iv) A decision, act, consent or instruction of the Escrow Participant Representative pursuant to this Section 1.8 shall constitute a decision, act, consent or instruction of each and all of the Escrow Participants, and shall be final, binding and conclusive upon each and all of the Escrow Participants, and Parent shall be entitled to rely upon any decision, act, consent or instruction of the Escrow Participant Representative as being the decision, act, consent or instruction of each and all of the Escrow Participants, and Parent shall be relieved from any liability to any Person for any acts done by it in accordance with such decision, act, consent or instruction.

                (v) The Escrow Participant Representative shall promptly notify each Escrow Participant in the event of any decision, act, consent or instruction of the Escrow Participant Representative pursuant to this Section 1.7(c). Each Escrow Participant, severally in proportion to its respective Pro Rata Amount and not jointly, with right of contribution among them, shall indemnify and hold harmless the Escrow Participant Representative with respect to any claim, loss, damage, cost and liability against such Escrow Participant Representative, including without limitation reasonable attorneys' fees and costs, arising from any decision, act, inaction, consent or instruction of such Escrow Participant Representative pursuant to this Section 1.7(c) from out of the Escrow Account, unless and to the extent that such claim arises from such Escrow Participant Representative's gross negligence or willful misconduct. The Escrow Participant Representative shall not be liable to any Raven Stockholder for any act done or omitted hereunder as Escrow Participant Representative except to the extent the Escrow Participant Representative has acted with gross negligence or willful misconduct.

                (vi) The Escrow Participant Representative shall have no duties or responsibilities except those expressly set forth herein and in the Escrow Agreement. The Escrow Participant Representative may consult with its own counsel. Any fees and expenses incurred by the Escrow Participant Representative shall be reimbursable by the Raven Stockholders through the Escrow Account. The Escrow Participant Representative may rely on any notice, instruction, certificate, statement, request, consent, confirmation, agreement or other instrument which it reasonably believes to be genuine and to have been signed or presented by a proper Person or Persons.

      1.8 Exchange of Certificates.

          (a) Exchange Agent. Parent shall supply, or shall cause to be supplied, to or for the account of a bank or trust company designated by Parent (the "Exchange Agent"), in trust for the benefit of the holders of Raven Series D Preferred Stock, for exchange in accordance with this Section 1.8, through the Exchange Agent, certificates evidencing the Parent Common Stock constituting the Initial Merger Consideration and issuable pursuant to this Agreement in exchange for outstanding Shares.

          (b) Exchange Procedures. Promptly following the Effective Time of Merger I, Parent will instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time of Merger I evidenced outstanding Shares (the "Certificate(s)") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificate(s) shall pass, only upon proper delivery of the Certificate(s) to the Exchange Agent and shall be in such form and have such other provisions as Parent and Raven may mutually agree) and (ii) instructions to effect the surrender of the Certificate(s) in exchange for the certificates evidencing shares of Parent Common Stock and, in lieu of any fractional shares thereof, cash. The letter of transmittal shall also specify that the Raven Stockholder, by executing the letter of transmittal and surrendering the Certificate(s) in connection with Merger I, agrees to the appointment of the Escrow Participant Representative.

Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be reasonably required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (A) certificate(s) evidencing that number of whole shares of Parent Common Stock which such holder has the right to receive in accordance with the Exchange Ratio in respect of the Shares formerly evidenced by such Certificate, if any, (B) any dividends or other distributions to which such holder is entitled pursuant to
Section 1.6(g), (C) the right to receive a pro rata share of any distribution to the Raven Stockholders as of the Effective Time of Merger I pursuant to Section
8.2 hereof and the Escrow Agreement, if any, and (D) cash in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to
Section 1.6(h), if any (the rights to receive such shares of Parent Common Stock, dividends, distributions and cash described in these clauses (A) through
(D), being, collectively, the "Merger Consideration"), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of Raven as of the Effective Time of Merger I, Parent Common Stock and cash may be issued and paid in accordance with this Article I to a transferee if the Certificate evidencing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer pursuant to this Section 1.8(b) and by evidence that any applicable stock transfer taxes have been paid. Until so surrendered, each outstanding Certificate that, prior to the Effective Time of Merger I, represented Shares will be deemed from and after the Effective Time of Merger I, for all corporate purposes, other than the payment of dividends, to evidence the right to receive the Merger Consideration.

          (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time of Merger I, with respect to Parent Common Stock with a record date after the Effective Time of Merger I, shall be paid to the holder of any unsurrendered Certificate until the holder of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time of Merger I theretofore paid with respect to such whole shares of Parent Common Stock.

          (d) Transfers of Ownership. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any person designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

          (e) No  Liability.  Notwithstanding  anything to the  contrary in this
Section 1.8, neither Parent nor Raven shall be liable to any holder of Raven Series D Preferred Stock or Parent Common Stock for any Merger Consideration (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (f) Withholding Rights. Parent, the Surviving Entity and the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Shares, such amounts as Parent, the Surviving Entity or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local, provincial or foreign tax law. To the extent that amounts are so withheld and remitted to the appropriate Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Parent, the Surviving Entity or the Exchange Agent.

      1.9 Stock Transfer Books. Subject to Section 1.8(b), at the Effective Time of Merger I, the stock transfer books of Raven shall be closed, and there shall be no further registration of transfers of Raven Common Stock or Raven Preferred Stock thereafter on the records of Raven.

      1.10 No Further Ownership Rights in Raven Stock. The Merger Consideration delivered upon the surrender for exchange of Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares, and there shall be no further registration of transfers on the records of the Surviving Entity of Shares which were outstanding immediately prior to the Effective Time of Merger I. If, after the Effective Time of Merger I, Certificates are presented to the Surviving Entity for any reason, they shall be canceled and exchanged as provided in this Article I.

      1.11 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit (with indemnity) of that fact by the holder thereof, such shares of Parent Common Stock and cash in lieu of fractional shares as may be required pursuant to Section 1.6. The parties shall cooperate and use reasonable efforts to identify and obtain all Certificates to be exchanged, and to finalize the letter of transmittal to be provided to the Exchange Agent, prior to the Effective Time.

      1.12 Tax Consequences. It is intended by the parties hereto that Merger I and Merger II shall be treated as a single integrated transaction and shall constitute a reorganization within the meaning of Section 368(a) of the Code. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a).

      1.13 Taking of Necessary Action; Further Action. Each of Parent and Raven in good faith will take all such commercially reasonable and lawful action as may be necessary or appropriate in order to effectuate Merger I in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time of Merger I, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Entity with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Raven, the Board of Managers of the Surviving Entity is fully authorized in the name of the company or otherwise to take, and will take, all such lawful and necessary action.

      1.14 Effect of Merger II. By virtue of Merger II and without any further action on the part of Parent, Merger Sub II or Surviving Corporation I, (i) each membership interest of Merger Sub II outstanding immediately prior to Merger II shall be unchanged and shall remain issued and outstanding and (ii) each share of common stock of Surviving Corporation I outstanding prior to Merger II shall be cancelled without consideration and shall cease to be an outstanding share of Surviving Corporation I stock.

      1.15 Material Adverse Effect.

           (a) When used in this Agreement with respect to Raven, the term "Material Adverse Effect" means any change or effect that, individually or in the aggregate, is or would reasonably be expected to be, materially adverse to the business, assets (including intangible assets), condition (financial or otherwise) or results of operations, taken as a whole, of Raven or on the ability of Raven to complete the Closing pursuant to the terms hereof and/or comply with its obligations hereunder, in each case excluding any change or effect arising from or relating to any action taken by Raven at Parent's written request; provided, however, that none of the following shall be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect with respect to Raven: (i) changes in prevailing economic or market conditions in the United States, which changes or developments do not disproportionately affect Raven relative to other participants in the biotechnology industry in any material respect; (ii) changes or developments in the biotechnology industry generally, which changes or developments do not disproportionately affect Raven relative to other participants in the biotechnology industry in any material respect; (iii) changes or developments in financial or securities markets or in connection with general economic, political or regulatory conditions, which changes do not disproportionately affect Raven in any material respect; (iv) any adverse effect resulting from or relating to any change in applicable laws or regulations or accounting requirements or principles; (v) the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby; or (vi) hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing or underway as of the date hereof. In addition, a Raven Material Adverse Effect will not include a loss of employees that occurs as a result of the announcement of this Agreement or the pendency of the transactions contemplated in this Agreement that would not reasonably be expected either to (x) materially delay the development of RAV12, Raven's pre-clinical drug candidates in development as of the date of this Agreement, and/or Raven's research and development collaboration activities as of the date of this Agreement, or (y) to materially impair Raven's ability to develop its core technologies or intellectual property.

           (b) When used in this Agreement with respect to Parent, the term "Material Adverse Effect" means any change or effect that, individually or in the aggregate, is or would reasonably be expected to be, materially adverse to the business, assets (including intangible assets), condition (financial or otherwise) or results of operations, taken as a whole, of Parent or on the ability of Parent, as the case may be, to complete the Closing pursuant to the terms hereof and/or comply with its obligations hereunder, in each case excluding any change or effect arising from or relating to any action taken by Parent at Raven's written request; provided, however, that none of the following shall be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect with respect to Parent (i) changes in prevailing economic or market conditions in the United States, which changes or developments do not disproportionately affect Parent relative to other participants in the biotechnology industry in any material respect; (ii) changes or developments in the biotechnology industry generally, which changes or developments do not disproportionately affect Parent relative to other participants in the biotechnology industry in any material respect; (iii) changes or developments in financial or securities markets or in connection with general economic, political or regulatory conditions, which changes do not disproportionately affect Parent in any material respect; (iv) any adverse effect resulting from or relating to any change in applicable laws or regulations or accounting requirements or principles; (v) the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby; or (vi) hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing or underway as of the date hereof.

                                   ARTICLE 2

                     REPRESENTATIONS AND WARRANTIES OF RAVEN

Raven hereby represents and warrants to Parent that, except as set forth in the written disclosure schedule delivered by Raven to Parent (it being understood that any such exception shall be deemed to qualify the section or subsection of this Agreement to which it corresponds in number and each other section or subsection to which the relevance of such disclosure is reasonably apparent on its face) (the "Raven Disclosure Schedule"):

      2.1 Organization of Raven. Each of Raven and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would reasonably be expected to have a Material Adverse Effect on Raven. Raven has made available to Parent a true and complete list of all of Raven's subsidiaries, together with the jurisdiction of incorporation of each subsidiary. Raven made available a true and correct copy of the Certificate of Incorporation and Bylaws of Raven and similar governing instruments of each of its subsidiaries, each as amended to date, to counsel for Parent.

      2.2 Capital Structure. The authorized capital stock of Raven consists of 447,000,000 shares of Common Stock, par value $0.001 per share, of which there are 22,225,614 shares issued and outstanding as of the date of this Agreement and 254,834,607 shares of Preferred Stock, par value $0.001 per share, of which 2,305,000 shares have been designated Series A Preferred Stock, 12,420,760 shares have been designated Series B Preferred Stock, 51,638,254 shares have been designated Series C Preferred Stock and 188,470,593 shares have been designated as Series D Preferred Stock, and 2,305,000 shares of Series A Preferred Stock,

12,420,760 shares of Series B Preferred Stock, 51,638,254 shares of Series C Preferred Stock, and 164,599,208 shares of Series D Preferred Stock are issued and outstanding as of such date. No shares of capital stock are held in Raven's treasury. All outstanding shares of Raven Common Stock and Raven Preferred Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of Raven or any agreement or document to which Raven is a party or by which it is bound, and were issued in compliance with all applicable federal and state securities laws. As of the date hereof, Raven has reserved an aggregate of 4,636,387 shares of Common Stock, net of exercises, for issuance to employees, consultants and non-employee directors pursuant to the Raven Stock Option Plan, under which stock options (the "Raven Options") are outstanding for an aggregate of 44,123,643 shares. All shares of Raven Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and non-assessable. Section
2.2 of the Raven Disclosure Schedule lists each holder of Raven Common Stock and Raven Preferred Stock, each outstanding option and warrant to acquire shares of Raven Common Stock or Raven Preferred Stock, as applicable, the name of the holder of such option or warrant, the number of shares subject to such option or warrant, the exercise price of such option or warrant, the number of shares as to which such option or warrant will have vested at such date, the vesting schedule and termination date of such option or warrant and whether the exercisability of such option or warrant will be accelerated in any way by the transactions contemplated by this Agreement or for any other reason, indicating the extent of acceleration, if any.

      2.3  Obligations  with  Respect to Capital  Stock.  Except as set forth in
Section 2.3 of the Raven Disclosure Schedule, there are no equity securities of any class of Raven, or any securities exchangeable or convertible into or exercisable for such equity securities, authorized, issued, reserved for issuance or outstanding. Except for securities Raven owns, directly or indirectly through one or more subsidiaries, there are no equity securities of any class of any subsidiary of Raven, or any security exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in Section 2.3 of the Raven Disclosure Schedule, there are no options, warrants, equity securities, calls, rights (including preemptive rights), commitments or agreements of any character to which Raven or any of its subsidiaries is a party or by which it is bound obligating Raven or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or to repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock of Raven or any of its subsidiaries or obligating Raven or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. Except as set forth on Section 2.3 of the Raven Disclosure Schedule, there are no registration rights and, to the knowledge of Raven, there are no voting trusts, proxies or other agreements or understandings with respect to any equity security of any class of Raven or with respect to any equity security of any class of any of its subsidiaries.

      2.4 Authority.

          (a) Raven has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Raven, and the filing and recordation of the Certificate of Merger pursuant to Delaware Law in a form reasonably agreed to by the parties. This Agreement has been duly executed and delivered by Raven and, assuming the due authorization, execution and delivery by Parent, constitutes the valid and binding obligation of Raven, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement by Raven does not, and the performance of this Agreement will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of Raven or the equivalent organizational documents of any of its subsidiaries, (ii) subject to obtaining the approval of Raven's stockholders of Merger I as contemplated in Section 5.2 and compliance with the requirements set forth in Section 2.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Raven or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Raven's rights or alter the rights of obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Raven or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Raven or any of its subsidiaries is a party or by which Raven or any of its subsidiaries or its or any of their respective properties are bound or affected, except to the extent such conflict, violation, breach, default, impairment or other effect would not, in the case of the provisions of this clause (iii), reasonably be expected to have a Material Adverse Effect or prevent or materially delay the consummation of Merger I or other transactions contemplated by this Agreement. Section 2.4 of the Raven Disclosure Schedule lists all material consents, waivers and approvals under any of Raven's or any of its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

          (b) No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Raven in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not be reasonably expected to have a Material Adverse Effect on Raven or Parent or be reasonably expected to have a material adverse effect on the ability of the parties to consummate Merger I.

      2.5 Section 203 of the Delaware General Corporation Law Not Applicable. The Board of Directors of Raven has taken all necessary actions so that the restrictions contained in Section 203 of the Delaware General Corporation Law applicable to a "business combination" (as defined in Section 203) will not apply to the execution, delivery or performance of this Agreement or to the consummation of Merger I or the other transactions contemplated by this Agreement.

      2.6 Raven Financial Statements. The audited consolidated financial statements (including any related notes thereto) representing the financial condition of Raven as of December 31, 2004, December 31, 2005 and December 31, 2006 and the unaudited financial statements (including the notes thereto) representing the financial condition of Raven as of September 30, 2007 were prepared in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Raven and its subsidiaries as of the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements are subject to normal year-end adjustments which are not expected to be material in amount. Except as disclosed in Raven's audited consolidated financial statements (including the notes thereto) as of December 31, 2006 and the unaudited financial statements (including the notes thereto) as of September 30, 2007 (collectively, the "Raven Financials"), neither Raven nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Raven and its subsidiaries taken as a whole, except (i) liabilities incurred in connection with the transactions contemplated in this Agreement, which shall be paid and satisfied by Raven prior to the Effective Time of Merger I, (ii) liabilities described on Schedule 2.6 of the Raven Disclosure Schedule, or (iii) liabilities incurred following December 31, 2006 in the ordinary course of business consistent with past practices in both type and amount.

      2.7 Absence of Certain  Changes or Events.  Except as set forth in Section
2.7 of the Raven Disclosure Schedule, since December 31, 2006 through the date of this Agreement, Raven has conducted its business only in the ordinary course of business consistent with past practice, and there has not been: (i) any event that has had, or that would be reasonably expected to result in, a Material Adverse Effect on Raven, (ii) any material change by Raven in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, (iii) any revaluation by Raven of any of its assets having a Material Adverse Effect on Raven, or (iv) writing off of notes or accounts receivable other than in the ordinary course of business, or (v) other actions, events or occurrences that would have required the consent of Parent under subsections
(a),  (c),  (d),  (f),  (g), (i) clauses (ii) and (iv) only,  (k), (l) or (n) of
Section 4.1 of this Agreement had such action, event or occurrence taken place after the execution and delivery of this Agreement.

      2.8 Taxes.

          (a) As used in this Agreement, the terms "Tax" and "Taxes" mean all income, profits, gross receipts, environmental, customs duty, capital stock, sales, use, occupancy, value added, ad valorem, stamp, franchise, withholding, payroll, employment, unemployment, disability, excise, property, production and other taxes, duties or assessments of any nature imposed by any Governmental Entity (whether national, local, municipal or otherwise) or political subdivision thereof, together with all interest, penalties and additions imposed with respect to such Taxes and any interest in respect of such penalties or additions.

          (b) Each of the material returns, declarations, estimates, information statements or reports required to be filed with a Governmental Entity with respect to Taxes ("Tax Returns") by or with respect to Raven: (i) has been timely filed on or before the applicable due date (including any extensions of such due date) and (ii) is true and complete in all material respects. All material Taxes due and payable by Raven (whether or not shown to be due on filed Tax Returns) have been timely paid, except to the extent such amounts are being contested in good faith by Raven or are properly reserved for in the Raven Financials. There are no liens for Taxes on any asset of Raven other than liens for Taxes not yet due and payable.

          (c) All material Taxes that Raven has been required to collect or withhold have been duly collected or withheld and, to the extent required by applicable law when due, have been duly and timely paid to the proper Governmental Entity.

          (d) There has not been any audit, examination or other administrative or court proceeding for or relating to any liability in respect of Taxes by any Governmental Entity in respect of which Raven has received a written notice, and Raven has not been notified in writing by any Governmental Entity that any such audit, examination or other administrative or court proceeding involving Taxes is contemplated or pending. No extension of time with respect to any date on which a Tax Return was required to be filed by Raven is in force (except where such Tax Return was filed), and no waiver or agreement by or with respect to Raven is in force for the extension of time for the payment, collection or assessment of any Taxes, and no request has been made by Raven in writing for any such extension or waiver (except, in each case, in connection with any request for extension of time for filing Tax Returns). No claim has been made in writing to Raven by any Governmental Entity in a jurisdiction where Raven does not file Tax Returns that Raven is subject to taxation by that jurisdiction and, to Raven's knowledge, there are no facts or basis upon which any such claim could reasonably be made. No issues relating to any material amount of Taxes were raised by the relevant Governmental Entity in any completed audit or examination that would reasonably be expected to recur in a later taxable period.

          (e) The unpaid Taxes of Raven did not, as of the date of Raven's audited financial statements for the fiscal year ended December 31, 2006, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax items) set forth on the face of the balance sheet contained in such audited financial statements. Since the date of the most recent audited financial statements, Raven has not incurred any liability for Taxes outside of the ordinary course of business or otherwise inconsistent with past custom or practice.

          (f) Raven has not agreed, or will not be required, to make any adjustment for any period after the date of this Agreement pursuant to Section 481(a) of the Code by reason of any change in any accounting method made prior to the date hereof. There is no application pending with any Governmental Entity requesting permission for any such change in any accounting method of Raven, and the Internal Revenue Service has not issued in writing any pending proposal regarding any such adjustment or change in accounting method.

          (g) No closing agreements, private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into by Raven with any taxing authority or issued by any taxing authority to Raven. There are no outstanding rulings of, or request for rulings with, any Governmental Entity addressed to Raven that are, or if issued would be, binding on Raven.

          (h) Raven is not a party to any agreement with any third party relating to allocating or sharing the payment of, or liability for, Taxes or Tax benefits. Raven has no liability for the Taxes of any third party under Treasury Regulation ss.1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, by contract or otherwise (other than entities for which Raven is or was the common parent).

          (i) Raven is not a member of an affiliated group of corporations within the meaning of Section 1504 of the Code or of any group that has filed a combined, consolidated or unitary Tax return under state, local or foreign Tax law (other than a group the common parent of which is Raven).

          (j) Raven does not (i) own a single member limited liability company which is treated as a disregarded entity, and (ii) is not a stockholder of a "controlled foreign corporation" as defined in Section 957 of the Code.

          (k) Raven has not participated in a "listed transaction" within the meaning of Treasury Regulation Section 1.6011-4(b). Raven believes it has substantial authority for or has disclosed on its respective United States federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of United States federal income Tax within the meaning of Section 6662 of the Code.

          (l) Raven is not (and has not been for the five-year period ending at Closing) a "United States real property holding corporation" as defined in
Section 897(c)(2) of the Code and the applicable Treasury Regulations.

          (m) Raven does not have a permanent establishment in any country other than the United States, as defined in any applicable Tax treaty between the United States and such other country.

      2.9 Intellectual Property. For purposes of this Agreement, the following terms shall be defined as follows:


          (a) "IP Rights" means any and all of the following in any country or region: (A) Copyrights, Patent Rights, Trademark Rights, trade dress rights, domain name registrations, website addresses, trade secrets, technology licenses, know-how, confidential information, shop rights and all other intellectual and industrial property rights; and (B) the right (whether at law, in equity, by contract or otherwise) to enjoy or otherwise exploit any of the foregoing, including the right to sue for and seek remedies against past, present and future infringements of any or all of the foregoing or injury to the good will therein, to institute and prosecute all suits and proceedings and take all actions that may be necessary or proper to collect, assert or enforce any claim, right or title of any kind in and to any and all of the foregoing under the laws of any jurisdiction worldwide.

          (b) "Copyrights" means all copyrightable and copyrighted works, registered or unregistered, published or unpublished, including without limitation databases and other compilations of information and all categories of works eligible for protection under U.S. and international copyright law, including rights of authorship, exclusive ownership, of attribution and integrity, and include exclusive rights to use, copy, publish, reproduce, distribute, perform, display sell, assign, adapt, create derivative works, import, export, and transmit, as well as exclusive rights to register, seek registration, obtain renewals and extensions of registrations, together with all other rights and interests accruing under U.S. and international copyright law.

          (c) "Material Raven IP Rights" means all Raven IP Rights other than those which, individually or in the aggregate, are not material to the conduct of the current Raven business; provided, however, that all Raven IP Rights that relate directly to and are necessary for the development of the Raven Programs and Candidates shall constitute Material Raven IP Rights.

          (d) "Patent Rights" means all invention disclosure documents, issued patents, pending patent applications and abandoned patents and patent applications provided that they can be revived (which for purposes of this Agreement shall include utility models, design patents, industrial designs, certificates of invention and applications for certificates of invention and priority rights) in any country or region, including all provisional applications, substitutions, continuations, continuations-in-part, divisions, renewals, reissues, re-examinations and extensions thereof.

          (e) "Raven IP Rights" means all IP Rights owned solely or co-owned by Raven or in which Raven has any right, title or interest.

          (f) "Raven Programs and Candidates" means the drug discovery programs and platform technologies of Raven, including its cell line development and whole cell immunization technologies, conditioned cell immunization technology, antibody discoveries, and tumor stem cell discoveries, including identification, purification and testing development and technology, and the drug candidates which may be derived therefrom, including without limitation murine, chimeric and humanized Rav 12, Rav 13, Rav 14, Rav 15, Rav 17, Rav 18, Rav 19 antibodies. A "drug" as used in this section connotes any prophylactic and/or therapeutic composition.

          (g) "Trademark Rights" means all trademarks, service marks, domain names, web site addresses, intranet sites, trade dress, logos, trade names, corporate names, business identifiers, registered or unregistered, together with all translations, transliterations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, and all rights to register, seek registration, maintain and obtain renewals of registrations, together with all other rights and interests accruing under U.S. trademark law or the national or regional trademark laws of any applicable jurisdiction worldwide.

          (h) Part 1 of Section 2.9(b) of the Raven Disclosure Schedule lists all of the Patent Rights and all registered Trademark Rights (or Trademark Rights for which applications for registration have been filed) owned solely by Raven as of the date hereof, setting forth in each case the jurisdictions in which patents have been issued, patent applications have been filed, trademarks have been registered and trademark applications have been filed, along with the respective application, registration or filing number and prosecution status or subsequent registration activity thereof. Part 2 of Section 2.9(b) of the Raven Disclosure Schedule lists, as of the date hereof, all of the Patent Rights and all registered Trademark Rights (or Trademark Rights for which applications for registration have been filed) in which Raven has any co-ownership interest, other than those owned solely by Raven, setting forth in each case the jurisdictions in which patents have been issued, patent applications have been filed, trademarks have been registered and trademark applications have been filed, along with the respective application, registration or filing number and prosecution status or subsequent registration activity thereof. Part 3 of Section 2.9(b) of the Raven Disclosure Schedule lists, to the knowledge of Raven as of the date hereof, all of the material Patent Rights and all registered Trademark Rights (or Trademark Rights for which applications for registration have been filed) in which Raven has any right, title or interest (indicating where that right, title or interest is exclusive to Raven), other than those owned solely or co-owned by Raven.

          (i) Section 2.9(c) of the Raven Disclosure Schedule lists all oral and written contracts, agreements, licenses and other arrangements in effect as of the date of this Agreement under which any third party has licensed, granted or conveyed to Raven any right, title or interest in or to any Material Raven IP Rights, other than "shrink wrap" or "click through" license agreements accompanying widely available computer software that has not been modified or customized for Raven, or use licenses included in the purchase agreements for certain general consumables of Raven, including but not limited to PCR kits, assays and chemicals.

          (j) Section 2.9(d) of the Raven Disclosure Schedule lists all written contracts, agreements, licenses or other arrangements in effect as of the date of this Agreement under which Raven has licensed, granted or conveyed to any third party any right, title or interest in or to any Material Raven IP Rights.

          (k) Raven owns, co-owns or otherwise possesses legally enforceable rights to in and to all Material Raven IP Rights, free and clear of all liens, pledges, charges, leases, mortgages and other encumbrances (other than Permitted Encumbrances), and for Material Raven IP Rights owned or co-owned by Raven, also free and clear of exclusive licenses and non-exclusive licenses not granted in the ordinary course of business. Raven owns exclusively all IP Rights necessary for and comprising the Raven Programs and Candidates. No party is overtly challenging in writing to Raven the right, title or interest of Raven in, to or under the Material Raven IP Rights, or the validity, enforceability or claim construction of any Patent Rights owned or co-owned or exclusively licensed to Raven, and there is no opposition, cancellation, proceeding, written objection or written claim, pending in any court or with any regulatory body with regard to any Material Raven IP Rights and the Material Raven IP Rights are not subject to any outstanding order, judgment, decree or agreement adversely affecting Raven's use thereof or its rights thereto. To the knowledge of Raven, no valid basis exists for any of the foregoing challenges or claims.

          (l) Raven's current policies and procedures to protect and maintain the confidentiality of the proprietary know-how and trade secrets included in the Raven IP Rights are listed on Section 2.9(f) of the Raven Disclosure Schedule. Raven has taken all reasonable measures to protect and maintain the Raven IP Rights. All current and former officers and employees of, and consultants and independent contractors to, Raven who have contributed to the creation or development of any Material Raven IP Rights have assigned all such rights to Raven, and have executed and delivered to Raven an agreement (containing no exceptions or exclusions from the scope of its coverage) regarding the protection of proprietary information and the assignment to Raven, of any IP Rights arising from services performed for Raven by such persons, the forms of which agreements and any individual material variations thereof have been made available in a data room for review by Parent or its advisors. To the knowledge of Raven, no current or former officers and employees of, or consultants or independent contractors to, Raven have breached any material term of any such agreements.

          (m) The conduct of the Current Raven Business does not infringe, constitute contributory infringement, inducement to infringe, misappropriation or unlawful use of any valid and enforceable IP Rights of any other person. "Current Raven Business" means all business related to the Raven Programs and Candidates. Raven has not received any oral or written claims for or notice of infringement, contributory infringement, inducement to infringe, misappropriation or unlawful use of any IP Rights of any other Person.

          (n) As of the date of this Agreement,  Raven has received no notice or
information   that  any  Material  Raven  IP  Rights  are  being   infringed  or
misappropriated by any third party.

          (o) Neither the execution, delivery or performance of this Agreement by Raven nor the consummation by Raven of the transactions contemplated by this Agreement will contravene, conflict with or result in any limitation on Raven's right, title or interest in or to any Raven IP Rights.

      2.10 Compliance; Permits; Restrictions.

          (a) Except for any conflicts, defaults or violations which would not reasonably be expected to have a Material Adverse Effect on Raven, neither Raven nor any of its subsidiaries is in conflict with, or in default or violation of
(i) any law, rule, regulation, order, judgment or decree applicable to Raven or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Raven or any of its subsidiaries is a party or by which Raven or any of its subsidiaries or its or any of their respective properties is bound or affected. No investigation or review by any governmental or regulatory body or authority is pending or, to the knowledge of Raven, threatened against Raven or its subsidiaries, nor, to Raven's knowledge, has any governmental or regulatory body or authority indicated an intention to conduct the same.

          (b) Except where the failure to hold a permit, license, variance, exemption, order or approval from governmental authorities would be reasonably expected to have a Material Adverse Effect on Raven, Raven and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are necessary to the operation of the business of Raven and its subsidiaries taken as a whole (collectively, the "Raven Permits"). Raven and its subsidiaries are in compliance with the terms of the Raven

Permits, except where the failure to so comply would not have a Material Adverse Effect on Raven. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to the knowledge of Raven, threatened, which seeks to revoke or limit any Raven Permit. A true, complete and correct list of the Raven Permits is set forth in Section 2.10(b) of the Raven Disclosure Schedule, which further sets forth all material consents required to be obtained in order for such Raven Permits to continue in place or to be available to the Surviving Entity immediately following the Closing.

          (c) All biological and drug products being manufactured, distributed or developed by or on behalf of Raven ("Raven Pharmaceutical Products") that are subject to the jurisdiction of the Food and Drug Administration ("FDA") are being manufactured, labeled, stored, tested, distributed, and marketed in compliance in all respects with all applicable requirements under the Federal Food, Drug, and Cosmetic Act ("FDCA"), the Public Health Service Act, their applicable implementing regulations, and all comparable state laws and regulations, except as would not reasonably be expected to have a Material Adverse Effect on Raven.

          (d) All clinical trials conducted by or on behalf of Raven have been, and are being conducted in compliance with the applicable requirements of Good Clinical Practice, Informed Consent, and all applicable requirements relating to protection of human subjects contained in 21 CFR Parts 50, 54, and 56, except as would not reasonably be expected to have a Material Adverse Effect on Raven.

          (e) All manufacturing operations for drug products conducted by or for the benefit of Raven have been and are being conducted in accordance with the FDA's current Good Manufacturing Practices for drug and biological products, except as would not reasonably be expected to have a Material Adverse Effect on Raven. In addition, Raven is in compliance with all applicable registration and listing requirements set forth in 21 U.S.C. Section 360 and 21 CFR Part 207 and all similar applicable laws and regulations, except as would not reasonably be expected to have a Material Adverse Effect on Raven.

          (f) Neither Raven nor any representative of Raven, nor to the knowledge of Raven, any of its licensees or assignees of Raven IP Rights has received any notice that the FDA or any other Governmental Entity has initiated, or threatened to initiate, any action to suspend any clinical trial, suspend or terminate any Investigational New Drug Application sponsored by Raven or otherwise restrict the preclinical research on or clinical study of any Raven Pharmaceutical Product or any biological or drug product being developed by any licensee or assignee of Raven IP Rights based on such intellectual property, or to recall, suspend or otherwise restrict the manufacture of any Raven Pharmaceutical Product.

          (g) Neither Raven nor, to the knowledge of Raven, any of its officers, key employees, agents or clinical investigators acting for Raven, has committed any act, made any statement or failed to make any statement that would reasonably be expected to provide a basis for the FDA to invoke its policy with respect to "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities" set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereof. Additionally, neither Raven, nor to the knowledge of Raven, any officer, key employee or agent of Raven has been convicted of any crime or engaged in any conduct that would reasonably be expected to result in (i) debarment under 21 U.S.C. Section 335a or any similar state law or (ii) exclusion under 42 U.S.C. Section 1320a-7 or any similar state law or regulation.

          (h) All animal studies or other preclinical tests performed in connection with or as the basis for any regulatory approval required for the Raven Pharmaceutical Products (1) either (x) have been conducted in accordance, in all material respects, with applicable Good Laboratory Practice requirements contained in 21 CFR Part 58, or (y) were not required to be conducted in accordance with Good Laboratory Practice requirements contained in 21 CFR Part 58 and (2) have employed the procedures and controls generally used by qualified experts in animal or preclinical study of products comparable to those being developed by Raven.

          (i) Raven has made available to Parent copies of any and all notices of inspectional observations, establishment inspection reports and any other documents received from the FDA, that indicate or suggest lack of compliance with the regulatory requirements of the FDA. Raven has made available to Parent for review all correspondence to or from the FDA, minutes of meetings, written reports of phone conversations, visits or other contact with the FDA, notices of inspectional observations, establishment inspection reports, and all other documents concerning communications to or from the FDA, or prepared by the FDA or which bear in any way on Raven's compliance with regulatory requirements of the FDA, or on the likelihood of timing of approval of any Raven Pharmaceutical Products.

          (j) Raven has not been notified in writing of any proceedings pending with respect to a violation by Raven of the FDCA, FDA regulations adopted thereunder, the Controlled Substance Act or any other legislation or regulation promulgated by any other United States governmental entity.

      2.11 Litigation. Except as set forth in Section 2.11 of the Raven Disclosure Schedule, as of the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which Raven or any of its subsidiaries has received any notice of assertion. There are not any overtly threatened actions, suits, proceedings, claims for arbitration or investigations against Raven or any of its subsidiaries which would reasonably be expected to have a Material Adverse Effect on Raven.

      2.12 Brokers' and Finders' Fees. Except as set forth in Section 2.12 of the Raven Disclosure Schedule, Raven has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

      2.13 Employee Benefit Plans.

          (a) Section 2.13 of the Raven Disclosure Schedule sets forth, as of the date of this Agreement, a complete and accurate list of each plan, program, policy, practice, contract, agreement or other arrangement providing for employment, compensation, retirement, pension, deferred compensation, loans, severance, separation, relocation, repatriation, expatriation, visas, work permits, termination pay, performance awards, bonus, incentive, stock option, stock purchase, stock bonus, phantom stock, stock appreciation right, supplemental retirement, profit sharing, fringe benefits, cafeteria benefits, medical benefits, life insurance, disability benefits, accident benefits, salary continuation, accrued leave, vacation, sabbatical, sick pay, sick leave, unemployment benefits or other benefits, whether written or unwritten, including each "voluntary employees beneficiary association" ("VEBA"), under Section 501(c)(9) of the Code and each "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), in each case, for active, retired or former employees, directors or consultants, which is currently sponsored, maintained, contributed to, or required to be contributed to or with respect to which any material liability is reasonably expected to be borne by Raven or any trade or business (whether or not incorporated) that is or at any relevant time was treated as a single employer with Raven within the meaning of Section 414 of the Code (an "ERISA Affiliate"), (collectively, the "Raven Employee Plans"). Neither Raven nor, to the knowledge of Raven, any other person or entity, has made any commitment to modify, change or terminate any Raven Employee Plan, other than with respect to a modification, change or termination required by ERISA or the Code. There are no loans by Raven to any of its officers, employees, contractors or directors outstanding on the date hereof, except pursuant to loans under any Raven Employee Plan intended to qualify under Section 401(k) of the Code, and there have never been any loans by Raven subject to Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

          (b) Documents. Raven has made available to Parent true and complete copies of each of Raven Employee Plans and related plan documents, including trust documents, group annuity contracts, plan amendments, insurance policies or contracts, participant agreements, employee booklets, administrative service agreements, summary plan descriptions, compliance and nondiscrimination tests (including 401(k) and 401(m) tests) for the last three plan years, standard COBRA forms and related notices, registration statements and prospectuses and, to the extent still in its possession, any material employee communications relating thereto. With respect to each Raven Employee Plan that is subject to ERISA reporting requirements, Raven has made available in a data room for review by Parent copies of the Form 5500 reports filed for the last three (3) plan years. Raven has made available in a data room for review by Parent the most recent Internal Revenue Service determination or opinion letter issued with respect to each such Raven Employee Plan, and to Raven's knowledge, nothing has occurred since the issuance of each such letter that would reasonably be expected to cause the loss of the tax-qualified status of any Raven Employee Plan subject to Code Section 401(a). Raven has made available in a data room for review by Parent all filings made by Raven or any ERISA Affiliate of Raven with any Governmental Entity with respect to any Raven Employee Plan to the extent relevant to any ongoing obligation or liability of Raven, including any filings under the IRS' Employee Plans Compliance Resolution System Program or any of its predecessors or the Department of Labor Delinquent Filer Program.

          (c) Compliance. Each Raven Employee Plan is being, and has been, administered substantially in accordance with its terms and in material compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code). Raven and each ERISA Affiliate are not in material default under or material violation of, and have no knowledge of any material default or material violation by any other party to, any of Raven Employee Plans. Any Raven Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all currently effective amendments to the Code, and the corresponding related exemption of its trust from U.S. federal income taxation under Section 501(a) of the Code, if applicable, or has applied to the Internal Revenue Service for such favorable determination letter within the remedial amendment period under
Section 401(b) of the Code. None of Raven Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person. Raven has not engaged in, or participated in, any transaction which would be considered a non-exempt "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, and to Raven's knowledge, no other third-party fiduciary and/or party-in-interest has engaged in any such "prohibited transaction" with respect to any Raven Employee Plan. Neither Raven nor any ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any Raven Employee Plan. All contributions required to be made by Raven or any ERISA Affiliate to any Raven Employee Plan have been timely paid or accrued on Raven Balance Sheet, if required under GAAP. With respect to each Raven Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) has occurred, nor has any event described in Section 4062, 4063 or 4041 of ERISA occurred. Each Raven Employee Plan subject to ERISA has prepared in good faith and timely filed all requisite governmental reports, which were true and correct in all material respects as of the date filed, and has properly and timely filed and distributed or posted all notices and reports to employees required under ERISA to be filed, distributed or posted with respect to each such Raven Employee Plan. No suit, administrative proceeding or action has been brought, or to the knowledge of Raven is overtly threatened in communication with Raven, against or with respect to any such Raven Employee Plan, including any audit or inquiry by the Internal Revenue Service or the United States Department of Labor (other than routine claims for benefits arising under such plans). There has been no amendment to, or written interpretation or announcement by Raven or any ERISA Affiliate regarding any Raven Employee Plan that would materially increase the expense of maintaining such Raven Employee Plan above the level of expense incurred with respect to that plan for the fiscal year ended December 31, 2006. None of the assets of Raven or any ERISA Affiliate is, or may reasonably be expected to become, the subject of any lien arising under Section 302 of ERISA or Section 412(n) of the Code. All contributions and payments pursuant to Raven Employee Plans are deductible under Section 162 or 404 of the Code. No assets of any Raven Employee Plan are subject to a material amount of Tax as unrelated business taxable income under Section 511 of the Code, and no excise Tax could be imposed upon Raven under Chapter 43 of the Code. With respect to Raven Employee Plans, no event has occurred and, to the knowledge of Raven, there exists no condition or set of circumstances in connection with which Raven would reasonably expect to be subject to any material liability (other than for liabilities with respect to routine benefit claims) under the terms of, or with respect to, such Raven Employee Plans, ERISA, the Code or any other applicable law.

          (d) No Title IV or Multiemployer Plan. Neither Raven nor any ERISA Affiliate has ever maintained, established, sponsored, participated in or contributed to, or is obligated to contribute to, or otherwise incurred any obligation or liability (including any contingent liability) under, any
"multiemployer plan" (as defined in Section 3(37) of ERISA) or any "pension plan" (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA or
Section 412 of the Code. Neither Raven nor any ERISA Affiliate has, as of the date of this

Agreement,   any  actual  or  potential   withdrawal  liability  (including  any
contingent liability) for any complete or partial withdrawal (as defined in Sections 4203 and 4205 of ERISA) from any multiemployer plan.

          (e) No Self-Insured Plans. Neither Raven nor any ERISA Affiliate has ever maintained, established, sponsored, participated in or contributed to any self-insured plan that is governed by ERISA and that provides benefits to employees (including any such plan pursuant to which a stop-loss policy or contract applies).

          (f) COBRA, FMLA, HIPAA, Cancer Rights. With respect to each Raven Employee Plan, Raven is in material compliance with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the regulations thereunder or any state law governing health care coverage extension or continuation; (ii) the applicable requirements of the Family and Medical Leave Act of 1993 and the regulations thereunder; (iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"); and (iv) the applicable requirements of the Cancer Rights Act of 1998. Raven has no material unsatisfied obligations to any employees, former employees or qualified beneficiaries pursuant to COBRA, HIPAA or any state law governing health care coverage extension or continuation.

          (g) Section 409A. No payment pursuant to any Raven Employee Plan or other arrangement with respect to any "service provider" (as such term is defined in Section 409A of the Code and the United States Department of Treasury Regulations and IRS guidance thereunder), including the grant, vesting or exercise of any stock option, has subjected or will subject any person to tax pursuant to Section 409A(1) of the Code, whether pursuant to the consummation of the transactions contemplated by this Agreement or otherwise. All Raven Options have been appropriately authorized by the Board of Directors of Raven or an appropriate committee thereof, including approval of the option exercise price or the methodology for determining the option exercise price and the substantive option terms. Each Raven Option granted to an employee or other service provider that is subject to income tax under United States laws was granted at an exercise price not less than the fair market value of Raven's Common Stock as determined under Section 409A of the Code and the applicable United States Department of Treasury regulations as of the date the Raven Option was granted (within the meaning of United States Department of Treasury Regulation ss.1.409A-1(b)(5)(vi)(B)). No Raven Option has been designated by the Board of Directors of Raven, or the committee thereof which approved such Raven Option, to take effect on a date prior to the date of grant of such Raven Option (within the meaning of United States Department of Treasury Regulation ss.1.409A-1(b)(5)(vi)(B)), and neither the Board of Directors of Raven or any committee thereof has established the exercise price of any Raven Option following the designated date of grant of such Raven Option.

          (h) Effect of Transaction. The consummation of Merger I will not (i) entitle any current or former employee or other service provider of Raven or any ERISA Affiliate to severance benefits or any other payment (including unemployment compensation, golden parachute, bonus or benefits under any Raven Employee Plan), except as expressly provided in Section 2.13 of the Raven Disclosure Schedule; (ii) accelerate the time of payment or vesting of any such benefits or increase the amount of compensation due any such employee or service provider; (iii) result in the forgiveness of any indebtedness; (iv) result in any obligation to fund future benefits under any Raven Employee Plan; or (v) result in the imposition of any restrictions with respect to the amendment or termination of any of Raven Employee Plans. No benefit payable or that may become payable by Raven pursuant to any Raven Employee Plan in connection with the transactions contemplated by this Agreement or as a result of or arising under this Agreement shall constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) subject to the imposition of an excise Tax under Section 4999 of the Code or the deduction for which would be disallowed by reason of Section 280G of the Code. Each Raven Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time of Merger I in accordance with its terms, without material liability to Parent or Raven other than ordinary administration expenses typically incurred in a termination event.

          (i) Raven is not a party to any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Raven that, individually or in the aggregate, would reasonably be expected to give rise to the payment of any material amount that would be subject to the deductibility limits of Section 404 of the Code.

          (j) Raven does not sponsor, contribute to or have any liability with respect to any employee benefit plan, program or arrangement that provides benefits to non-resident aliens with no United States source income outside of the United States.

          (k) With respect to each Raven Employee Plan that is an "employee welfare benefit plan" within the meaning of Section 3(2) of ERISA, other than any health care reimbursement plan under Section 125 of the Code, all claims incurred (including claims incurred but not reported) by employees, former employees and their dependents thereunder for which Raven is, or will become, liable are (i) insured pursuant to a contract of insurance whereby the insurance company bears any risk of loss with respect to such claims, (ii) covered under a contract with a health maintenance organization (an "HMO") pursuant to which the HMO bears the liability for such claims, or (iii) reflected as a liability or accrued for on Raven Financial Statements for the fiscal year ended December 31, 2006.

      2.14 Absence of Liens and Encumbrances; Condition of Equipment. Raven and each of its subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all material tangible properties and assets, real, personal and mixed, necessary for use in its business, free and clear of any liens or encumbrances except as reflected in the Raven Financials and except for liens for Taxes not yet due and payable. Each such tangible asset is in a good state of maintenance and repair, free from material defects and in good operating condition (subject to normal wear and tear) and is suitable for the purposes for which it presently is used.

      2.15 Environmental Matters. Except as would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect on Raven:

          (a) Hazardous Material. No underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law, to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, (a "Hazardous Material"), but excluding office and janitorial supplies, are present, as a result of the deliberate actions of Raven or any of its subsidiaries, or, to Raven's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that Raven or any of its subsidiaries has at any time owned, operated, occupied or leased.

          (b) Hazardous Material Activities. To the knowledge of Raven, neither Raven nor any of its subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the date hereof, nor has Raven or any of its subsidiaries disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively, "Hazardous Material Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

          (c) Permits. Raven and its subsidiaries currently hold all material environmental approvals, permits, licenses, clearances and consents (the "Raven Environmental Permits") necessary for the conduct of Raven's and its subsidiaries' Hazardous Material Activities and other businesses of Raven and its subsidiaries as such activities and businesses are currently being conducted.

          (d) Environmental Liabilities. No material action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to the knowledge of Raven, threatened concerning any Raven Environmental Permit, Hazardous Material or any Hazardous Material Activity of Raven or any of its subsidiaries. Raven is not aware of any fact or circumstance which would reasonably be expected to involve Raven or any of its subsidiaries in any environmental litigation or impose upon Raven or any of its subsidiaries any environmental liability.

      2.16 Labor Matters.

          (a) Section 2.16(a) of the Raven Disclosure Schedule sets forth a true, complete and correct list of all employees of Raven along with their position and actual annual rate of compensation. All employees have entered into nondisclosure and assignment of inventions agreements with Raven, true, complete and correct copies of which have previously been made available to Parent. To the knowledge of Raven, no employee of Raven is in violation of any term of any patent disclosure agreement, non-competition agreement, or any restrictive covenant (i) to Raven, or (ii) to a former employer relating to the right of any such employee to be employed because of the nature of the business conducted by Raven or to the use of trade secrets or proprietary information of others. No key employee or group of employees has threatened to terminate employment with Raven or, to the knowledge of Raven (which for purposes of this representation only shall mean actual knowledge), has plans to terminate such employment.

          (b) Raven is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes.

          (c) Except as disclosed in Section 2.16(c) of the Raven Disclosure Schedule, Raven is not a party to any written: (i) agreement with any current or former employee the benefits of which are contingent upon, or the terms of which will be materially altered by, the consummation of Merger I or other transactions contemplated by this Agreement; (ii) agreement with any current or former employee of Raven providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof or for the payment of compensation in excess of $50,000 per annum; or (iii) agreement or plan the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, upon the consummation of Merger I.

      2.17 Agreements, Contracts and Commitments. Except as set forth in Section
2.17 of the Raven Disclosure Schedule, neither Raven nor any of its subsidiaries is a party to or is bound by:

          (a)   any   bonus,   deferred   compensation,   severance,   incentive
compensation, pension, profit-sharing or retirement plans, or any other employee benefit plans or arrangements;

          (b) any employment or consulting agreement, contract or commitment with any officer or director level employee, not terminable by Raven or any of its subsidiaries on thirty (30) days notice without liability, except to the extent general principles of wrongful termination law may limit Raven's or any of its subsidiaries' ability to terminate employees at will;

          (c) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

          (d) any agreement of indemnification or guaranty not entered into in the ordinary course of business other than indemnification agreements between Raven or any of its subsidiaries and any of its officers or directors;

          (e) any agreement, contract or commitment containing any covenant limiting the freedom of Raven or any of its subsidiaries to engage in any line of business or compete with any person;

          (f)  any  agreement,   contract  or  commitment  relating  to  capital
expenditures and involving future obligations in excess of $50,000 and not cancelable without penalty;

          (g) any agreement, contract or commitment currently in force relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

          (h) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

          (i) any joint marketing or development agreement;

          (j)  any   distribution   agreement   (identifying  any  that  contain
exclusivity provisions); or

          (k) any other agreement, contract or commitment (excluding real and personal property leases) which involve payment by Raven or any of its subsidiaries under any such agreement, contract or commitment of $50,000 or more in the aggregate and is not cancelable without penalty within thirty (30) days.

Neither Raven nor any of its subsidiaries, nor to Raven's knowledge any other party to a Raven Contract (as defined below), has breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any of the agreements, contracts or commitments to which Raven is a party or by which it is bound of the type described in clauses (a) through (k) above (any such agreement, contract or commitment, a "Raven Contract") in such manner as would permit any other party to cancel or terminate any such Raven Contract, or would permit any other party to seek damages, in either case as would reasonably be expected to have a Material Adverse Effect on Raven. Each Raven Contract is valid, binding, enforceable and in full force and effect.

      2.18 Reorganization Matters.

          (a) Raven currently conducts a "historic business" within the meaning of Treasury Regulations Section 1.368-1(d), and no assets of Raven have been sold, transferred, or otherwise disposed of that would prevent Parent from continuing the "historic business" of Raven or from using a "significant portion" of Raven's "historic business assets" in a business following the Transaction, as such terms are used in Treasury Regulations Section 1.368-1(d).

          (b) Other than any amounts paid by Raven in respect of (i) Dissenting Shares, (ii) the cancellation of options or warrants to purchase capital stock of Raven or (iii) the conversion of principal and interested payable under the subordinated promissory notes issued pursuant to the Note Purchase Agreement into shares of Series D Preferred Stock or the conversion of such shares of Series D Preferred Stock into Raven Common Stock, neither Raven nor any Person related to Raven within the meaning of Treasury Regulations Section 1.368-1(e)(3), (e)(4) and (e)(5) has redeemed, purchased or otherwise acquired, or made any distributions with respect to, any of Raven's capital stock prior to and in contemplation of the Transaction, or otherwise as part of a plan of which the Transaction is a part.

          (c) The fair  market  value of the assets of Raven  exceeds the sum of
(1) the amount of the liabilities of Raven immediately prior to the Transaction and the liabilities, if any,

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

to which the transferred assets of Raven are subject, and (2) the amount of any money and the fair market value of any other property (other than Parent Common Stock) received by Raven Stockholders in connection with the Transaction. The liabilities of Raven and the liabilities, if any, to which the transferred assets of Raven are subject, were incurred by Raven in the ordinary course of its business.

          (d) Raven is not an investment company within the meaning of Section 368(a)(2)(F)(iii) and (iv) of the Code.

          (e) Raven is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

          (f) Except as specifically set forth in the Agreement, Raven will pay its respective expenses, if any, incurred in connection with the Transaction, and Raven has not agreed to assume, and will not directly or indirectly assume, any expense or liability, whether fixed or contingent, of any Raven Stockholder.

      2.19 Registration Statement; Proxy Statement. The information supplied by Raven for inclusion in the Registration Statement and the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement provided to Parent and included in any earlier communication with respect to the solicitation of proxies for the Parent Stockholders' Meeting which has become false or misleading. If at any time prior to the Effective Time of Merger I, any event relating to Raven or any of its affiliates, officers or directors should be discovered by Raven which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Raven shall promptly inform Parent. Notwithstanding the foregoing, Raven makes no representation or warranty with respect to any information supplied by Parent which is contained in any of the foregoing documents.

      2.20 Board Approval. The Board of Directors of Raven has, as of the date of this Agreement, determined (i) that Merger I is fair to, and in the best interests of Raven and its stockholders, and (ii) to recommend that the stockholders of Raven approve this Agreement (the "Raven Recommendation").

      2.21 Books and Records. The minute books of Raven and its subsidiaries made available to counsel for Parent contain accurate summaries, in all material respects, of all meetings of directors (or committees thereof) and stockholders or actions by written consent since the time of incorporation of Raven or such subsidiaries, as the case may be. The books and records of Raven accurately reflect in all material respects the assets, liabilities, business, financial condition and results of operations of Raven and have been maintained in accordance with good business and bookkeeping practices.

      2.22 Real Property Leases. As of the date of this Agreement, Raven does not own any real property. Section 2.22 of the Raven Disclosure Schedule sets forth all real property leases or subleases to or by Raven, including the term of such lease, any extension and expansion options and the rent payable under it. Raven has made available to Parent true, complete and correct copies of the leases and subleases (as amended to date) listed in Section 2.22 of the Raven Disclosure Schedule. With respect to each lease and sublease listed in Section 2.22 of the Raven Disclosure Schedule:

          (a) the lease or sublease is legal, valid, binding, enforceable and in full force and effect and will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Effective Time of Merger I in accordance with the terms thereof as in effect immediately prior to the Effective Time of Merger I;

          (b) Raven is not in material breach or violation of, or default under, any such lease or sublease, and no event has occurred, is pending or, to the knowledge of Raven, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a material breach or default by Raven or, to the knowledge of Raven, any other under such lease or sublease;

          (c) Raven has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in any lease or sublease; and

          (d) there are no liens, easements, covenants or other restrictions applicable to the real property subject to such lease, except for recorded easements, covenants and other restrictions which do not materially impair the intended use or the occupancy by Raven of the property subject thereto.

      2.23 Insurance.

          (a) Section 2.23(a) of the Raven Disclosure Schedule sets forth each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which Raven is a party (the "Insurance Policies"). The Insurance Policies are in full force and effect, maintained with reputable companies against loss relating to the business, operations and properties and such other risks as companies engaged in similar business as Raven would, in accordance with good business practice, customarily insure. All premiums due and payable under the Insurance Policies have been paid on a timely basis and Raven is in compliance in all material respects with all other terms thereof. True, complete and correct copies of the Insurance Policies have been made available to Parent.

          (b) There are no material claims pending as to which coverage has been questioned, denied or disputed. All material claims thereunder have been filed in a due and timely fashion and Raven has not been refused insurance for which it has applied or had any policy of insurance terminated (other than at its request), nor has Raven received notice from any insurance carrier that: (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated; or (ii) premium costs with respect to such insurance will be increased, other than premium increases in the ordinary course of business applicable on their terms to all holders of similar policies.

      2.24 Accounts Receivable. All accounts receivable of Raven reflected on the Raven Balance Sheet are valid, current and collectible subject to no setoffs or counterclaims (within thirty (30) days after the date on which it first became due and payable) and without taking into account the applicable reserve for bad debts on the Raven Balance Sheet. All accounts receivable of Raven that have arisen since the Raven Balance Sheet Date are valid, current and collectible (within thirty (30) days after the date on which it first became due and payable), subject to no setoffs or counterclaims and net of a reserve for bad debts proportionate in amount to the reserve shown on the Raven Balance Sheet.

      2.25 Certain Business Practices. Neither Raven nor, to the knowledge of Raven, any director, officer, employee or agent of Raven has: (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity; (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iii) made any other unlawful payment.

      2.26 Suppliers. Section 2.26 of the Raven Disclosure Schedule sets forth a true, complete and correct list of each supplier that is the sole supplier of any significant product or service to Raven. Since December 31, 2006, there has not been: (A) any materially adverse change in the business relationship of Raven with any supplier named in the Raven Disclosure Schedule; or (B) any change in any material term (including credit terms) of the sales agreements or related agreements with any supplier named in the Raven Disclosure Schedule.

      2.27 Government Contracts. Raven has not been suspended or debarred from bidding on contracts with any governmental authority, and no such suspension or debarment has been initiated or threatened. The consummation of Merger I and other transactions contemplated by this Agreement will not result in any such suspension or debarment of Raven or Parent (assuming that no such suspension or debarment will result solely from the identity of Parent).

      2.28 Interested Party Transactions. Except as set forth in Section 2.28 of the Raven Disclosure Schedule, no event has occurred during the past three years that would be required to be reported by Raven as a Certain Relationship or Related Transaction pursuant to Item 404 of Regulation S-K, if Raven were required to report such information in periodic reports pursuant to the Exchange Act.

      2.29  Warrants and  Indemnity  Agreements.  Except as set forth in Section
2.29 of the Raven Disclosure Schedule, as of the Effective Time of Merger I, all warrants to acquire common stock of Raven shall terminate with no further obligations binding upon Raven or the Surviving Entity as of the Effective Time of Merger I, and neither Raven nor the Surviving Entity shall have any liabilities with respect thereto. Except as set forth in Section 2.29 of the Raven Disclosure Schedule, all indemnification agreements between Raven and any individual shall have been amended and restated in substantially the form provided to Parent.

                                   ARTICLE 3

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBS

Each of Parent and Merger Subs hereby represents and warrants to Raven and the Raven Stockholders as of immediately prior to the Effective Time of Merger I that except as set forth in the written disclosure schedule delivered by Parent and Merger Subs to Raven (it being understood that any such exception shall be deemed to qualify the section or subsection of this Agreement to which it corresponds in number and each other section or subsection to which the relevance of such disclosure is reasonably apparent on its face) (the "Parent Disclosure Schedule"):

      3.1 Organization of Parent; Merger Subs. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Parent. Parent has made available a true and correct copy of the Certificate of Incorporation and Bylaws of Parent, each as amended to date, to counsel for Raven. Parent owns 100% of the issued and outstanding shares of capital stock of Merger Sub I. Merger Sub I is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub I has never conducted any business activities or operations and has never owned any property or become party to or bound by any contract or agreement other than this Agreement. Merger Sub II is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent owns 100% of the membership interests of Merger Sub II. Merger Sub II has never conducted any business activities or operations and has never owned any property or become party to or bound by any contract or agreement other than this Agreement.

      3.2 Authority.

          (a) Each of Parent and Merger Subs has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Subs, subject only to the approval of the transactions contemplated by this Agreement by Parent's stockholders as contemplated in Section 5.2 and the filing and recordation of the Certificate of Merger pursuant to Delaware Law. This Agreement has been duly executed and delivered by Parent and Merger Subs and, assuming the due authorization, execution and delivery of this Agreement by Raven, this Agreement constitutes the valid and binding obligation of Parent and Merger Subs, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement by Parent and Merger Subs does not, and the performance of this Agreement by Parent and Merger Subs will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of Parent or Merger Sub I or the governing documents of Merger Sub II, (ii) subject to obtaining the approval of the transactions contemplated by this Agreement by Parent's stockholders as contemplated in Section 5.2 and compliance with the requirements set forth in Section 3.2(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or Merger Subs or by which any of its respective properties are bound or affected, or
(iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Parent's, Merger Sub I's or Merger Sub II's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or

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

assets of Parent or Merger Subs pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent, Merger Sub I or Merger Sub II or any of its respective properties are bound or affected, except, in the case of the provisions of this clause (iii), for any such conflicts, violations, defaults or other occurrences that would not have a Material Adverse Effect on Parent. Section 3.2 of the Parent Disclosure Schedule lists all material consents, waivers and approvals under any of Parent's agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

          (b) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to Parent or Merger Subs in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Registration Statement with the SEC in accordance with the Securities Act, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) the filing of the Proxy Statement with the SEC in accordance with the Exchange Act, (iv) the filing of a Current Report on Form 8-K with the SEC, (v) the relisting of the Parent Common Stock on an Approved Exchange, (vi) the filing of an amendment to Parent's Certificate of Incorporation with the Secretary of State of the State of Delaware, (vii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country and (vii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not reasonably be expected to have a Material Adverse Effect on Raven or Parent or prevent or materially delay the consummation of Merger I or the other transactions contemplated by this Agreement.

      3.3 Section 203 Of The Delaware General Corporation Law Not Applicable. The Board of Directors of Parent has taken all necessary actions so that the restrictions contained in Section 203 of the Delaware General Corporation Law applicable to a "business combination" (as defined in Section 203) will not apply to the execution, delivery or performance of this Agreement or to the consummation of Merger I or the other transactions contemplated by this Agreement.

      3.4 Board Approval. The Board of Directors of Parent has, as of the date of this Agreement, determined (i) that Merger I is fair to, and in the best interests of Parent and its stockholders, and (ii) to recommend that the stockholders of Parent approve this Agreement and the issuance of the Parent Common Stock in Merger I (the "Parent Recommendation").

      3.5 SEC Filings; Financial Statements.

          (a) Parent has made available to Raven accurate and complete copies of all proxy statements, Certifications (as defined below) and other statements, reports, schedules, forms and other documents filed by Parent with the SEC since January 1, 2005 (the "Parent SEC Documents"), other than such documents that can be obtained on the SEC's website at www.sec.gov. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Exchange Act and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The certifications and statements required by (A) Rule 13a-14 under the Exchange Act and (B) 18 U.S.C. ss.1350 (Section 906 of the Sarbanes-Oxley Act) relating to the Parent SEC Documents (collectively, the "Certifications") are accurate and complete and comply as to form and content with all applicable Legal Requirements. As used in this Section 3.5, the term "file" and variations thereof shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

          (b) Parent maintains disclosure controls and procedures that satisfy the requirements of Rule 13a-15 under the Exchange Act. Such disclosure controls and procedures are designed to ensure that all material information concerning Parent is made known on a timely basis to the individuals responsible for the preparation of Parent's filings with the SEC and other public disclosure documents.

          (c) The financial statements (including any related notes) contained or incorporated by reference in the Parent SEC Documents (the "Parent
Financials"): (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that are not reasonably expected to be material in amount) applied on a consistent basis unless otherwise noted therein throughout the periods indicated; and (iii) fairly present the consolidated financial position of Parent as of the respective dates thereof and the consolidated results of operations and cash flows of Parent for the periods covered thereby.

      3.6 Capital Structure. The authorized capital stock of Parent consists of sixty-five million (65,000,000) shares of Common Stock, par value $0.01 per share, of which there were 33,106,523 shares issued and outstanding as of the date of this Agreement, and twenty million (20,000,000) shares of preferred stock, par value $0.01 per share, of which none were outstanding as of the date of this Agreement. No shares of capital stock are held in Parent's treasury. All outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of Parent or any agreement or document to which Parent is a party or by which it is bound, and were issued in compliance with all applicable federal and state securities laws. As of the date hereof, Parent had reserved an aggregate of 5,550,052 shares of Parent Common Stock, net of exercises, for issuance to employees, consultants and non-employee directors and directors upon exercise of options granted ("Parent Options") pursuant to Parent's Amended and Restated 1996 Stock Option Plan, and Parent's 1998 Director's Stock Option Plan (collectively, the "Parent Stock Option Plans"). Parent has reserved 1,664,654 shares, net of exercises, for issuance to holders of Warrants upon their exercise. Since December 31, 2006, Parent has not issued any restricted stock units or deferred stock awards. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and non-assessable. The shares of Parent Common Stock issuable as Merger Consideration, upon issuance on the terms and conditions contemplated in this Agreement, would be duly authorized, validly issued, fully paid and non-assessable.

      3.7  Obligations  With  Respect To Capital  Stock.  Except as set forth in
Section 3.7 of the Parent Disclosure Schedule, there are no options, warrants, equity securities, calls, rights (including preemptive rights), commitments or agreements of any character to which Parent or any of its subsidiaries is a party or by which it is bound obligating Parent or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or to repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock of Parent or any of its subsidiaries or obligating Parent or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. Except as set forth in the SEC Documents, there are no registration rights and, to the knowledge of Parent, there are no voting trusts, proxies or other agreements or understandings with respect to any equity security of any class of Parent or with respect to any equity security of any class of any of its subsidiaries.

      3.8 Cash on Hand and No Undisclosed Liabilities. As of September 30, 2007, Parent had $77,320,000 of cash, cash equivalents and marketable securities. Except as disclosed in the Parent Financials, neither Parent nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Parent and its subsidiaries taken as a whole, except liabilities (i) provided for in the Parent Financials, (ii) liabilities incurred in connection with the transactions contemplated in this Agreement, all of which shall be paid at or prior to the Effective Time of Merger I out of Parent's pre-closing cash on hand, (iv) disclosed in Section 3.8 of the Parent Disclosure Schedule, or (iv) incurred since December 31, 2006 in the ordinary course of business consistent with past practices.

      3.9 Absence of Certain Changes or Events. Since December 31, 2006 through the date of this Agreement, Parent has conducted its business only in the ordinary course of business consistent with past practice, and there has not been: (i) any event that has had, or that would be reasonably expected to result in, a Material Adverse Effect on Parent, (ii) any material change by Parent in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, (iii) any revaluation by Parent of any of its assets having a Material Adverse Effect on Parent, (iv) writing off notes or accounts receivable other than in the ordinary course of business, or (v) any other action, event or occurrence that would have required the consent of Raven under subsections (a), (c), (d), (f), (g), (i) clauses (ii) and (iv) only, (k), (l), or (n) of Section 4.1 of this Agreement had such action, event or occurrence taken place after the execution and delivery of this Agreement.

      3.10 Taxes.

          (a) Each of the Tax Returns by or with respect to Parent: (i) has been timely filed on or before the applicable due date (including any extensions of such due date) and (ii) is true and complete in all material respects. All material Taxes due and payable by Parent (whether or not shown to be due on filed Tax Returns) have been timely paid, except to the extent such amounts are being contested in good faith by Parent or are properly reserved for in the Parent Financials.

          (b) All material Taxes that Parent has been required to collect or withhold have been duly collected or withheld and, to the extent required by applicable law when due, have been duly and timely paid to the proper Governmental Entity.

          (c) There has not been any audit, examination or other administrative or court proceeding for or relating to any liability in respect of Taxes by any Governmental Entity in respect of which Parent has received a written notice, and Parent has not been notified in writing by any Governmental Entity that any such audit, examination or other administrative or court proceeding involving Taxes is contemplated or pending. No extension of time with respect to any date on which a Tax Return was required to be filed by Parent is in force (except where such Tax Return was filed), and no waiver or agreement by or with respect to Parent is in force for the extension of time for the payment, collection or assessment of any Taxes, and no request has been made by Parent in writing for any such extension or waiver (except, in each case, in connection with any request for extension of time for filing Tax Returns). No claim has been made in writing to Parent by any Governmental Entity in a jurisdiction where Parent does not file Tax Returns that Parent is subject to taxation by that jurisdiction and, to Parent's knowledge, there are no facts or basis upon which any such claim could reasonably be made. No issues relating to any material amount of Taxes were raised by the relevant Governmental Entity in any completed audit or examination that would reasonably be expected to recur in a later taxable period.

          (d) The unpaid Taxes of Parent did not, as of the date of Parent's audited financial statements for the fiscal year ended December 31, 2006, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax items) set forth on the face of the balance sheet contained in such audited financial statements. Since the date of the most recent audited financial statements, Parent has not incurred any liability for Taxes outside of the ordinary course of business or otherwise inconsistent with past custom or practice.

          (e) There are no liens for Taxes on any asset of Parent other than liens for Taxes not yet due and payable or not yet delinquent.

          (f) Parent has not agreed, or will not be required, to make any adjustment for any period after the date of this Agreement pursuant to Section 481(a) of the Code by reason of any change in any accounting method made prior to the date hereof. There is no application pending with any Governmental Entity requesting permission for any such change in any accounting method of Parent, and the Internal Revenue Service has not issued in writing any pending proposal regarding any such adjustment or change in accounting method.

          (g) No closing agreements, private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into by Parent with any taxing authority or issued by any taxing authority to Parent. There are no outstanding rulings of, or request for rulings with, any Governmental Entity addressed to Parent that are, or if issued would be, binding on Parent.

          (h) Parent is not a party to any agreement with any third party relating to allocating or sharing the payment of, or liability for, Taxes or Tax benefits. Parent has no liability for the Taxes of any third party under Treasury Regulation ss.1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, by contract or otherwise (other than entities for which Parent is or was the common parent).

          (i) Parent is not a member of an affiliated group of corporations within the meaning of Section 1504 of the Code or of any group that has filed a combined, consolidated or unitary Tax return under state, local or foreign Tax law (other than a group the common parent of which is Parent).

          (j) Parent does not (i) own a single member limited liability company which is treated as a disregarded entity, and (ii) is not a stockholder of a "controlled foreign corporation" as defined in Section 957 of the Code.

          (k) Parent has not participated in a "listed transaction" within the meaning of Treasury Regulation Section 1.6011-4(b). Parent believes it has substantial authority for or has disclosed on its respective United States federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of United States federal income Tax within the meaning of Section 6662 of the Code.

          (l) Parent is not (and has not been for the five-year period ending at Closing) a "United States real property holding corporation" as defined in
Section 897(c)(2) of the Code and the applicable Treasury Regulations.

          (m) Parent does not have a permanent establishment in any country other than the United States, as defined in any applicable Tax treaty between the United States and such other country.

      3.11 Intellectual Property.

          (a) No party is overtly challenging in writing the right, title or interest of Parent in, to or under the material IP Rights owned by or exclusively licensed to Parent, or the validity, enforceability or claim construction of any Patent Rights owned or co-owned or exclusively licensed to Parent, and there is no opposition, cancellation, proceeding, objection or claim pending with regard to any material IP Rights owned by or exclusively licensed to Parent.

          (b) To the knowledge of Parent, as of the date of this Agreement, no material IP Rights owned by or exclusively licensed to Parent are being infringed or misappropriated by any third party.

          (c) Neither the execution, delivery or performance of this Agreement by Parent nor the consummation by Parent of the transactions contemplated by this Agreement will contravene, conflict with or result in any limitation on Parent's right, title or interest in or to any material IP Rights.

      3.12 Compliance; Permits; Restrictions.

          (a) Except for any conflicts, defaults or violations which would not reasonably be expected to have a Material Adverse Effect on Parent, neither Parent nor any of its subsidiaries is in conflict with, or in default or violation of (i) any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties is bound or affected. No investigation or review by any governmental or regulatory body or authority is pending or, to the knowledge of Parent, threatened against Parent or its subsidiaries, nor, to Parent's knowledge, has any governmental or regulatory body or authority indicated an intention to conduct the same.

          (b) There are no biological and drug products being manufactured, distributed or developed by or on behalf of Parent that are subject to the jurisdiction of the FDA.

          (c) There are no proceedings pending with respect to a violation by Parent of the FDCA, FDA regulations adopted thereunder, the Controlled Substance Act or any other legislation or regulation promulgated by any other United States governmental entity.

      3.13 Litigation. Except as set forth in Section 3.13 of the Parent Disclosure Schedule, as of the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which Parent or any of its subsidiaries has received any notice of assertion, nor is there any overtly threatened action, suit, proceeding, claim for arbitration or investigation against Parent or any of its subsidiaries.

      3.14 Brokers' and Finders' Fees. Except as set forth in Section 3.14 of the Parent Disclosure Schedule, Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

      3.15 Employee Benefit Plans.

          (a) Section 3.15 of the Parent Disclosure Schedule sets forth, as of the date of this Agreement, a complete and accurate list of each plan, program, policy, practice, contract, agreement or other arrangement providing for employment, compensation, retirement, pension, deferred compensation, loans, severance, separation, relocation, repatriation, expatriation, visas, work permits, termination pay, performance awards, bonus, incentive, stock option, stock purchase, stock bonus, phantom stock, stock appreciation right, supplemental retirement, profit sharing, fringe benefits, cafeteria benefits, medical benefits, life insurance, disability benefits, accident benefits, salary continuation, accrued leave, vacation, sabbatical, sick pay, sick leave, unemployment benefits or other benefits, whether written or unwritten, including each "voluntary employees beneficiary association" under Section 501(c)(9) of the Code and each "employee benefit plan" within the meaning of Section 3(3) of ERISA, in each case, for active, retired or former employees, directors or consultants, which is currently sponsored, maintained, contributed to, or required to be contributed to or with respect to which any material liability is reasonably expected to be borne by Parent or any ERISA Affiliate of Parent (collectively, the "Parent Employee Plans"). Neither Parent nor, to the knowledge of Parent, any other person or entity, has made any commitment to modify, change or terminate any Parent Employee Plan, other than with respect to a modification, change or termination required by ERISA or the Code. There are no loans by Parent to any of its officers, employees, contractors or directors outstanding on the date hereof, except pursuant to loans under any Parent Employee Plan intended to qualify under Section 401(k) of the Code, and there have never been any loans by Parent subject to Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

          (b) Documents. Parent has made available to Raven true and complete copies of each of Parent Employee Plans and related plan documents, including trust documents, group annuity contracts, plan amendments, insurance policies or contracts, participant agreements, employee booklets, administrative service agreements, summary plan descriptions, compliance and nondiscrimination tests (including 401(k) and 401(m) tests) for the last three plan years, standard COBRA forms and related notices, registration statements and prospectuses and, to the extent still in its possession, any material employee communications relating thereto. With respect to each Parent Employee Plan that is subject to ERISA reporting requirements, Parent has made available to Raven copies of the Form 5500 reports filed for the last three (3) plan years. Parent has made available to Raven the most recent Internal Revenue Service determination or opinion letter issued with respect to each such Parent Employee Plan, and to Parent's knowledge, nothing has occurred since the issuance of each such letter that would reasonably be expected to cause the loss of the tax-qualified status of any Parent Employee Plan subject to Code Section 401(a). Parent has made available to Raven all filings made by Parent or any ERISA Affiliate of Parent with any Governmental Entity with respect to any Parent Employee Plan to the extent relevant to any ongoing obligation or liability of Parent, including any filings under the IRS's Employee Plans Compliance Resolution System Program or any of its predecessors or the Department of Labor Delinquent Filer Program.

          (c) Compliance. Each Parent Employee Plan is being, and has been, administered substantially in accordance with its terms and in material compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code). Parent and each ERISA Affiliate are not in material default under or material violation of, and have no knowledge of any material default or material violation by any other party to, any of Parent Employee Plans. Any Parent Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all currently effective amendments to the Code, and the corresponding related exemption of its trust from U.S. federal income taxation under Section 501(a) of the Code, if applicable, or has applied to the Internal Revenue Service for such favorable determination letter within the remedial amendment period under Section 401(b) of the Code. None of Parent Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person. Parent has not engaged in, or participated in, any transaction which would be considered a non-exempt "prohibited transaction," as such term is defined in
Section 406 of ERISA or Section 4975 of the Code, and to Parent's knowledge, no other third-party fiduciary and/or party-in-interest has engaged in any such "prohibited transaction" with respect to any Parent Employee Plan. Neither Parent nor any

ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any Parent Employee Plan. All contributions required to be made by Parent or any ERISA Affiliate to any Parent Employee Plan have been timely paid or accrued on Parent Balance Sheet, if required under GAAP. With respect to each Parent Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) has occurred, nor has any event described in Section 4062, 4063 or 4041 of ERISA occurred. Each Parent Employee Plan subject to ERISA has been prepared in good faith and timely filed all requisite governmental reports, which were true and correct in all material respects as of the date filed, and has properly and timely filed and distributed or posted all notices and reports to employees required under ERISA to be filed, distributed or posted with respect to each such Parent Employee Plan. No suit, administrative proceeding or action has been brought, or to the knowledge of Parent is overtly threatened in communication with Parent, against or with respect to any such Parent Employee Plan, including any audit or inquiry by the Internal Revenue Service or the United States Department of Labor (other than routine claims for benefits arising under such plans). There has been no amendment to, or written interpretation or announcement by Parent or any ERISA Affiliate regarding any Parent Employee Plan that would materially increase the expense of maintaining such Parent Employee Plan above the level of expense incurred with respect to that plan for the fiscal year ended December 31, 2006. None of the assets of Parent or any ERISA Affiliate is, or may reasonably be expected to become, the subject of any lien arising under Section 302 of ERISA or Section 412(n) of the Code. All contributions and payments pursuant to Parent Employee Plans are deductible under Section 162 or 404 of the Code. No assets of any Parent Employee Plan are subject to a material amount of Tax as unrelated business taxable income under Section 511 of the Code, and no excise Tax could be imposed upon Parent under Chapter 43 of the Code. With respect to Parent Employee Plans, no event has occurred and, to the knowledge of Parent, there exists no condition or set of circumstances in connection with which Parent would reasonably expect to be subject to any material liability (other than for liabilities with respect to routine benefit claims) under the terms of, or with respect to, such Parent Employee Plans, ERISA, the Code or any other applicable law.

          (d) No Title IV or Multiemployer Plan. Neither Parent nor any ERISA Affiliate of Parent has ever maintained, established, sponsored, participated in or contributed to, or is obligated to contribute to, or otherwise incurred any obligation or liability (including any contingent liability) under, any
"multiemployer plan" (as defined in Section 3(37) of ERISA) or any "pension plan" (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA or
Section 412 of the Code. Neither Parent nor any ERISA Affiliate has, as of the date of this Agreement, any actual or potential withdrawal liability (including any contingent liability) for any complete or partial withdrawal (as defined in Sections 4203 and 4205 of ERISA) from any multiemployer plan.

          (e) No Self-Insured Plans. Neither Parent nor any ERISA Affiliate has ever maintained, established, sponsored, participated in or contributed to any self-insured plan that is governed by ERISA and that provides benefits to employees (including any such plan pursuant to which a stop-loss policy or contract applies).

          (f) COBRA, FMLA, HIPAA, Cancer Rights. With respect to each Parent Employee Plan, Parent is in material compliance with (i) the applicable health care continuation and notice provisions of COBRA and the regulations thereunder or any state law governing health care coverage extension or continuation; (ii) the applicable requirements of the Family and Medical Leave Act of 1993 and the regulations thereunder; (iii) the applicable requirements of the HIPAA; and (iv) the applicable requirements of the Cancer Rights Act of 1998. Parent has no material unsatisfied obligations to any employees, former employees or qualified beneficiaries pursuant to COBRA, HIPAA or any state law governing health care coverage extension or continuation.

          (g) Section 409A. No payment pursuant to any Parent Employee Plan or other arrangement with respect to any "service provider" (as such term is defined in Section 409A of the Code and the United States Department of Treasury Regulations and IRS guidance thereunder), including the grant, vesting or exercise of any stock option, has subjected or will subject any person to tax pursuant to Section 409A(1) of the Code, whether pursuant to the consummation of the transactions contemplated by this Agreement or otherwise. All Parent Options have been appropriately authorized by the Board of Directors of Parent or an appropriate committee thereof, including approval of the option exercise price or the methodology for determining the option exercise price and the substantive option terms. Each Parent Option granted to an employee or other service provider that is subject to income tax under United States laws was granted at an exercise price not less than the fair market value of Parent's Common Stock as determined under Section 409A of the Code and the applicable United States Department of Treasury regulations as of the date the Parent Option was granted (within the meaning of United States Department of Treasury Regulation ss.1.409A-1(b)(5)(vi)(B)),). No Parent Option has been designated by the Board of Directors of Parent, or the committee thereof which approved such Parent Option, to take effect on a date prior to the date of grant of such Parent Option (within the meaning of United States Department of Treasury Regulation ss.1.409A-1(b)(5)(vi)(B)), and neither the Board of Directors of Parent or any committee thereof has established the exercise price of any Parent Option following the designated date of grant of such Parent Option.

          (h) Effect of Transaction. The consummation of Merger I will not (i) entitle any current or former employee or other service provider of Parent or any ERISA Affiliate to severance benefits or any other payment (including unemployment compensation, golden parachute, bonus or benefits under any Parent Employee Plan), except as expressly provided in Section 3.16 of the Parent Disclosure Schedule; (ii) accelerate the time of payment or vesting of any such benefits or increase the amount of compensation due any such employee or service provider; (iii) result in the forgiveness of any indebtedness; (iv) result in any obligation to fund future benefits under any Parent Employee Plan; or (v) result in the imposition of any restrictions with respect to the amendment or termination of any of Parent Employee Plans. No benefit payable or that may become payable by Parent pursuant to any Parent Employee Plan in connection with the transactions contemplated by this Agreement or as a result of or arising under this Agreement shall constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) subject to the imposition of an excise Tax under Section 4999 of the Code or the deduction for which would be disallowed by reason of Section 280G of the Code. Each Parent Employee Plan can be amended, terminated or otherwise discontinued after the

Effective Time of Merger I in accordance with its terms, without material liability to Parent or Parent other than ordinary administration expenses typically incurred in a termination event.

          (i) Parent is not a party to any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Parent that, individually or in the aggregate, would reasonably be expected to give rise to the payment of any material amount that would be subject to the deductibility limits of Section 404 of the Code.

          (j) Parent does not sponsor, contribute to or have any liability with respect to any employee benefit plan, program or arrangement that provides benefits to non-resident aliens with no United States source income outside of the United States.

          (k) With respect to each Parent Employee Plan that is an "employee welfare benefit plan" within the meaning of Section 3(2) of ERISA, other than any health care reimbursement plan under Section 125 of the Code, all claims incurred (including claims incurred but not reported) by employees, former employees and their dependents thereunder for which Parent is, or will become, liable are (i) insured pursuant to a contract of insurance whereby the insurance company bears any risk of loss with respect to such claims, (ii) covered under a contract with an HMO pursuant to which the HMO bears the liability for such claims, or (iii) reflected as a liability or accrued for on Parent Financial Statements for the fiscal year ended December 31, 2006.

      3.16 Environmental Matters. Except as would not individually or in the aggregate reasonably be expected to have a Material

Adverse Effect on Parent:

            (a) Hazardous Material. No Hazardous Materials are present, as a result of the deliberate actions of Parent or any of its subsidiaries, or, to Parent's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that Parent or any of its subsidiaries has at any time owned, operated, occupied or leased.

            (b) Hazardous Material Activities. To the knowledge of Parent, neither Parent nor any of its subsidiaries has conducted Hazardous Material Activities in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

            (c) Permits. Parent and its subsidiaries currently hold all material environmental approvals, permits, licenses, clearances and consents (the "Parent Environmental Permits") necessary for the conduct of Parent's and its subsidiaries' Hazardous Material Activities and other businesses of Parent and its subsidiaries as such activities and businesses are currently being conducted.

            (d) Environmental Liabilities. No material action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to the knowledge of Parent, threatened concerning any Parent Hazardous Material or any Hazardous Material Activity of Parent or any of its subsidiaries. Parent is not aware of any fact or circumstance which would reasonably be expected to involve Parent or any of its subsidiaries in any environmental litigation or impose upon Parent or any of its subsidiaries any material environmental liability.

      3.17 Labor Matters.

           (a) Section 3.17(a) of the Parent Disclosure Schedule sets forth a true, complete and correct list of all employees of Parent along with their position and actual annual rate of compensation. All employees have entered into nondisclosure and assignment of inventions agreements with Parent, true, complete and correct copies of which have previously been made available to Raven. To the knowledge of Parent, no employee of Parent is in violation of any term of any patent disclosure agreement, non-competition agreement, or any restrictive covenant (i) to Parent, or (ii) to a former employer relating to the right of any such employee to be employed because of the nature of the business conducted by Parent or to the use of trade secrets or proprietary information of others. No key employee or group of employees has threatened to terminate employment with Parent or, to the knowledge of Parent (which for purposes of this representation only shall mean actual knowledge), has plans to terminate such employment.

           (b) Parent is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes.

           (c) Except as disclosed in Section 3.17(c) of the Parent Disclosure Schedule, Parent is not a party to any written: (i) agreement with any current or former employee the benefits of which are contingent upon, or the terms of which will be materially altered by, the consummation of Merger I or other transactions contemplated by this Agreement; (ii) agreement with any current or former employee of Parent providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof or for the payment of compensation in excess of $50,000 per annum; or (iii) agreement or plan the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, upon the consummation of Merger I.

      3.18 Reorganization Matters.

           (a) Merger Subs are entities newly formed for the purpose of participating in the Transaction, and at no time prior to the Effective Time of Merger I and the Effective Time of Merger II have had assets (other than nominal assets contributed upon the formation of Merger Subs, which assets will be held by Merger Sub II following the Transaction) or business operations. At all times since its formation, Merger Sub II has been disregarded as separate from Parent for federal income Tax purposes. No IRS Form 8832 has ever been filed with respect to Merger Sub II to treat Merger Sub II as other than a disregarded entity.

           (b) Except with respect to (i) open-market purchases of Parent's stock pursuant to a general stock repurchase program of Parent that has not been created or modified in connection with the Transaction, (ii) repurchases in the ordinary course of business of unvested shares, if any, acquired from terminated employees and (iii) payments of cash in lieu of the issuance of fractional shares, neither Parent nor any Person related to Parent within the meaning of Treasury Regulations Sections 1.368-1(e)(3), (e)(4) and
(e)(5) has any plan or intention to repurchase, redeem or otherwise acquire any Parent Common Stock issued to the Raven Stockholders pursuant to this Agreement following the Transaction. Other than pursuant to this Agreement, neither Parent nor any Person related to Parent within the meaning of Treasury Regulations Sections 1.368-1(e)(3), (e)(4) and (e)(5) has acquired any Raven Common Stock or Raven Preferred Stock in contemplation of the Transaction, or otherwise as part of a plan of which the Transaction is a part.

           (c) If the representation set forth in Section 2.18(a) is accurate, then following the Transaction, Parent, or a member of its qualified group of corporations (as defined by Treasury Regulations Section 1.368-1(d)(4)(ii)), will cause Merger Sub II (the Surviving Entity) to continue the historic business of Raven (or, alternatively, if Raven has more than one line of business, will cause Merger Sub II (the Surviving Entity) to continue at least one significant line of Raven's historic business) or use a significant portion of Raven's historic business assets in a business, in a manner consistent with Treasury Regulations Section 1.368-1(d). For purposes of this representation, Parent will be deemed to satisfy the foregoing representation if (a) the members of Parent's qualified group (as defined in Treasury Regulations Section 1.368-1(d)(4)(ii)), in the aggregate, continue the historic business of Raven or use a significant portion of Raven's historic business assets in a business or
(b) the foregoing activities are undertaken by a partnership as contemplated by Treasury Regulations Section 1.368-1(d)(4) (provided, however, that in the event that Section 2.18(a) is or has been breached, this Section 3.18(c) shall not be considered to be or have been breached).

           (d) Neither Parent nor either of the Merger Subs is an "investment company" within the meaning of Section 368(a)(2)(F)(iii) and (iv) of the Code.

           (e) Except as specifically set forth in the Agreement, Parent and the Merger Subs will pay their respective expenses, if any, incurred in connection with the Transaction. In the Transaction, no liabilities of the Raven Stockholders will be assumed by Parent or the Merger Subs, and neither Parent nor either of the Merger Subs will assume any liens, encumbrances or any similar liabilities relating to any Raven capital stock acquired by Parent in the Transaction.

           (f) Prior to the Transaction, Parent will be in control of Merger Sub I within the meaning of Section 368(c) of the Code and will own 100% of the membership interests of Merger Sub II, and following the Transaction, Parent will own 100% of the membership interests of the Surviving Entity. Parent has no plan or intention to cause the Surviving Entity, after the Effective Time of Merger II, to issue additional membership interests or to dispose of the membership interests of the Surviving Entity.

           (g) The payment of cash in lieu of fractional shares of Parent Common Stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares of Parent Common Stock.

           (h) None of the compensation received (or to be received) by any Raven Stockholder will be separate consideration for, or allocable to, any of its shares of Raven stock; none of the shares of Parent Common Stock received by any Raven Stockholder pursuant to

Merger I will be separate consideration for, or allocable to, any employment agreement or service arrangement; and the compensation paid to any Raven Stockholder who also provides services to Raven will be for services actually rendered (or to be rendered) and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

           (i) The fair market value of the assets of Parent exceeds the amount of the liabilities of Parent immediately following the Transaction.

           (j) Following the Transaction, Parent intends to comply, and cause the Surviving Entity to comply, with the record-keeping and information filing requirements of Treasury Regulation Section 1.368-3.

      3.19 Registration Statement; Proxy Statement/Prospectus. The Registration Statement and the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Parent Stockholders' Meeting which has become false or misleading. If at any time prior to the Effective Time of Merger I, any event relating to Parent, Merger Sub I, Merger Sub II or any of its respective affiliates, officers or directors should be discovered by Parent which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Parent shall promptly inform Raven. Notwithstanding the foregoing, neither Parent, Merger Sub I nor Merger Sub II makes any representation or warranty with respect to any information supplied by Raven which is contained in any of the foregoing documents.

      3.20 Fairness Opinion. The Board of Directors of Parent has, as of the date of this Agreement, received an opinion from Lazard Freres to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to the Parent stockholders.

      3.21 Restrictions on Business Activities. Other than as contemplated by this Agreement, there is no agreement, judgment, injunction, order or decree binding upon or otherwise applicable to Parent which has, or would reasonably be expected to have, the effect of prohibiting or materially impairing (i) any current business practice of Parent; or (ii) any acquisition of any Person or property by Parent.

      3.22 Government Contracts. Parent has not been suspended or debarred from bidding on contracts with any governmental authority, and no such suspension or debarment has been initiated or threatened. The consummation of Merger I and other transactions contemplated by this Agreement will not result in any such suspension or debarment of Parent (assuming that no such suspension or debarment will result solely from the identity of Parent).

      3.23  Interested  Party  Transactions.  Except  as set  forth  in the  SEC
Documents, no event has occurred during the past three years that would be required to be reported by Parent as a Certain Relationship or Related Transaction pursuant to Item 404 of Regulation S-K.

      3.24 Books and Records. The minute books of Parent and its subsidiaries made available to counsel for Raven are the only minute books of Parent and contain accurate summaries, in all material respects, of all meetings of directors (or committees thereof) and stockholders or actions by written consent since the time of incorporation of Parent or such subsidiaries, as the case may be. The books and records of Parent accurately reflect in all material respects the assets, liabilities, business, financial condition and results of operations of Parent and have been maintained in accordance with good business and bookkeeping practices.

      3.25 Real Property Leases. As of the date of this Agreement, Parent does not own any real property. Section 3.25 of the Parent Disclosure Schedule sets forth all real property leases or subleases to or by Parent, including the term of such lease, any extension and expansion options and the rent payable under it. Parent has made available to Raven true, complete and correct copies of the leases and subleases (as amended to date) listed in Section 3.25 of the Parent
Disclosure  Schedule.  With respect to each lease and sublease listed in Section
3.25 of the Parent Disclosure Schedule:

           (a) the lease or sublease is legal, valid, binding, enforceable and in full force and effect and will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Effective Time of Merger I in accordance with the terms thereof as in effect immediately prior to the Effective Time of Merger I;

           (b) Parent is not in material breach or violation of, or default under, any such lease or sublease, and no event has occurred, is pending or, to the knowledge of Parent, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a material breach or default by Parent or, to the knowledge of Parent, any other under such lease or sublease;

           (c) Parent has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in any lease or sublease; and

           (d) there are no liens, easements, covenants or other restrictions applicable to the real property subject to such lease, except for recorded easements, covenants and other restrictions which do not materially impair the intended use or the occupancy by Parent of the property subject thereto.

      3.26 Insurance.

           (a) Section 3.26(a) of the Parent Disclosure Schedule sets forth each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which Parent is a party (the "Insurance Policies"). The Insurance Policies are in full force and effect, maintained with reputable companies against loss relating to the business, operations and properties and such other risks as companies engaged in similar business as Parent would, in accordance with good business practice, customarily insure. All premiums due and payable under the Insurance Policies have been paid on a timely basis and Parent is in compliance in all material respects with all other terms thereof. True, complete and correct copies of the Insurance Policies have been made available to Raven.

           (b) There are no material claims pending as to which coverage has been questioned, denied or disputed. All material claims thereunder have been filed in a due and timely fashion and Parent has not been refused insurance for which it has applied or had any policy of insurance terminated (other than at its request), nor has Parent received notice from any insurance carrier that: (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated; or (ii) premium costs with respect to such insurance will be increased, other than premium increases in the ordinary course of business applicable on their terms to all holders of similar policies.

      3.27 Absence of Liens and Encumbrances; Condition of Equipment. Parent and each of its subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all material tangible properties and assets, real, personal and mixed, necessary for use in its business, free and clear of any liens or encumbrances except as reflected in the Parent Financials and except for liens for Taxes not yet due and payable or not yet delinquent. Each such tangible asset is in a good state of maintenance and repair, free from material defects and in good operating condition (subject to normal wear and tear) and is suitable for the purposes for which it presently is used.

      3.28 Agreements, Contracts and Commitments. Except as set forth in Section
3.28 of the Parent Disclosure Schedule, neither Parent nor any of its subsidiaries is a party to or is bound by:

           (a)  any   bonus,   deferred   compensation,   severance,   incentive
compensation, pension, profit-sharing or retirement plans, or any other employee benefit plans or arrangements;

           (b) any employment or consulting agreement, contract or commitment with any officer or director level employee, not terminable by Parent or any of its subsidiaries on thirty (30) days notice without liability, except to the extent general principles of wrongful termination law may limit Parent's or any of its subsidiaries' ability to terminate employees at will;

           (c) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

           (d) any agreement of indemnification or guaranty not entered into in the ordinary course of business other than indemnification agreements between Parent or any of its subsidiaries and any of its officers or directors;

           (e) any agreement, contract or commitment containing any covenant limiting the freedom of Parent or any of its subsidiaries to engage in any line of business or compete with any person;

           (f) any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $50,000 and not cancelable without penalty;

           (g) any agreement, contract or commitment currently in force relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

           (h) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

           (i) any joint marketing or development agreement;

           (j)  any  distribution   agreement   (identifying  any  that  contain
exclusivity provisions); or

           (k) any other agreement, contract or commitment (excluding real and personal property leases) which involve payment by Parent or any of its subsidiaries under any such agreement, contract or commitment of $50,000 or more in the aggregate and is not cancelable without penalty within thirty (30) days.

Neither Parent nor any of its subsidiaries, nor to Parent's knowledge any other party to a Parent Contract (as defined below), has materially breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any of the agreements, contracts or commitments to which Parent is a party or by which it is bound of the type described in clauses (a) through (k) above (any such agreement, contract or commitment, a "Parent Contract") in such manner as would permit any other party to cancel or terminate any such Raven Contract, or would permit any other party to seek damages. Each Parent Contract is valid, binding, enforceable and in full force and effect.

                                   ARTICLE 4

                   CONDUCT OF BUSINESS PENDING THE TRANSACTION

      4.1 Conduct of Business. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time of Merger I, each party agrees, except to the extent that the other party shall otherwise consent in writing or as otherwise set forth in Section 4.1 of the Disclosure Schedule, to carry on its business diligently and in accordance with good commercial practice and to carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings. In furtherance of the foregoing and subject to applicable law, each party agrees to notify the other party, as promptly as practicable, prior to taking any material actions or making any material management decisions with respect to the conduct of its business. In addition, without the prior written consent of the other party, which shall not be unreasonably withheld, each of the parties shall not, and shall not permit its subsidiaries to, do any of the following:

          (a) amend or otherwise change its Certificate of Incorporation or Bylaws, or otherwise alter its corporate structure through merger, liquidation, reorganization or otherwise;

          (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) (except for the issuance of shares of common stock issuable pursuant to employee stock options under currently existing employee stock option plans or pursuant to currently outstanding warrants, as the case may be, which options, warrants or rights, as the case may be, are outstanding on the date hereof);

          (c) redeem, repurchase or otherwise acquire, directly or indirectly, any shares of capital stock of such party;

          (d) sell, pledge, dispose of or encumber any assets (except for (i) sales of assets in the ordinary course of business and in a manner consistent with past practice and (ii) dispositions of obsolete or worthless assets);

          (e) fail to make any expenditures that are necessary and sufficient to maintain or, to the extent budgeted or consistent with the past practice, improve the conditions of its properties, facilities and equipment, including, without limitation, budgeted expenditures relating to maintenance, repair and replacement;

          (f)   accelerate,   amend  or  change   the   period  (or  permit  any
acceleration, amendment or change) of exercisability of options or warrants or authorize cash payments in exchange for any options;

          (g) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned subsidiary may declare and pay a dividend to its parent, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) amend the terms of, repurchase, redeem or otherwise acquire, or permit any subsidiary to repurchase, redeem or otherwise acquire, any of its securities or any securities of its subsidiaries, or propose to do any of the foregoing;

          (h) sell, transfer, license, sublicense or otherwise dispose of any material IP Rights, or amend or modify any existing agreements with respect to any material IP Rights;

          (i) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee (other than guarantees of bank debt of its subsidiaries entered into in the ordinary course of business) or endorse or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except in the ordinary course of business consistent with past practice; (iii) enter into or materially amend any material contract or agreement other than in the ordinary course of business; (iv) authorize any capital expenditures or purchase of fixed assets which are, in the aggregate, in excess of $50,000, taken as a whole (except pursuant to a capital expenditure budget approved in writing by both parties); or (v) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this Section 4.1(i);

          (j) increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of employees who are not officers in accordance with past practices, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer (except for officers who are terminated on an involuntary basis) or other employee, or establish, adopt, enter into or amend any employee benefit plan;

          (k) take any action, other than as required by GAAP, to change accounting policies or procedures;

          (l) make any material Tax election inconsistent with past practices, settle or compromise any material federal, state, local or foreign Tax liability, enter into any Tax allocation agreement, Tax sharing agreement, pre-filing or advance pricing agreement, Tax indemnity agreement or closing agreement, or agree to an extension of a statute of limitations for any assessment of any Tax;

          (m) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements of Raven or Parent, as applicable, or incurred in the ordinary course of business and consistent with past practice or as may otherwise be contemplated by this Agreement;

          (n)  enter  into  any   material   partnership   arrangements,   joint
development agreements or strategic alliances;

          (o) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (n) above.

If a party wishes to obtain the consent of the other party to take actions for which prior consent is required pursuant to this Section 4.1, it shall request such consent in writing by telecopy to the attention of the Chief Executive Officer and the Chief Financial Officer of the other party. A consent signed by either such officer shall be deemed sufficient for purposes hereof.

                                   ARTICLE 5

                              ADDITIONAL AGREEMENTS

      5.1 Proxy Statement/Prospectus; Registration Statement; Other. As promptly as practicable after the execution of this Agreement, Parent shall use commercially reasonable

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

efforts to file an application for relisting with Nasdaq or listing on an Approved Exchange. Subject to receiving all required information from Raven, as promptly as practicable after the execution of this Agreement, Parent will prepare and file a proxy statement submitting the requisite approval of Merger I to the vote of Parent's stockholders ("Proxy Statement") with the SEC, and Parent will prepare and file with the SEC a registration statement on Form S-4 with respect to the registration of the shares of Parent Common Stock to be issued in connection with Merger I (the "Registration Statement") in which the Proxy Statement will be included as a prospectus. Subject to receiving all required information from Raven, Parent will respond to any comments of the SEC and will use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and will cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time. Parent will notify Raven promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other governmental officials for amendments or supplements to the Registration Statement, the Proxy Statement or for additional information and will supply Raven with copies of all correspondence between Parent or any of its representatives, on the one hand, and the SEC, or its staff or other government officials, on the other hand, with respect to the Registration Statement, the Proxy Statement, or Merger I. Each party will ensure that the information such party provides to be included in the Proxy Statement and the Registration Statement will comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement or the Registration Statement, Parent will promptly inform Raven of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of Parent, such amendment or supplement. The Proxy Statement will also include the recommendation of the Board of Directors of Parent in favor of the issuance of shares of Parent Common Stock in Merger I and, if required, an increase in the number of authorized shares of Parent Common Stock necessary to effectuate the transactions contemplated in this Agreement.

      5.2 Stockholder Approvals.

          (a) Raven will use its commercially reasonable efforts to obtain the written consent of the Raven Stockholders in accordance with Delaware Law and its Certificate of Incorporation and Bylaws. Promptly after the date hereof, Parent will take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to convene the Parent Stockholders' Meeting to be held as promptly as practicable, and in any event within 60 days after the declaration of effectiveness of the Registration Statement, for the purpose of (i) voting upon this Agreement, (ii) issuing shares of Parent Common Stock by virtue of Merger I and (ii) if necessary, increasing the number of authorized shares of capital stock required to effectuate the transactions contemplated in this Agreement. Parent will use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the approval of the foregoing proposals and to take all other action necessary or advisable to secure the vote or consent of its stockholders required by Delaware Law to obtain such approvals.

          (b) Except as provided in Section 5.15(a)(ii), neither the Board of Directors of Parent nor any committee thereof shall withhold, withdraw, amend or modify, or propose publicly to withhold, withdraw, amend or modify, in each case in a manner adverse to, the Parent

Recommendation or approve, endorse or recommend, or publicly propose to approve, endorse or recommend, any Parent Acquisition Proposal, or resolve or agree to do any of the foregoing (a "Parent Recommendation Change").

          (c) Except as provided in Section 5.15(b)(ii), neither the Board of Directors of Raven nor any committee thereof shall withhold, withdraw, amend or modify, or propose publicly to withhold, withdraw, amend or modify, in each case in a manner adverse to Parent, the Raven Recommendation or approve, endorse or recommend, or publicly propose to approve, endorse or recommend, any Raven Acquisition Proposal, or resolve or agree to do any of the foregoing (a "Raven Recommendation Change").

      5.3 Access to Information; Confidentiality. Upon reasonable notice and subject to restrictions contained in agreements which have confidentiality obligations to which such party is subject, Raven and Parent shall each afford to the officers, employees, accountants, counsel and other representatives of the other, reasonable access during normal business hours, during the period prior to the Effective Time of Merger I, to all its properties, books, contracts, commitments and records and, during such period, Raven and Parent each shall furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request, and each shall make available to the other the appropriate individuals (including attorneys, accountants and other professionals) for discussion of the other's business, properties and personnel as either party may reasonably request. Each party shall keep such information confidential in accordance with the terms of the currently effective confidentiality agreement (the "Confidentiality Agreement") between Parent and Raven. No information or knowledge obtained in any investigation pursuant to this Section 5.3 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate Merger I.

      5.4 Consents; Approvals. Raven and Parent shall each use commercially reasonable efforts to obtain all consents, waivers, approvals, authorizations or orders (including, without limitation, all United States and foreign governmental and regulatory rulings and approvals), and Raven and Parent shall make all filings (including, without limitation, all filings with United States and foreign governmental or regulatory agencies) required in connection with the authorization, execution and delivery of this Agreement by Raven and Parent and the consummation by them of the transactions contemplated hereby. Raven and Parent shall furnish all information required to be included in the Proxy Statement and the Registration Statement, or for any application or other filing to be made pursuant to the rules and regulations of any United States, or foreign governmental body in connection with the transactions contemplated by this Agreement.

      5.5 Bridge Loan. Concurrent with the execution and delivery of this Agreement, Parent and Raven shall enter into the loan agreement and related documents (collectively, the "Parent Bridge Loan") in the form attached as Exhibit E hereto.

      5.6 Employee Matters.

          (a) Parent and Raven shall cooperate to identify and to provide an offer of employment to each employee of Raven the parties intend to continue his or her employment

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

with the Surviving Entity from and after the Effective Time of Merger I (collectively, "Raven Employees"), which offer of employment, if accepted, will supersede and replace all existing employment and compensation agreements and arrangements between the Surviving Entity and such Raven Employee. Between the date of this Agreement and the Effective Time of Merger I, Raven shall use its commercially reasonable efforts to assist Parent in causing Raven Employees who have accepted such employment offers to enter into Parent's standard hiring documents, which documents will be effective at the Effective Time of Merger I. Parent will honor all existing employment, retention and severance agreements between Raven and any officer, director or employee of Raven specified in
Section 2.13(a) of the Raven Disclosure Schedule, in accordance with the terms of such agreements.

          (b) From and after the Effective Time of Merger I, Parent shall use commercially reasonable efforts to cause the Raven Employees who accept employment offers to be eligible to participate in all compensation, retention, severance and employee benefit plans of Parent and its subsidiaries on the same terms as similarly situated Parent employees. Parent will use commercially reasonably efforts to cause service rendered by Raven Employees prior to the Effective Time of Merger I to be credited for all purposes under compensation, retention, severance and employee benefit plans of Parent and its subsidiaries (other than for purposes of benefit accrual or as would result in a duplication of benefits). Parent will use commercially reasonable efforts to cause Raven Employees and their dependents to be immediately eligible to participate, without waiting time, in any Parent Employee Plan to the extent such employee benefit plans replace comparable Raven Employee Plans in which such individuals participated immediately before the Effective Time of Merger I and Parent will use its commercially reasonable efforts to cause all such Raven Employees and their dependents not to be subject to any pre-existing condition limitation or actively at work requirements under any health plan of Parent or its subsidiaries for any condition for which they would have been entitled to coverage under the corresponding plan of Raven in which they participated prior to the Effective Time of Merger I. Parent will give such Raven Employees credit under such plans for co-payments made and deductibles satisfied prior to the Effective Time of Merger I.

          (c) No provision in this Agreement shall modify or amend any Raven Employee Plan or Parent Employee Plan unless this Agreement explicitly states that the provision "amends" such plan. This shall not prevent the parties entitled to enforce this Agreement from enforcing any provision in this Agreement, but no other party shall be entitled to enforce any provision in this Agreement on the grounds that it is an amendment to such plan. If a party not entitled to enforce this Agreement brings a lawsuit or other action to enforce any provision in this Agreement as an amendment to such Raven Employee Plan or Parent Employee Plan and that provision is construed to be such an amendment despite not being explicitly designated as one in this Agreement, that provision shall lapse retroactively as of its inception, thereby precluding it from having any amendatory effect.

          (d) If requested by Parent at least five days prior to the Effective Time of Merger I, Raven shall terminate any and all Raven Plans intended to qualify under Section 401(k) of the Code, effective not later than the day immediately preceding the Effective Time of Merger I. In the event that Parent requests that such 401(k) plan(s) be terminated, Raven shall provide Parent with evidence that such 401(k) Plan(s) have been terminated pursuant to resolution of Raven's Board of Directors (the form and substance of which shall be subject to

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review and approval by Parent) not later than the day immediately  preceding the
Effective Time of Merger I.

          (e) Raven shall use all commercially reasonable efforts to enter into an agreement with each holder of an option or warrant to purchase shares of Raven Common Stock outstanding as of immediately prior to the Effective Time of Merger I, which shall provide for the cancellation of such option or warrant effective as of immediately prior to the Effective Time of Merger I.

      5.7 Director Indemnification and Insurance.

          (a) From and after the Effective Time of Merger I, Parent shall, and shall cause the Surviving Entity to, fulfill and honor in all respects the obligations of Raven which exist prior to the date hereof to indemnify Raven's present and former directors and officers and their heirs, executors and assigns. The governing documents of the Surviving Entity will contain the provisions with respect to indemnification and elimination of liability for monetary damages set forth in the Certificate of Incorporation and Bylaws of Raven, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time of Merger I in any manner that would adversely affect the rights thereunder of individuals who, at the Effective Time of Merger I, were directors, officers, employees or agents of Raven, unless such modification is required by law.

          (b) After the Effective Time of Merger I Parent shall, and shall cause the Surviving Entity to, to the fullest extent permitted under applicable law or under the Surviving Entity's governing documents, indemnify and hold harmless, each present or former director or officer of Raven or any of its subsidiaries and his or her heirs, executors and assigns (collectively, the "Indemnified Parties") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to the extent arising out of or pertaining to any action or omission in his or her capacity as a director, officer, employee or agent of Raven occurring prior to the Effective Time of Merger I (including without limitation actions or omissions relating to Merger
I) for a period of six years after the date hereof. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time of Merger I), (i) any counsel retained by the Indemnified Parties for any period after the Effective Time of Merger I will be reasonably satisfactory to the Surviving Entity, (ii) after the Effective Time, the Surviving Entity will pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received and (iii) the Surviving Entity will cooperate in the defense of any such matter; provided, however, that the Surviving Entity will not be liable for any settlement effected without its prior written consent; and provided, further, that, in the event that any claim or claims for indemnification are asserted or made within such one-year period, all rights to indemnification in respect of any such claim or claims will continue until the disposition of any and all such claims. The Indemnified Parties as group may retain only one law firm to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

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

          (c) For a period of six years after the Effective Time of Merger I, Parent will cause the Surviving Entity to maintain directors' and officers' liability insurance covering those persons who are covered by Raven's directors' and officers' liability insurance policy as of immediately prior to the Effective Time of Merger I on terms comparable to those applicable to the directors and officers of Raven as of immediately prior to the Effective Time of Merger I in an amount not to exceed the amount set forth on Schedule 5.7(c) to this Agreement.

          (d) The provisions of this Section 5.7 shall be in addition to any other rights available to the Indemnified Parties, will survive any termination of this Agreement and the consummation of Merger I at the Effective Time of Merger I, is intended to benefit Raven, the Surviving Entity and the Indemnified Parties, will be binding on all successors and assigns of the Surviving Entity and are expressly indeed to be for the benefit of the Indemnified Parties.

      5.8 Notification of Certain Matters.

          (a) Raven shall give prompt notice to Parent, and Parent shall give prompt notice to Raven, of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate, and (ii) any failure of Raven or Parent, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.8(a) shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice; and provided, further, that failure to give such notice shall not be treated as a breach of covenant for the purposes of Sections 6.2(a) and 6.3(a) unless the failure to give such notice results in material prejudice to the other party.

          (b) Each of Raven and Parent shall give prompt notice to the other of:
(i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with Merger I or other transactions contemplated by this Agreement; (ii) any notice or other communication from any Governmental Entity in connection with Merger I or other transactions contemplated by this Agreement; (iii) any litigation relating to or involving or otherwise affecting Raven or Parent that relates to Merger I or other transactions contemplated by this Agreement; (iv) the occurrence of a default or event that, with notice or lapse of time or both, will become a default under a Raven Contract; and (v) any change that would be considered reasonably likely to result in a Material Adverse Effect, or is likely to impair in any material respect the ability of either Raven or Parent to consummate the transactions contemplated by this Agreement.

      5.9 Monthly Financial Statements. As promptly as possible following the last day of each fiscal month end after the date hereof until the Effective Time of Merger I, and in any event within 28 days after the end of each such fiscal month end, Raven shall deliver to Parent the consolidated balance sheet of Raven and the related consolidated statements of income, changes in stockholders' equity and cash flows of Raven for the one-month period then ended and for the period then ended since the Raven Balance Sheet Date (collectively, the "Interim Financial Statements"). The Interim Financial Statements shall be prepared so as to present fairly the consolidated financial condition, retained earnings, assets and liabilities of Raven as of

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

the date thereof, subject to normal year-end adjustments which are not expected to be material in amount.

      5.10 Further Action. Upon the terms and subject to the conditions hereof, each of the parties hereto in good faith shall use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to otherwise satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement.

      5.11 Public Announcements. Parent and Raven shall consult with each other before issuing any press release or otherwise making any public statements with respect to Merger I or this Agreement and shall not issue any such press release or make any such public statement, except as may be required by applicable law, in which case reasonable efforts to consult with the other party will be made prior to such release or public statement, without the prior consent of the other party, which shall not be unreasonably withheld or delayed.

      5.12 Listing of Parent Common Stock. Parent shall have reserved 31,961,528 shares of Parent Common Stock for issuance in connection with Merger I. Parent shall use commercially reasonable efforts to cause the shares of Parent Common Stock to be issued in Merger I to be approved for relisting on Nasdaq or listing on another Approved Exchange prior to the Effective Time of Merger I and to cause the shares of Parent Common Stock being issued in Merger I to be approved for listing (subject to notice of issuance) on such Approved Exchange at or prior to the Effective Time of Merger I.

      5.13 Tax-Free Reorganization.

           (a) Parent, Merger Sub I, Merger Sub II and Raven will each use its reasonable best efforts to cause the Transaction to qualify as a reorganization within the meaning of Section 368(a) of the Code, and Parent, Merger Sub I, Merger Sub II and Raven shall each use its reasonable best efforts not to, and shall use its reasonable best efforts not to permit any of its respective subsidiaries to, take any action that would prevent or impede the Transaction from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

           (b) Unless otherwise required pursuant to a "determination" within the meaning of Section 1313(a) of the Code, each of Parent, Merger Sub I, Merger Sub II and Raven shall report and treat the Transaction as a reorganization within the meaning of Section 368(a) of the Code and shall file all returns, information returns, schedules and reports consistent with that treatment. Parent and Raven will each make available to the other party and their respective legal counsel copies of all returns requested by the other party.

      5.14 Board of Directors of Parent. Parent shall take all actions necessary to cause the Board of Directors of Parent, immediately after the Effective Time of Merger I, to consist of the persons listed as directors on Schedule 5.14 hereto. The executive officers of Parent immediately after the Effective Time of Merger I shall be the persons listed as officers on Schedule 5.14 hereto.

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

      5.15 No Solicitation.

           (a) Restrictions on Parent.

               (i) From and after the date of this Agreement until the Effective Time of Merger I or termination of this Agreement pursuant to Article VII, Parent will not, nor will it authorize or knowingly permit any of its respective officers, directors, affiliates, employees, investment bankers, attorneys or other advisors or representatives retained by any of them (collectively, "Representatives") to (and shall instruct its Representatives not to), directly or indirectly, (A) solicit, initiate, encourage or take any other action to facilitate any inquiry, proposal or offer, or the making, submission or announcement of any inquiry, proposal or offer, that constitutes or could reasonably be expected to lead to any Parent Acquisition Proposal, (B) participate in any discussions or negotiations relating to, or furnish to any Person any information relating to, a Parent Acquisition Proposal, (C) subject to Section 5.15(a)(ii), approve, endorse or recommend any Parent Acquisition
Proposal, (D) grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of Parent or any of its subsidiaries, or (E) subject to Section 5.15(a)(ii), enter into any letter of intent, agreement in principle or similar document or any agreement or commitment contemplating or otherwise relating to any Parent Acquisition Transaction; provided, however, until the date on which the issuance of shares of Parent Common Stock in Merger I is approved by the required vote of the Parent stockholders, this Section 5.15(a) shall not prohibit Parent from furnishing information to or entering into discussions or negotiations with respect to a Parent Acquisition Proposal with any Person or group if (1) Parent receives an unsolicited written Parent Acquisition Proposal from such Person or group (which is not withdrawn) which the Parent Board of Directors determines in its good faith judgment after consultation with its financial advisors and outside legal counsel is a Parent Superior Proposal or could reasonably be expected to lead to a Parent Superior Proposal, (2) the Board of Directors of Parent concludes in good faith by a majority vote, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary obligations to Parent's stockholders under applicable law, (3) neither Parent nor any of its Representatives shall have violated any of the restrictions set forth in this Section 5.15(a) in connection with such Parent Acquisition Proposal, (4) (x) at least one (1) business day prior to furnishing any such information to, or entering into discussions or negotiations with, such Person or group, Parent gives Raven written notice of the identity of such Person or group and of Parent's intention to furnish information to, or enter into discussions or negotiations with, such Person or group and (y) Parent receives from such Person or group an executed confidentiality agreement containing terms no less favorable to Parent than the terms of the Confidentiality Agreement and (5) contemporaneously with furnishing any such information to such Person or group, Parent furnishes such information to Raven (to the extent such information has not been previously furnished by Parent to Raven). Parent will immediately cease and cause to be terminated any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Parent Acquisition Proposal and, consistent with the terms of any confidentiality or other agreement with any such party, shall use its commercially reasonable efforts to cause any such party (or its Representatives) in possession of confidential information about Parent that was furnished by or on behalf of Parent to return or destroy all such information. In addition to the foregoing, Parent shall provide Raven with at least forty-eight (48) hours prior written notice (or such lesser prior notice as provided to Parent's directors) of any meeting of Parent's Board of Directors at which Parent's Board of

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Directors is reasonably  expected to consider a Parent Acquisition  Proposal and together with such notice a copy of the documentation relating to such Parent Acquisition Proposal.

               (ii) Neither Parent's Board of Directors nor any committee thereof shall (A) make a Parent Recommendation Change, (B) approve, endorse or recommend any Parent Acquisition Proposal or publicly propose to approve, endorse or recommend any Parent Acquisition Proposal or resolve or agree to take any such action, or (C) enter into any letter of intent, agreement in principle or similar document or any Contract or commitment (each, a "Parent Acquisition Agreement") contemplating or otherwise relating to, or which is intended or is reasonably likely to lead to, any Parent Acquisition Transaction (other than a confidentiality agreement referred to in Section 5.15(a)(i)(4)(y)) or resolve or agree to take any such action. Notwithstanding anything in this Section 5.15(a)(ii) to the contrary, at any time prior to obtaining the approval of Parent's stockholders to the issuance of shares of Parent Common Stock in Merger I, if the Parent Board of Directors concludes in good faith by a majority vote, after consultation with its outside counsel, that as a result of the receipt of a Parent Superior Proposal that did not result from a violation of the restrictions set forth in Section 5.15(a)(i), the failure to do so would be inconsistent with its fiduciary duties to Parent's stockholders under applicable law, the Parent Board of Directors may make a Parent Recommendation Change and cause Parent to terminate this Agreement pursuant to Section 7.1(i) and concurrently enter into a Parent Acquisition Agreement with respect to which a Parent Recommendation Change has been made; provided, however, that Parent shall not terminate this Agreement pursuant to Section 7.1(i), and any purported termination pursuant to Section 7.1(i) shall be void and of no force and effect unless, Parent shall have complied with all the provisions of this Section 5.15(a) (including the notification provisions of this Section 5.15(a)), and with all applicable requirements of Section 7.3(a) (including payment of the Parent Termination Fee prior to or concurrently with such termination) in connection with such Parent Superior Proposal; provided further, however, that Parent shall not exercise its right to terminate this Agreement pursuant to
Section 7.1(i) until (x) after the fifth business day following delivery of written notice to Raven (a "Parent Notice of Superior Proposal") from Parent advising Raven that the Parent Board of Directors has received a Parent Superior Proposal, attaching the most current version of any proposed transaction agreement with the party making the Parent Superior Proposal or a detailed summary of all material terms and conditions of the Parent Superior Proposal, identifying the Person making the Parent Superior Proposal and stating that Parent's Board of Directors intends to exercise its right to terminate this Agreement pursuant to Section 7.1(i) (it being understood and agreed that prior to any such termination taking effect, any amendment to the price or any other material term of such Parent Superior Proposal shall require a new Parent Notice of Superior Proposal and a new five (5) business day period), and (y) during such five (5) business day period after delivery of the Parent Notice of Superior Proposal, Raven does not make an offer to make adjustments to the terms and conditions of this Agreement such that the Parent Acquisition Proposal no longer constitutes a Parent Superior Proposal.

               (iii) For purposes of this Agreement, "Parent Acquisition Proposal" shall mean any offer or proposal (other than an offer or proposal by Raven) relating to any Parent Acquisition Transaction. For the purposes of this Agreement, "Parent Acquisition Transaction" shall mean any transaction or series of related transactions other than the transactions contemplated by this Agreement involving: (A) any acquisition or purchase by any Person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations

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

thereunder) of a 15% or more interest in the total voting power of Parent or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any Person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 15% or more of the total outstanding voting securities of Parent or any of its subsidiaries, (B) any merger, consolidation, reorganization or business combination or similar transaction involving Parent pursuant to which the stockholders of Parent immediately preceding such transaction hold less than 85% of the equity interests in the surviving or resulting entity of such transaction; (C) any sale, lease, exchange, transfer, license, acquisition or disposition of more than 15% of the consolidated assets of Parent and its subsidiaries (including equity securities of Parent's subsidiaries), other than a sale of Parent's manufacturing facility; or (D) any liquidation or dissolution of Parent. For purposes of this Agreement, "Parent Superior Proposal" shall mean an unsolicited, bona fide written Parent Acquisition Proposal that the Board of Directors of Parent determines in its good faith judgment by a majority vote (after consultation with its financial advisors and outside legal counsel) to be more favorable to the Parent stockholders than the transactions contemplated by this Agreement (taking into account any proposed modifications to the terms hereof), taking into account all relevant factors (including legal, financial, regulatory and other aspects of the offer and the third party making the offer).

               (iv) In addition to the obligations of Parent set forth in paragraph (i) of this Section 5.15(a), Parent as promptly as practicable, and in any event within one (1) business day, shall notify Raven of any request received by Parent for information which Parent reasonably believes could lead to a Parent Acquisition Proposal or of any Parent Acquisition Proposal, the material terms and conditions of such request, Parent Acquisition Proposal or inquiry, and the identity of the Person or group making any such request, Parent Acquisition Proposal or inquiry. Parent will keep Raven informed on a prompt basis of material changes to any such request, Parent Acquisition Proposal or inquiry.

               (v) Nothing contained in this Section 5.15(a) shall prohibit Parent from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act; provided that any Parent Recommendation Change must comply with Section 5.15(a)(ii).

           (b) Restrictions on Raven.

               (i) From and after the date of this Agreement until the Effective Time of Merger I or termination of this Agreement pursuant to Article VII, Raven will not, nor will it authorize or knowingly permit any of its Representatives to (and shall instruct its Representatives not to), directly or indirectly, (A) solicit, initiate, encourage or take any other action to facilitate any inquiry, proposal or offer, or the making, submission or announcement of any inquiry, proposal or offer, that constitutes or could reasonably be expected to lead to any Raven Acquisition Proposal, (B) participate in any discussions or negotiations relating to, or furnish to any Person any information relating to, a Raven Acquisition Proposal, (C) subject to Section 5.15(b)(ii), approve, endorse or recommend any Raven Acquisition Proposal, (D) grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of Raven or any of its subsidiaries, or (E) subject to Section 5.15(b)(ii), enter into any letter of intent, agreement in principle or similar document or any agreement or commitment

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

contemplating or otherwise relating to any Raven Acquisition Transaction; provided, however, until the date on which this Agreement is adopted by the required vote (whether taken at a meeting or obtained by written consent) of the Raven stockholders, this Section 5.15(b) shall not prohibit Raven from furnishing information to or entering into discussions or negotiations with respect to a Raven Acquisition Proposal with any Person or group if (1) Raven receives an unsolicited written Raven Acquisition Proposal from such Person or group (which is not withdrawn) which the Raven Board of Directors determines in its good faith judgment after consultation with its financial advisor and outside legal counsel is a Raven Superior Proposal or could reasonably be expected to lead to a Raven Superior Proposal, (2) the Board of Directors of Raven concludes in good faith by a majority vote, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary obligations to Raven's stockholders under applicable law, (3) neither Raven nor any of its Representatives shall have violated any of the restrictions set forth in this Section 5.15(b) in connection with such Raven Acquisition Proposal, (4) (x) at least one (1) business day prior to furnishing any such information to, or entering into discussions or negotiations with, such Person or group, Raven gives Parent written notice of the identity of such Person or group and of Raven's intention to furnish information to, or enter into discussions or negotiations with, such Person or group and (y) Raven receives from such Person or group an executed confidentiality agreement containing terms no less favorable to Raven than the terms of the Confidentiality Agreement and (5) contemporaneously with furnishing any such information to such Person or group, Raven furnishes such information to Parent (to the extent such information has not been previously furnished by Raven to Parent). Raven and its subsidiaries will immediately cease and cause to be terminated any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Raven Acquisition Proposal and, consistent with the terms of any confidentiality or other agreement with any such party, shall use its commercially reasonable efforts to cause any such party (or its Representatives) in possession of confidential information about Raven that was furnished by or on behalf of Raven to return or destroy all such information. In addition to the foregoing, Raven shall provide Parent with at least forty-eight (48) hours prior written notice (or such lesser prior notice as provided to Raven's directors) of any meeting of Raven's Board of Directors at which Raven's Board of Directors is reasonably expected to consider a Raven Acquisition Proposal and together with such notice a copy of the documentation relating to such Raven Acquisition Proposal.

               (ii) Neither Raven's Board of Directors nor any committee thereof shall (A) make a Raven Recommendation Change, (B) approve, endorse or recommend any Raven Acquisition Proposal or publicly propose to approve, endorse or recommend any Raven Acquisition Proposal or resolve or agree to take any such action, or (C) enter into any letter of intent, agreement in principle or similar document or any Contract or commitment (each, a "Raven Acquisition Agreement") contemplating or otherwise relating to, or which is intended or is reasonably likely to lead to, any Raven Acquisition Transaction (other than a confidentiality agreement referred to in Section 5.15(b)(i)(4)(y)) or resolve or agree to take any such action. Notwithstanding anything in this Section 5.15(b)(ii) to the contrary, at any time prior to obtaining the approval of Raven's stockholders to the adoption of this Agreement, if the Raven Board of Directors concludes in good faith by a majority vote, after consultation with its outside counsel, that as a result of the receipt of a Raven Superior Proposal that did not result from a violation of the restrictions set forth in
Section 5.15(b)(i), the failure to do so would be inconsistent with its fiduciary duties to Raven's stockholders under applicable law, the Raven

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Board of  Directors  may make a Raven  Recommendation  Change and cause Raven to terminate this Agreement pursuant to Section 7.1(j) and concurrently enter into a Raven Acquisition Agreement with respect to which a Raven Recommendation Change has been made; provided, however, that Raven shall not terminate this Agreement pursuant to Section 7.1(j), and any purported termination pursuant to
Section 7.1(j) shall be void and of no force and effect unless, Raven shall have complied with all the provisions of this Section 5.15(b) (including the notification provisions of this Section 5.15(b)) and with all applicable requirements of Section 7.3(b) (including payment of the Raven Termination Fee prior to or concurrently with such termination) in connection with such Raven Superior Proposal; provided further, however, that Raven shall not exercise its right to terminate this Agreement pursuant to Section 7.1(j) until (x) after the fifth business day following delivery of written notice to Parent (a "Raven Notice of Superior Proposal") from Raven advising Parent that the Raven Board of Directors has received a Raven Superior Proposal, attaching the most current version of any proposed transaction agreement with the party making the Raven Superior Proposal or a detailed summary of all material terms and conditions of the Raven Superior Proposal, identifying the Person making the Raven Superior Proposal and stating that Raven's Board of Directors intends to exercise its right to terminate this Agreement pursuant to Section 7.1(j) (it being understood and agreed that prior to any such termination taking effect, any amendment to the price or any other material term of such Raven Superior Proposal shall require a new Raven Notice of Superior Proposal and a new five
(5) business day period), and (y) during such five (5) business day period after delivery of the Raven Notice of Superior Proposal, Parent does not make an offer to make adjustments to the terms and conditions of this Agreement such that the Raven Acquisition Proposal no longer constitutes a Raven Superior Proposal.

               (iii) For purposes of this Agreement, "Raven Acquisition Proposal" shall mean any offer or proposal (other than an offer or proposal by Raven) relating to any Raven Acquisition Transaction. For the purposes of this Agreement, "Raven Acquisition Transaction" shall mean any transaction or series of related transactions other than the transactions contemplated by this Agreement involving: (A) any merger, consolidation, reorganization or business combination or similar transaction involving Raven pursuant to which the stockholders of Raven immediately preceding such transaction hold less than a majority of the equity interests in the surviving or resulting entity of such transaction; or (B) any sale, lease, exchange, transfer, license, acquisition or disposition of all or substantially all of the assets of Raven. For purposes of this Agreement, "Raven Superior Offer" shall mean an unsolicited, bona fide written Raven Acquisition Proposal that the Board of Directors of Raven determines in its good faith judgment by a majority vote (after consultation with its financial advisor and outside legal counsel) to be more favorable to the Raven stockholders than the transactions contemplated by this Agreement (taking into account any proposed modifications to the terms hereof), taking into account all relevant factors (including legal, financial, regulatory and other aspects of the offer and the third party making the offer).

               (iv) In addition to the obligations of Raven set forth in paragraph (i) of this Section 5.15(b), Raven as promptly as practicable, and in any event within one (1) business day, shall notify Parent of any request received by Raven for information which Raven reasonably believes could lead to a Raven Acquisition Proposal or of any Raven Acquisition Proposal, the material terms and conditions of such request, Raven Acquisition Proposal or inquiry, and the identity of the Person or group making any such request, Raven Acquisition

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Proposal  or  inquiry.  Raven will keep  Parent  informed  on a prompt  basis of material changes to any such request, Raven Acquisition Proposal or inquiry.

      5.16  Tax  Matters.   Prior  to  the  effectiveness  of  the  Registration
Statement: (a) Raven shall execute and deliver to Cooley Godward Kronish LLP a tax representation letter in a customary form for transactions such as the Transaction in which shares of capital stock are registered on Form S-4 as may be reasonably requested by Cooley Godward Kronish LLP; and (b) Parent and the Merger Subs shall execute and deliver to Cooley Godward Kronish LLP a tax representation letter in a customary form for transactions such as the Transaction in which shares of capital stock are registered on Form S-4 as may be reasonably requested by Cooley Godward Kronish LLP. To the extent requested by Parent, each of Parent, the Merger Subs and Raven shall confirm to Cooley Godward Kronish LLP the accuracy and completeness as of the Effective Time of Merger I of the tax representation letters delivered pursuant to the immediately preceding sentence. Following the delivery of the tax representation letters pursuant to the first sentence of this Section 5.16, Parent shall use its commercially reasonable efforts to cause Cooley Godward Kronish LLP to deliver to it a tax opinion satisfying the requirements of Item 601 of Regulation S-K under the Securities Act. In rendering such opinion, Cooley Godward Kronish LLP shall be entitled to rely on the tax representation letters referred to in this
Section 5.16 as well as the representations made elsewhere in this Agreement.

      5.17 Intentionally Omitted.

      5.18 Consultation Regarding Certain Closing Conditions. In the event that either Parent or Raven reasonably believes that a potential deviation from, or non-conformance, with the obligations set forth in this Agreement has occurred or may occur, such that the condition set forth in either Section 6.2(b) or
Section 6.3(b) may not be satisfied, then such party shall so notify the other party and the Chief Executive Officers of both Parent and Raven shall meet as promptly as practicable to discuss the matter and each party shall use reasonable, good faith efforts to resolve such matter; provided that nothing shall be deemed to modify the parties' obligations under this Agreement or to extend the date set forth in Section 7.1(b) hereof.

                                   ARTICLE 6

                          CONDITIONS TO THE TRANSACTION

      6.1 Conditions to Obligation of Each Party to Effect Merger I. The respective obligations of each party to effect Merger I shall be subject to the satisfaction at or prior to the Effective Time of Merger I of the following conditions:

           (a) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose and no similar proceeding in respect of the Proxy Statement shall have been initiated or, to the knowledge of Parent or Raven, threatened by the SEC.

           (b) Stockholder Approval. This Agreement shall have been approved and adopted, and Merger I shall have been approved and adopted, by the requisite
vote,   under

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applicable law, by the stockholders of Raven and Parent,  respectively;  and the issuance of shares of Parent Common Stock by virtue of Merger I shall have been approved by the requisite vote under the rules of the National Association of Securities Dealers, Inc. or other Approved Exchange by the stockholders of Parent.

           (c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order (whether temporary, preliminary or permanent) issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of Merger I on substantially identical terms and conferring upon Parent substantially all the rights and benefits as contemplated herein, shall be in effect, nor shall any proceeding brought by any administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to Merger I, which makes the consummation of Merger I on substantially identical terms and conferring upon Parent substantially all the rights and benefits as contemplated herein, illegal.

           (d) Listing. The Parent Common Stock shall have been relisted on an Approved Exchange, and the Parent Common Stock to be issued in connection with Merger I shall have been approved for listing, subject to notice of issuance, on such Approved Exchange.

      6.2 Additional Conditions to Obligations of Parent. The obligations of Parent to effect Merger I are also subject to the following conditions:

          (a) Representations and Warranties. The representations and warranties of Raven contained in this Agreement (together with the Raven Disclosure Schedule) shall be true and correct in all respects on and as of the Effective Time of Merger I, with the same force and effect as if made on and as of the Effective Time of Merger I (except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date)), except in such cases where the failure to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) would not, individually or in the aggregate, have a Material Adverse Effect on Raven; and Parent shall have received a certificate to such effect signed by the Chief Executive Officer and Chief Financial Officer of Raven.

          (b) Agreements and Covenants. Raven shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time of Merger I and Parent shall have received a certificate to such effect signed by the Chief Executive Officer and Chief Financial Officer of Raven.

          (c) Consents Obtained. Parent shall have received evidence, in form and substance satisfactory to it, that all material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by Raven for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by Raven.

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          (d)  Governmental  Actions.  There  shall  not have  been  instituted, pending or threatened any action or proceeding (or any investigation or other inquiry that might result in such an action or proceeding) by any governmental
authority  or   administrative   agency  before  any   governmental   authority,
administrative agency or court of competent jurisdiction,  nor shall there be in
effect  any   judgment,   decree  or  order  of  any   governmental   authority,
administrative agency or court of competent jurisdiction, in either case, seeking to prohibit or limit Parent from exercising all material rights and privileges pertaining to its ownership of the Surviving Entity or the ownership or operation by Parent of all or a material portion of the business or assets of Parent, or seeking to compel Parent or any of its subsidiaries to dispose of or hold separate all or any material portion of the business or assets of Parent as a result of Merger I or the transactions contemplated by this Agreement.

          (e) Material Adverse Change. Since the date of this Agreement, there shall have been no change, occurrence or circumstance in the business of Raven or any subsidiary of Raven having or reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

          (f) Consents under Material Agreements. Raven shall have received all consents and approvals required with respect to Merger I under the agreements listed on Section 6.2 of the Raven Disclosure Schedule.

          (g) Other Deliveries. Parent shall have received such other certificates and instruments (including without limitation certificates of good standing of Raven in its jurisdiction of organization and the various foreign jurisdictions in which it is qualified, certified charter documents, certificates as to the incumbency of officers and the adoption of authorizing resolutions) as it shall reasonably request in connection with the Closing.

      6.3 Additional Conditions to Obligations of Raven. The obligation of Raven to effect Merger I is also subject to the following conditions:

          (a) Representations and Warranties. The representations and warranties of Parent contained in this Agreement (together with the Parent Disclosure Schedule) shall be true and correct in all respects on and as of the Effective Time of Merger I, with the same force and effect as if made on and as of the Effective Time of Merger I (except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date)), except in such cases where the failure to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) would not, individually or in the aggregate, have a Material Adverse Effect on Parent; and Raven shall have received a certificate to such effect signed by the President and Chief Financial Officer of Parent.

          (b) Agreements and Covenants. Parent shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time of Merger I, and Raven shall have received a certificate to such effect signed by the President and Chief Financial Officer of Parent.

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

          (c) Consents Obtained. Raven shall have received evidence, in form and substance satisfactory to it, that all material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by Parent for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby shall have been obtained and made by Parent.

          (d) Governmental Actions. There shall not have been instituted, pending or threatened any action or proceeding (or any investigation or other inquiry that might result in such an action or proceeding) by any governmental authority or administrative agency before any governmental authority, administrative agency or court of competent jurisdiction, nor shall there be in effect any judgment, decree or order of any governmental authority, administrative agency or court of competent jurisdiction, in either case, seeking to prohibit or limit Raven from exercising all material rights and privileges pertaining to its ownership or operation of any of its subsidiaries of all or a material portion of the business or assets of Raven or any of its subsidiaries, or seeking to compel Raven or any of its subsidiaries to dispose of or hold separate all or any material portion of the business or assets of Raven or any of its subsidiaries, as a result of Merger I or the transactions contemplated by this Agreement.

          (e) Other Deliveries. Raven shall have received such other certificates and instruments (including without limitation certificates of good standing of Parent in its jurisdiction of organization and the various foreign jurisdictions in which it is qualified, certified charter documents, certificates as to the incumbency of officers and the adoption of authorizing resolutions) as it shall reasonably request in connection with the Closing.

          (f) Material Adverse Change. Since the date of this Agreement, there shall have been no change, occurrence or circumstance in the results of operations or financial condition of Parent or any subsidiary of Parent having or reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect.

                                    ARTICLE 7

                                   TERMINATION

      7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time of Merger I, notwithstanding approval thereof by the stockholders of Raven and Parent:

          (a) by mutual written consent duly authorized by the Boards of Directors of Parent and Raven; or

          (b) by either Parent or Raven if Merger I shall not have been consummated by April 15, 2008 (provided that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of Merger I to occur on or before such date); or

          (c) by either Parent or Raven if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a non-

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appealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting Merger I; or

          (d) by either Parent or Raven, if the required approvals of the stockholders of Parent or Raven contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the requisite vote upon a vote taken as a meeting of stockholders convened therefor or at any adjournment thereof (provided that the right to terminate this Agreement under this Section 7.1(d) shall not be available to any party where the failure to obtain stockholder approval of such party shall have been caused by the action or failure to act of such party in breach of this Agreement); or

          (e) by Parent or Raven, upon a breach of any covenant or agreement on the part of Raven or Parent, respectively, set forth in this Agreement, in either case, such that the conditions set forth in Section 6.2(b), or Section 6.3(b), would not be satisfied (a "Terminating Breach"), provided that, if such Terminating Breach is curable prior to the expiration of fifteen (15) days from its occurrence (but in no event later than April 15, 2008) by Parent or Raven, as the case may be, through the exercise of its reasonable best efforts and for so long as Parent or Raven, as the case may be, continues to exercise such reasonable best efforts, neither Raven nor Parent, respectively, may terminate this Agreement under this Section 7.1(e) unless such 15-day period expires without such Terminating Breach having been cured; or

          (f) by either Parent or Raven, if any representation or warranty on the part of the other party set forth in this Agreement proves to have been untrue on the date hereof, if such failure to be true is reasonably likely to have a Material Adverse Effect; or

          (g) by Parent if a Raven Triggering Event shall have occurred; or

          (h) by Raven if a Parent Triggering Effect shall have occurred; or

          (i) by Parent in accordance with the terms and subject to the conditions of Section 5.15(a)(ii);

          (j) by Raven in accordance with the terms and subject to the conditions of Section 5.15(b)(ii)

          (k) by Raven if there shall have occurred any Material Adverse Effect with respect to Parent since the date of this Agreement; or

          (l) by Parent if there shall have occurred any Material Adverse Effect with respect to Raven since the date of this Agreement.

      For the purposes of this Agreement, a "Raven Triggering Event" shall be deemed to have occurred if: (i) the Board of Directors of Raven or any committee thereof shall for any reason make a Raven Recommendation Change; (ii) Raven shall have entered into any letter of intent, agreement in principle or similar document or any agreement accepting any Raven Acquisition Proposal; or (iii) Raven (directly or indirectly through any of its Representatives) has willfully and materially breached its obligations under Section 5.15.

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      For the purposes of this Agreement,  an "Parent Triggering Event" shall be deemed to have occurred if: (i) the Board of Directors of Parent or any committee thereof shall for any reason have made an Parent Recommendation Change; (ii) Parent shall have failed to include in the Proxy Statement the Parent Recommendation; (iii) Parent shall have entered into any letter of intent, agreement in principle or similar document or any agreement accepting any Parent Acquisition Proposal; (iv) Parent (directly or indirectly through any of its Representatives) has willfully and materially breached its obligations under Section 5.15; or (v) a tender or exchange offer relating to securities of Parent shall have been commenced by a Person unaffiliated with Raven and Parent shall not have sent to its security holders pursuant to Rule 14e-2 promulgated under the Securities Act, within ten (10) business days after such tender or exchange offer is first published sent or given, a statement disclosing that Parent recommends rejection of such tender or exchange offer.

      7.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 7.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or stockholders except (i) as set forth in Sections 7.2, 7.3 and Article VIII hereof, and (ii) nothing herein shall relieve any party from liability for any willful breach hereof. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with its terms.

      7.3 Termination Fees.

          (a) Parent Payment.

              (i) Parent shall pay to Raven in immediately available funds, prior to or concurrently with termination of this Agreement, an amount equal to $2,000,000 (the "Parent Termination Fee") if this Agreement is terminated by Parent pursuant to Section 7.1(i).

              (ii) Parent  acknowledges  that the  agreement  contained  in this
Section 7.3(a) is an integral part of the transactions contemplated by this Agreement, and that, without this agreement, Raven would not enter into this Agreement; accordingly, if Parent fails to pay in a timely manner the amount due pursuant to this Section 7.3(a) and, in order to obtain such payment, Raven makes a claim that results in a judgment against Parent for the amount set forth in this Section 7.3(a), Parent shall pay to Raven its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amount set forth in this Section 7.3(a) at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made. Payment of the fee described in this Section 7.3(a) shall not be in lieu of damages incurred in the event of breach of this Agreement.

          (b) Raven Payment.

              (i) Raven shall pay to Parent in immediately available funds, prior to or concurrently with termination of this Agreement, an amount equal to $2,000,000 (the "Raven Termination Fee") if this Agreement is terminated by Raven pursuant to Section 7.1(j).

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              (ii)  Raven  acknowledges  that the  agreement  contained  in this
Section 7.3(b) is an integral part of the transactions contemplated by this Agreement, and that, without this agreement, Parent would not enter into this Agreement; accordingly, if Raven fails to pay in a timely manner the amount due pursuant to this Section 7.3(b) and, in order to obtain such payment, Parent makes a claim that results in a judgment against Raven for the amount set forth in this Section 7.3(b), Raven shall pay to Parent its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 7.3(b) at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made. Payment of the fee described in this Section 7.3(b) shall not be in lieu of damages incurred in the event of breach of this Agreement.

      7.4 Fees and Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not Merger I is consummated; provided, however, that if Merger I is consummated, such fees and expenses shall be paid by such party out of its own cash on hand prior to the Effective Time of Merger I.

                                   ARTICLE 8

                                 INDEMNIFICATION

      8.1 Definitions. As used in this Article 8, the following terms shall have the following meanings:


          (a) "Affiliate" as to any person means any entity, directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with such person.

          (b) "Event of Indemnification" shall mean the untruth, inaccuracy or breach of any representation, warranty, covenant or agreement by Raven or by Parent contained in either Article II or Article III of this Agreement, respectively, including any Third Party Claims (as defined below) based on the foregoing.

          (c) "Indemnified Persons" shall mean and include (i) with respect to an Event of Indemnification arising under Article II, Parent and the Surviving Entity and their respective Affiliates, successors and assigns, and the respective officers and directors of each of the foregoing (the "Stockholder Indemnified Persons"), and (ii) with respect to an Event of Indemnification arising under Article III, each of the Raven Stockholders and their respective Affiliates, successors and assigns (the "Parent Indemnified Persons").

          (d) "Indemnifying Persons" shall mean and include (i) with respect to an Event of Indemnification arising under Article II, each of the Raven Stockholders receiving Merger Consideration and its or his respective successors, assigns, heirs and legal representatives and estate (the "Stockholder Indemnifying Persons") and (ii) with respect to an Event of Indemnification arising under Article III, Parent and its successors and assigns (the "Parent Indemnifying Persons").

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          (e)  "Losses"  shall  mean  any and  all  losses,  claims,  shortages, damages, liabilities, expenses (including reasonable attorneys' and accountants' fees), assessments, Taxes (including interest or penalties thereon) sustained, suffered or incurred by any Indemnified Person arising from or in connection with any such matter that is the subject of indemnification under Section 8.2 hereof.

      8.2 Indemnification and Escrow Fund. Subject to Section 8.3, the Indemnifying Persons shall indemnify the Indemnified Persons from and against any and all Losses arising from or in connection with any Event of Indemnification. At the Closing, Parent shall issue to U.S. Bank ("Escrow Agent") shares of Parent Common Stock comprising ten percent (10%) of the shares to be issued as Merger Consideration (the "Parent Escrow Fund"), which shares shall be held by the Escrow Agent under the terms set forth in an Escrow Agreement among the Parent, the Escrow Participant Representative and the Escrow Agent ("Escrow Agreement") and shall be available to indemnify Parent pursuant to the indemnification provisions set forth in this Section 8.

      8.3 Limitations on Indemnification. Notwithstanding the foregoing, the right to indemnification under this Section 8 shall be subject to the following terms:

          (a) Neither the Parent Indemnified Persons nor the Stockholder Indemnified Persons shall be entitled to indemnification pursuant to Section 8.2 unless and until the amount of all claims for Losses by such party exceed $500,000 in the aggregate, whereupon indemnification pursuant to Section 8.2 shall be payable for such claims without any deduction.

          (b) No indemnification shall be payable pursuant to Section 8.2 for claims asserted other than as set forth in Section 8.4.

          (c) All indemnification claims by Parent Indemnified Persons other than for fraud, willful misconduct or intentional or reckless misrepresentation, shall be limited to the Parent Escrow Fund and shall be satisfied by the surrender of shares of Parent Common Stock from the Escrow Fund, valued at the fair market value of such shares as of the Effective Time of Merger I, based on the average closing price of a share of Parent Common Stock on the Approved Exchange over the ten (10) trading days ending on the trading day prior to the Effective Time of Merger I. All indemnification claims by Stockholder Indemnified Persons other than for fraud, willful misconduct or intentional or reckless misrepresentation, shall be limited to the value of ten percent (10%) of the shares to be issued as Merger Consideration as of the Closing.

      8.4 Assertion of Claims. No claim shall be brought under Section 8.2 hereof unless the Indemnified Persons, or any of them, at any time prior to the 12 month anniversary of this agreement, give the applicable Indemnifying Person or Persons (if the Indemnifying Person or Persons is/are the Stockholder Indemnifying Person or Persons, then the Escrow Participant Representative) (a) a written notice of the existence of any such claim, specifying the nature and basis of such claim and the amount thereof, to the extent known or (b) written notice pursuant to Section 8.5 of any Third Party Claim, the existence of which might give rise to such a claim. The failure so to provide such notice to the applicable Indemnifying Person or Persons (if the Indemnifying Person or Persons
is/are  the  Stockholder   Indemnifying  Person  or  Persons,  then  the

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Escrow Participant  Representative)  will not relieve the Indemnifying Person or
Persons from any liability which they may have to the Indemnified Person or Persons under this Agreement (unless and only to the extent that such failure results in the loss or compromise of any rights or defenses of the Indemnifying Person or Persons and they were not otherwise aware of such action or claim). Upon the giving of such written notice as aforesaid, the Indemnified Person or Persons, or any of them, shall have the right to commence legal proceedings prior to the Expiration Date (as defined below) for the claim involved.

      8.5 Notice and Defense of Third Party Claims. Losses resulting from the assertion of liability by third parties (each, a "Third Party Claim") shall be subject to the following terms and conditions:

          (a) The Indemnified Person or Persons shall promptly give written notice to the applicable Indemnifying Person or Persons of any Third Party Claim that might give rise to any Loss by the Indemnified Person or Persons, stating the nature and basis of such Third Party Claim, and the amount thereof to the extent known. Such notice shall be accompanied by copies of all relevant documentation with respect to such Third Party Claim, including, without limitation, any summons, complaint or other pleading that may have been served, any written demand or any other document or instrument. Notwithstanding the foregoing, the failure to provide notice as aforesaid to the applicable Indemnifying Person or Persons (if the Indemnifying Person or Persons is/are the Stockholder Indemnifying Person or Persons, then the Escrow Participant Representative) will not relieve the Indemnifying Person or Persons from any liability which they may have to the Indemnified Person or Persons under this Agreement or otherwise (unless and only to the extent that such failure directly results in the loss or compromise of any rights or defenses of the Indemnifying Person or Persons and they were not otherwise aware of such action or claim).

          (b) The Indemnified Person or Persons shall defend any Third Party Claims with counsel of their own choosing, and shall act reasonably and in accordance with their good faith business judgment in handling such Third Party Claims, provided that no Third Party Claim may be settled without the consent of the Indemnifying Person or Persons. The Indemnifying Persons, on the one hand, and the Indemnified Persons, on the other hand, shall make available to each other and their counsel and accountants all books and records and information relating to any Third Party Claims, keep each other fully apprised as to the details and progress of all proceedings relating thereto and render to each other such assistance as may be reasonably required to ensure the proper and adequate defense of any and all Third Party Claims.

      8.6  Survival of  Representations  and  Warranties.  The  representations, warranties, covenants and agreements of Raven and Parent set forth in this Agreement and in any certificate, exhibit or schedule hereto shall survive 12 months from the Effective Time of Merger I (the date of expiration of such representations, warranties, covenants and agreements being the "Expiration Date"). Such survival shall not be affected by any examination made for or on behalf of the Indemnified Parties or the knowledge of any of the Indemnified Parties' officers, directors, stockholders, employees, agents or affiliates. No demand or notice of a Third Party Claim may be made after the Expiration Date; however, any demands or notices of Third Party Claims asserted in writing prior to the Expiration Date shall survive until finally resolved and satisfied in full and the Expiration Date shall be so extended. If a claim for indemnification is

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made before expiration of such period, then  (notwithstanding  the expiration of such time period) the representation, warranty, covenant or agreement applicable to such claim shall survive until, but only for purposes of, the resolution of such claim.

                                   ARTICLE 9

                               GENERAL PROVISIONS

      9.1 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered if delivered personally, three days after being sent by registered or certified mail (postage prepaid, return receipt requested), one day after dispatch by recognized overnight courier (provided delivery is confirmed by the carrier) and upon transmission by telecopy, confirmed received, to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address):

(a) If to Parent:

349 Oyster Point Blvd.
South San Francisco, CA 94080
Attn.: Chief Executive Officer

With a copy to:

Cooley Godward Kronish LLP
3175 Hanover Street
Palo Alto, CA  94304-1130
Attn.: Laura Berezin and Adam Salassi

(b) If to Raven:

One Corporate Drive
South San Francisco, CA 94080
Attn.: Chief Executive Officer

With a copy to:

Latham & Watkins LLP
140 Scott Drive
Menlo Park CA 94025
Attn.: Alan C. Mendelson and Linda Lorenat

If to the Escrow Participant Representative:

Shareholder Representative Services, LLC
999 18th Street, Suite 1825
Denver, CO  80202
Attn:  Paul Koenig

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      9.2 Certain Definitions. For purposes of this Agreement, the term:

          (a) "Affiliates" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person, including, without limitation, any partnership or joint venture in which Raven or Parent, as the case may be, (either alone, or through or together with any other subsidiary) has, directly or indirectly, an interest of five percent or more;

          (b) "Business Day" means any day other than a day on which banks in Boston are required or authorized to be closed;

          (c) "Person" means a person, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

          (d) "Subsidiary" or "subsidiaries" of Raven, the Surviving Entity, Parent or any other person means any corporation, partnership, joint venture or other legal entity of which Raven, the Surviving Entity, Parent or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

      9.3 Definitions List. To assist in the reading of this Agreement, the following defined terms have the definitions provided in the Agreement where indicated below:

          (a) "Affiliate" shall have the meaning set forth in Section 8.1(a).

          (b) "Affiliates" shall have the meaning set forth in Section 9.2(a).

          (c) "Aggregate Outstanding Claims" shall have the meaning set forth in
Section 1.7(b)(i).

          (d) "Agreement" shall have the meaning set forth in the first paragraph.

          (e) "Agreement of Merger" shall have the meaning set forth in Section 1.2.

          (f) "Business Day" shall have the meaning set forth in Section 9.2(b).

          (g)  "Certificate(s)"  shall  have the  meaning  set forth in  Section
1.8(b).

          (h)  "Certifications"  shall  have the  meaning  set forth in  Section
3.5(a).

          (i) "CGCL" shall have the meaning set forth in Section 1.6(h).

          (j) "COBRA" shall have the meaning set forth in Section 2.13(f).

          (k) "Code" shall have the meaning set forth in the Recitals.

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

          (l)  "Confidentiality  Agreement"  shall have the meaning set forth in
Section 5.3.

          (m) "Copyrights" shall have the meaning set forth in Section 2.9(b).

          (n) "Delaware Law" shall have the meaning set forth in the Recitals.

          (o) "Dissenting Shares" shall have the meaning set forth in Section 1.6(h).

          (p) "DLLCA" shall have the meaning set forth in the Recitals.

          (q)  "Effective  Time of Merger I" shall have the meaning set forth in
Section 1.2.

          (r) "Effective  Time of Merger II" shall have the meaning set forth in
Section 1.2.

          (s) "ERISA" shall have the meaning set forth in Section 2.13(a).

          (t) "ERISA Affiliate" shall have the meaning set forth in Section 2.13(a).

          (u) "Escrow Account" shall have the meaning set forth in Section 1.7(a)(i).

          (v) "Escrow Agent" shall have the meaning set forth in Sections 1.7(a)(i) and 8.2.

          (w) "Escrow Agreement" shall have the meaning set forth in Sections 1.7(a)(i) and 8.2.

          (x) "Escrow Amount" shall have the meaning set forth in Section 1.7(a)(i).

          (y) "Escrow Participant" shall have the meaning set forth in Section 1.7(a)(i).

          (z) "Escrow Participant Representative" shall have the meaning set forth in Section 1.7(c)(i).

          (aa) "Escrow Participants" shall have the meaning set forth in Section 1.7(a)(i).

          (bb)  "Event of  Indemnification"  shall have the meaning set forth in
Section 8.1(b).

          (cc) "Exchange Agent" shall have the meaning set forth in Section 1.8(a).

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

          (dd) "Exchange Ratio" shall have the meaning set forth in Section 1.6(a)(i).

          (ee)  "Expiration  Date"  shall have the  meaning set forth in Section
8.6.

          (ff) "FDA" shall have the meaning set forth in Section 2.10(c).

          (gg) "FDCA" shall have the meaning set forth in Section 2.10(c).

          (hh) "GAAP" shall have the meaning set forth in Section 2.6.

          (ii) "Governmental Entity" shall have the meaning set forth in Section 2.4(b).

          (jj) "Hazardous Material" shall have the meaning set forth in Section 2.15(a).

          (kk) "Hazardous Material Activities" shall have the meaning set forth in Section 2.15(b).

          (ll) "HIPAA" shall have the meaning set forth in Section 2.13(f).

          (mm) "HMO" shall have the meaning set forth in Section 2.13(k).

          (nn) "Indemnified Parties" shall have the meaning set forth in Section 5.7(b).

          (oo) "Indemnified Persons" shall have the meaning set forth in Section 8.1(c).

          (pp) "Initial Merger Consideration" shall have the meaning set forth in Section 1.6(a)(i).

          (qq) "Injunction" shall have the meaning set forth in Section 6.1(c).

          (rr) "Insurance Policies" to which Raven is a party, shall have the meaning set forth in Section 2.23(a).

          (ss) "Insurance Policies" to which Parent is a party, shall have the meaning set forth in Section 3.26(a).

          (tt) "Interim Financial Statements" shall have the meaning set forth in Section 5.9.

          (uu) "IP Rights" shall have the meaning set forth in Section 2.9(a).

          (vv) "Lock-Up Agreements" shall have the meaning set forth in the Recitals.

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

          (ww) "Losses" shall have the meaning set forth in Section 8.1(e).

          (xx) "Major Raven Stockholder" shall have the meaning set forth in the Recitals.

          (yy) "Material Adverse Effect," with respect to Parent, shall have the meaning set forth in Section 1.15(b).

          (zz) "Material Adverse Effect," with respect to Raven, shall have the meaning set forth in Section 1.15(a).

          (aaa)  "Material  Raven IP Rights" shall have the meaning set forth in
Section 2.9(c).

          (bbb) "Merger I" shall have the meaning set forth in the Recitals.

          (ccc) "Merger II" shall have the meaning set forth in the Recitals.

          (ddd)  "Merger  Consideration"  shall  have the  meaning  set forth in
Section 1.8(b).

          (eee) "Merger Sub I" shall have the meaning set forth in the first paragraph.

          (fff) "Merger Sub II" shall have the meaning set forth in the first paragraph.

          (ggg) "Merger Subs" shall have the meaning set forth in the first paragraph.

          (hhh) "Parent" shall have the meaning set forth in the first paragraph.

          (iii) "Parent Acquisition Agreement" shall have the meaning set forth in Section 5.15(a)(ii).

          (jjj) "Parent Acquisition Proposal" shall have the meaning set forth in Section 5.15(a)(iii).

          (kkk) "Parent Acquisition Transaction" shall have the meaning set forth in Section 5.15(a)(iii).

          (lll) "Parent Bridge Loan" shall have the meaning set forth in Section 5.5.

          (mmm)  "Parent  Common  Stock"  shall  have the  meaning  set forth in
Section 1.6(a)(i).

          (nnn) "Parent Contract" shall have the meaning set forth in Section 3.28(k).

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

          (ooo) "Parent Disclosure Schedule" shall have the meaning set forth in the first paragraph of Article 3.

          (ppp)  "Parent  Employee  Plans"  shall have the  meaning set forth in
Section 3.15(a).

          (qqq) "Parent Environmental Permits" shall have the meaning set forth in Section 3.16(c).

          (rrr) "Parent Escrow Fund" shall have the meaning set forth in Section 8.2.

          (sss) "Parent Financials" shall have the meaning set forth in Section 3.5(c).

          (ttt) "Parent Indemnifying Persons" shall have the meaning set forth in Section 8.1(d).

          (uuu)  "Parent  Options"  shall have the  meaning set forth in Section
3.6.

          (vvv) "Parent Notice of Superior Proposal" shall have the meaning set forth in Section 5.15(a)(ii).

          (www)  "Parent  Recommendation"  shall have the  meaning  set forth in
Section 3.4.

          (xxx) "Parent Recommendation Change" shall have the meaning set forth in Section 5.2(b).

          (yyy)  "Parent  SEC  Documents"  shall have the  meaning  set forth in
Section 3.5(a).

          (zzz) "Parent Share Value" shall have the meaning set forth in Section 1.6(a)(i)(2).

          (aaaa) "Parent Stock Option Plans" shall have the meaning set forth in
Section 3.6.

          (bbbb) "Parent Superior  Proposal" shall have the meaning set forth in
Section 5.15(a)(iii).

          (cccc)  "Parent  Termination  Fee" shall have the meaning set forth in
Section 7.3(a)(i).

          (dddd) "Parent  Triggering  Event" shall have the meaning set forth in
Section 7.1.

          (eeee) "Patent Rights" shall have the meaning set forth in Section 2.9(d).

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          (ffff) "Person" shall have the meaning set forth in Section 9.2(c).

          (gggg) "Raven" shall have the meaning set forth in the first paragraph.

          (hhhh) "Raven Acquisition Agreement" shall have the meaning set forth in Section 5.15(b)(ii).

          (iiii) "Raven Acquisition Proposal" shall have the meaning set forth in Section 5.15(b)(iii).

          (jjjj) "Raven Acquisition Transaction" shall have the meaning set forth in Section 5.15(b)(iii).

          (kkkk) "Raven Contract" shall have the meaning set forth in Section 2.17.

          (llll) "Raven Disclosure Schedule" shall have the meaning set forth in the first paragraph of Article 2.

          (mmmm)  "Raven  Employee  Plans"  shall have the  meaning set forth in
Section 2.13(a).

          (nnnn) "Raven Employees" shall have the meaning set forth in Section 5.6(a).

          (oooo) "Raven Environmental Permits" shall have the meaning set forth in Section 2.15(c).

          (pppp) "Raven Financials" shall have the meaning set forth in Section 2.6.

          (qqqq) "Raven IP Rights" shall have the meaning set forth in Section 2.9(e).

          (rrrr) "Raven Notice of Superior Proposal" shall have the meaning set forth in Section 5.15(b)(ii).

          (ssss)  "Raven  Options"  shall have the  meaning set forth in Section
2.2.

          (tttt) "Raven Permits" shall have the meaning set forth in Section 2.10(b).

          (uuuu) "Raven Pharmaceutical Products" shall have the meaning set forth in Section 2.10(c).

          (vvvv)  "Raven  Recommendation"  shall have the  meaning  set forth in
Section 2.20.

          (wwww) "Raven Recommendation Change" shall have the meaning set forth in Section 5.2(c).

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

          (xxxx)  "Raven  Stockholders"  shall  have the  meaning  set  forth in
Section 1.6(a)(i).

          (yyyy)  "Raven  Superior  Offer"  shall have the  meaning set forth in
Section 5.15(b)(iii).

          (zzzz)  "Raven  Termination  Fee" shall have the  meaning set forth in
Section 7.3(b)(i).

          (aaaaa) "Raven  Triggering  Event" shall have the meaning set forth in
Section 7.1(j).

          (bbbbb) "Representatives" shall have the meaning set forth in Section 5.15(a)(i).

          (ccccc) "Retained Escrow Consideration" shall have the meaning set forth in Section 1.7(b)(i).

          (ddddd) "Second Agreement of Merger" shall have the meaning set forth in Section 1.2.

          (eeeee) "Series D Preference Amount" shall have the meaning set forth in Section 1.6(a)(i).

          (fffff)  "Series  D  Warrants"  shall  have the  meaning  set forth in
Section 1.6(e).

          (ggggg) "Stockholder Indemnifying Persons" shall have the meaning set forth in Section 8.1(d).

          (hhhhh) "Subsidiaries" shall have the meaning set forth in Section 9.2(d).

          (iiiii)  "Subsidiary"  shall  have the  meaning  set forth in  Section
9.2(d).

          (jjjjj) "Surviving  Corporation I" shall have the meaning set forth in
Section 1.1(a).

          (kkkkk) "Surviving Entity" shall have the meaning set forth in Section 1.1(a).

          (lllll) "Tax" shall have the meaning set forth in Section 2.8(a).

          (mmmmm) "Tax Returns" shall have the meaning set forth in Section 2.8(b).

          (nnnnn) "Taxes" shall have the meaning set forth in Section 2.8(a).

          (ooooo)  "Terminating  Breach"  shall  have the  meaning  set forth in
Section 7.1(e).

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          (ppppp)  "Third  Party  Claim"  shall  have the  meaning  set forth in
Section 8.5.

          (qqqqq) "Trademark Rights" shall have the meaning set forth in Section 2.9(g).

          (rrrrr) "Transaction" shall have the meaning set forth in the Recitals.

          (sssss) "Treasury Regulations" shall have the meaning set forth in the Recitals.

          (ttttt) "VEBA" shall have the meaning set forth in Section 2.13(a).

          (uuuuu) "Voting Agreements" shall have the meaning set forth in the Recitals.

      9.4 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time of Merger I; provided, however, that, after approval of Merger I by the stockholders of Raven and Parent, no amendment may be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

      9.5 Waiver. At any time prior to the Effective Time of Merger I, any party hereto may, with respect to any other party hereto, (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound

      9.6 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      9.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

      9.8 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings (other than the Confidentiality Agreement), both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

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      9.9  Assignment.  No party may assign this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties hereto.

      9.10 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, expressed or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 5.8 (which is intended to be for the benefit of the Indemnified Parties and may be enforced by such Indemnified Parties).

      9.11 Failure or Indulgence Not Waiver; Remedies. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. For the avoidance of doubt and without limiting any other remedy available under this Agreement, nothing shall restrict a party from seeking damages or equitable relief with respect to any breach of the covenants and obligations contained herein. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

      9.12 Governing Law. This agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware applicable to contracts executed and fully performed within the State of Delaware.

      9.13 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, Parent, Merger Subs and Raven have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

VAXGEN,  INC.


By: /s/ James P. Panek
    ---------------------------
Name:   James P. Panek
Title:  President and CEO


TLW MERGER SUB, INC.


By: /s/ James P. Panek
    ---------------------------
Name:   James P. Panek
Title:  President and CEO


TLW, LLC


By: /s/ James P. Panek
    ---------------------------
Name:   James P. Panek
Title:  President and CEO


RAVEN BIOTECHNOLOGIES, INC.


By: /s/ George F. Schreiner
    ---------------------------
Name:   George F. Schreiner
Title:  CEO

                                  Schedule 1.5
                                  ------------

Initial Directors of Surviving Corporation I:

George Schreiner, M.D., Ph.D.
James M. Panek

Initial Officers of Surviving Corporation I:

George Schreiner, M.D., Ph.D., Chief Executive Officer
James M. Panek, President, Chief Financial Officer and Secretary

                                 Schedule 5.7(c)
                                 ---------------

                                     $30,000

                                  Schedule 5.14
                                  -------------

Directors of Parent immediately after the Effective Time of Merger I:

Randall L-W. Caudill, D.Phil., (Chairman)
Michael Kranda (Vice Chairman)
Franklin M. Berger, CFA
Myron M. Levine, M.D
James M. Panek
George Schreiner, M.D., Ph.D.
William D. Young

Officers of Parent immediately after the Effective Time of Merger I:

George Schreiner, Chief Executive Officer
James M. Panek, President and Chief Operating Officer
Matthew J. Pfeffer, Chief Financial Officer
Jennie P. Mather, Ph.D., Chief Scientific Officer
Stanford J. Stewart, M.D., Vice President of Clinical Research
Piers Whitehead, Vice President of Corporate and Business Development Gordon A. Vehar, Ph.D., Vice President of Research and Development

                                    EXHIBIT A
                            FORM OF VOTING AGREEMENT

                                VOTING AGREEMENT

      This VOTING AGREEMENT (this "Voting Agreement") is made and entered into as of November __, 2007, by and between VaxGen, Inc., a Delaware corporation ("Parent"), and the undersigned stockholders (collectively, the "Stockholder") of Raven biotechnologies, inc., a Delaware corporation ("Razor").

                              W I T N E S S E T H:

      WHEREAS, Parent, Razor, TLW Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub I"), and TLW, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent ("Merger Sub II"), propose to enter into an Agreement and Plan of Merger (as the same may be amended from time to time, the "Agreement"), which provides, among other things, upon the terms and subject to the conditions thereof, for the merger (the "Merger") of Merger Sub I with and into Razor;

      WHEREAS, as of the date hereof, the Stockholder owns beneficially or of record, or has the power to vote, or direct the vote of, the number of shares of common stock, par value $0.001 per share, of Razor (the "Common Stock"), and the number of shares of Series A Preferred Stock, par value $0.001 per share, of Razor (the "Series A Preferred Stock"), Series B Preferred Stock, par value $0.001 per share, of Razor (the "Series B Preferred Stock"), Series C Preferred Stock, par value $0.001 per share, of Razor (the "Series C Preferred Stock") and/or Series D Preferred Stock, par value $0.001 per share, of Razor (the "Series D Preferred Stock" and, collectively with the Series A Preferred Stock, Series B Preferred Stock and the Series C Preferred Stock, the "Preferred Stock"), set forth in Exhibit A hereto;

      WHEREAS, as a condition to the willingness of Parent to enter into the Agreement, Parent has requested that the Stockholder agree to enter into this Voting Agreement and deliver the Proxy (as defined below), and, in order to induce Parent to enter into the Agreement, the Stockholder has agreed to enter into this Voting Agreement and deliver the Proxy; and

      NOW, THEREFORE, in consideration of the promises and of the mutual agreements and covenants set forth herein and in the Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          (a) "Beneficially Own" or "Beneficial Ownership" with respect to any Company Capital Stock shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act or 1934, as amended (the "Exchange Act")), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons who are Affiliates of such Person who together with such Person would constitute a "group" within the meaning of Section 13(d)(3) of the Exchange Act.

          (b) "Stockholder's Shares" shall mean all shares of Razor Common Stock and Preferred Stock held of record or Beneficially Owned by the Stockholder, whether currently issued or hereinafter acquired, including, without limitation, any Shares issued upon exercise of Company Options and Company Warrants held of record or Beneficially Owned by such Stockholder.

          (c) "Shares" shall mean shares of Razor Common Stock and Preferred Stock.

          (d) Capitalized terms used but not defined in this Voting Agreement shall have the meanings ascribed to them in the Agreement.

                                   ARTICLE II

                          TRANSFER AND VOTING OF SHARES

      2.1 Transfer of Shares.

          (a) During the period commencing on the date of this Voting Agreement and ending on the Expiration Date, the Stockholder shall not, directly or indirectly, (i) sell, pledge, encumber, assign, transfer or otherwise dispose of any or all of its Stockholder's Shares or any interest in such Shares, except pursuant to the Agreement, (ii) deposit its Shares or any interest in such Shares into a voting trust or enter into a voting agreement or arrangement with respect to any of its Shares or grant any proxy with respect thereto (other than as contemplated herein), or (iii) enter into any contract, commitment, option or other arrangement or undertaking (other than the Agreement) with respect to the direct or indirect acquisition or sale, assignment, pledge, encumbrance, transfer or other disposition of any of the Stockholder's Shares.

          (b) Section 2.1(a) shall not prohibit a transfer of Shares by the Stockholder (i) if the Stockholder is an individual (A) to any member of the Stockholder's immediate family, or to a trust for the benefit of the Stockholder or any member of the Stockholder's immediate family, or (B) upon the death of the Stockholder to such Stockholder's heirs, or (ii) if the Stockholder is a partnership, limited liability company or corporation, to one or more partners, members, stockholders or affiliates of the Stockholder; provided, however, that any transfer referred to in this Section 2.1(b) shall be permitted only if, as a condition precedent to the effectiveness of such transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Voting Agreement.

      2.2 Vote in Favor of the Merger. During the period commencing on the date of this Voting Agreement and ending on the Expiration Date, Stockholder, solely in the Stockholder's capacity as a stockholder of Razor (and not, if applicable, in the Stockholder's capacity as an officer or director of Razor), agrees to vote (or cause to be voted) all of the Stockholder's Shares at any meeting of the stockholders of Razor or any adjournment thereof, or in any action by written consent of the stockholders of Razor, (a) in favor of the adoption of the Agreement and approval of the Merger, and in favor of the other transactions contemplated by the Agreement, including any stockholder vote required by the Amended and Restated Certificate of

Incorporation of Razor (the "Restated Certificate"), (b) in favor of any other matter reasonably relating to the consummation or facilitation of the transactions contemplated by the Agreement for which a stockholder vote would be required, and (c) except for the Merger and the Agreement, against any Razor Acquisition Proposal (as defined in the Agreement) or any merger, consolidation, sale of assets, recapitalization or other business combination involving Razor or any other action or agreement that could reasonably be expected to result in a material breach of any covenant, representation or warranty or any other obligation or agreement of Razor under the Agreement or that could reasonably be expected to result in any of the conditions to Razor's obligations under the Agreement not being fulfilled.

      2.3 Grant of Irrevocable Proxy. Concurrently with the execution of this Voting Agreement, the Stockholder agrees to deliver to Parent a proxy in the form attached hereto as Exhibit B (the "Proxy"), which shall be coupled with an interest and irrevocable to the fullest extent permissible by law.

      2.4 Consent to Consideration. The Stockholder acknowledges that he, she or it is familiar with or has reviewed the Agreement, understands that the only consideration that he, she or it is entitled to receive as a stockholder of Razor in connection with the Merger is the consideration to be paid pursuant to the Agreement, and the Stockholder consents to such consideration. Effective as of the Effective Time, the Stockholder hereby agrees to refrain from exercising any appraisal rights under Section 262 of the Delaware General Corporation Law, dissenter rights under Section 1300 et seq of the California Corporations Code, or similar rights under applicable law. The Stockholder has no knowledge of any claims or demands it may have against Razor or any of its stockholders, directors, officers, affiliates, agents, employees, or predecessors or assigns, whether arising in contract, tort, state or federal law, equity or otherwise.

      2.5 Termination. This Voting Agreement and the Proxy granted hereunder and the obligations of the Stockholder pursuant to this Voting Agreement and the Proxy shall each terminate and be deemed to have been cancelled upon the earlier of (a) the Effective Time of Merger I (as defined in the Agreement) and (b) at such date and time as the Agreement shall have been validly terminated pursuant to Section 7 thereof (such date and time, the "Expiration Date").

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                               OF THE STOCKHOLDER

      The Stockholder hereby represents and warrants to Parent as of the date hereof as follows:

      3.1 Authorization; Binding Agreement. The Stockholder has all legal right, power, authority and capacity to execute and deliver this Voting Agreement and the Proxy to perform his, her or its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. This Voting Agreement and the Proxy have been duly and validly executed and delivered by or on behalf of the Stockholder and, assuming the due authorization, execution and delivery of this Voting Agreement by Parent, constitute a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with their terms, subject to (a) the effect of any applicable bankruptcy, insolvency, moratorium or similar Law affecting creditors' rights generally and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

      3.2 No Conflict; Required Filings and Consents.

          (a) The execution and delivery of this Voting Agreement and the grant of the Proxy to Parent by the Stockholder do not, and the performance of this Voting Agreement and the grant of the Proxy to Parent by the Stockholder will not, (i) conflict with or violate any law applicable to the Stockholder or by which the Stockholder is bound or affected, (ii) violate or conflict with the organizational documents of the Stockholder (if any), or (iii) except where it would not interfere with the Stockholder's ability to perform its obligations hereunder, result in or constitute (with or without notice or lapse of time or both) any breach of or default under, or give to another party any right of termination, amendment, acceleration or cancellation of, or result in the creation of any lien or encumbrance or restriction on any of the property or assets of the Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or any of the Stockholder's properties or assets is bound or affected. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Stockholder is a trustee whose consent is required for the execution and delivery of this Voting Agreement or the consummation by the Stockholder of the transactions contemplated by this Voting Agreement.

          (b) The execution and delivery of this Voting Agreement and the grant of the Proxy to Parent by the Stockholder do not, and the performance of this Voting Agreement and the grant of the Proxy to Parent by the Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any third party or any governmental or regulatory authority, domestic or foreign, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not interfere with the Stockholder's ability to perform its obligations hereunder.

      3.3 Title to Shares. Exhibit A correctly sets forth the number of Shares and any options, warrants or other rights to acquire Shares, held by the Stockholder and sets forth all of the securities of Razor owned, directly or indirectly, of record or Beneficially Owned by the Stockholder as of the date of this Voting Agreement. Except as otherwise set forth in Exhibit A, the Stockholder (a) is the record or beneficial owner of the Stockholder's Shares and has good title to all Shares free and clear of all liens, encumbrances, security interests, charges, claims, proxies or voting restrictions and (b) has sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Voting Agreement, in each case with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Voting Agreement.

      3.4 Acknowledgements.

          (a) The Stockholder consents to the appointment of the Escrow Participant Representative as agent and attorney-in-fact for and on behalf of the Escrow Participants, on the terms set forth in Section 1.7(c) of the Agreement.

          (b)  The  Stockholder   hereby   acknowledges   and  agrees  that  the
Stockholder has received a copy of the Agreement and has reviewed and understands the terms thereof.

                                   ARTICLE IV

                          COVENANTS OF THE STOCKHOLDER

      4.1  Further  Assurances.   From  time  to  time  and  without  additional
consideration, the Stockholder (in his, her or its capacity as such) shall execute and deliver, or cause to be executed and delivered, such additional certificates and other instruments, and shall take such further actions, as Parent may reasonably request for the purpose of carrying out and furthering the intent of this Voting Agreement.

      4.2 Waiver of Appraisal Rights. The Stockholder hereby irrevocably and unconditionally waives the exercise of, and shall cause to be waived and prevent any rights of appraisal, rights to dissent or any similar right that the Stockholder or any other person may have by virtue of the Stockholder's ownership of the Shares with respect to the Merger and the other transactions contemplated by the Agreement.

                                   ARTICLE V

                               GENERAL PROVISIONS

      5.1 Entire Agreement; Amendments. This Voting Agreement, the Agreement and the other agreements referred to herein and therein constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof. This Voting Agreement may not be amended or modified except in an instrument in writing signed by, or on behalf of, the parties hereto.

      5.2 Survival of Representations and Warranties. All representations and warranties made by the Stockholder in this Voting Agreement shall survive any termination of the Agreement or this Voting Agreement.

      5.3 Assignment. The provisions of this Voting Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that any assignment, delegation or attempted transfer of any rights, interests or obligations under this Voting Agreement by the Stockholder (by operation of Law or otherwise) without the prior written consent of Parent shall be void.

      5.4 Severability. If any term or other provision of this Voting Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Voting Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Voting Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner.

      5.5 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Voting Agreement is not performed in accordance with its specific terms or is otherwise breached. The Stockholder agrees that, in the event of any breach or threatened breach by the Stockholder of any covenant or obligation contained in this Voting Agreement, Parent shall be entitled to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. The Stockholder further agrees that neither Parent nor any other party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.5, and the Stockholder irrevocably waives any right such stockholder may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

      5.6 Governing Law; Waiver of Jury Trial. This Voting Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that state without regard to any conflicts of laws. Each of the parties irrevocably consents to the exclusive jurisdiction and venue of the state and federal courts located in San Francisco, California, and any appellate court from thereof, in connection with any matter based upon or arising out of this Voting Agreement or the transactions contemplated hereby and agrees that process may be served upon it in any manner authorized by the laws of the State of California such persons and waives and covenants not to assert or plead any objection which it might otherwise have to such jurisdiction and such process. Each of the parties irrevocably waives the right to trial by jury in connection with any matter based upon or arising out of this Voting Agreement or the transactions contemplated hereby.

      5.7 No Waiver. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Parent shall not be deemed to have waived any claim available to it arising out of this Voting
Agreement, or any right, power or privilege hereunder, unless the waiver is expressly set forth in writing duly executed and delivered on behalf of the Parent. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

      5.8 Fiduciary Duties. The Stockholder is signing this Agreement solely in such stockholder's capacity as an owner of his, her or its respective Shares, and nothing herein shall prohibit, prevent or preclude such Stockholder from taking or not taking any action, as required by applicable law in his, her or its capacity as an officer or director of Razor.

      5.9 Counterparts. This Voting Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

      IN WITNESS WHEREOF, each of Parent and the Stockholder has executed or has caused this Voting Agreement to be executed by their respective duly authorized officers as of the date first written above.


                                        PARENT


                                        By:  _____________________________
                                        Name:  ___________________________
                                        Title:  __________________________




















                    [Signature Page to the Voting Agreement]

                                  STOCKHOLDER:



                                  By: _____________________________________
                                      Name:
                                      Title:


























                    [Signature Page to the Voting Agreement]

                                    EXHIBIT A



Total number of Shares owned as of the date of the Voting Agreement:

                            Common Stock
                                                               -----------------
                            Series A Preferred Stock
                                                               -----------------
                            Series B Preferred Stock
                                                               -----------------
                            Series C Preferred Stock
                                                               -----------------
                            Series D Preferred Stock
                                                               -----------------

                                    EXHIBIT B

                                IRREVOCABLE PROXY

      The undersigned stockholder of Raven biotechnologies, inc., a Delaware corporation ("Razor"), hereby irrevocably (to the fullest extent permitted by Law) appoints James Panek of VaxGen, Inc., a Delaware corporation ("Parent"), and each of them, as the true, lawful, sole and exclusive attorneys-in-fact and proxies of the undersigned, with full power of substitution and resubstitution, at any time prior to the Expiration Date (as defined in the Voting Agreement referred to herein), to vote and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver in the undersigned's name any consent, certificate or other document that may be required by Law) at any meeting of stockholders of Razor and in every written consent in lieu of such meeting (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Razor that now are or hereafter may be Beneficially Owned (as defined in the Voting Agreement) by the undersigned, and any and all other shares or securities of Razor issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") (i) in favor of the adoption of the Agreement and approval of the Merger, and in favor of the other transactions contemplated by the Agreement, including any stockholder vote required by the Amended and Restated Certificate of Incorporation of Razor (the "Restated Certificate"), (ii) in favor of any other matter reasonably relating to the consummation or facilitation of the transactions contemplated by the Agreement, and (iii) except for the Merger and the Agreement, against any Razor Acquisition Proposal (as defined in the Agreement) or any merger, consolidation, sale of assets, recapitalization or other business combination involving Razor or any other action or agreement that could reasonably be expected to result in a material breach of any covenant, representation or warranty or any other obligation of Razor under the Agreement or that could reasonably be expected to result in any of the conditions to Razor's obligations under the Agreement not being fulfilled. The Shares Beneficially Owned by the undersigned as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date.

      This Proxy is irrevocable (to the fullest extent permitted by law) until and including the Expiration Date, is coupled with an interest and is granted pursuant to that certain Voting Agreement of even date herewith between Parent and the undersigned (the "Voting Agreement"), and is granted in consideration of Parent entering into the Agreement and Plan of Merger (as such may be amended from time to time, the "Agreement"), between Parent, Razor, TLW Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub I") and TLW, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent ("Merger Sub II"), of even date herewith. Capitalized terms used herein but not specifically defined herein shall have the meanings ascribed to such terms in the Voting Agreement. The Agreement provides for, among other things, the merger of Merger Sub I, a wholly-owned subsidiary of Parent, with and into Razor (the "Merger").

      The attorneys-in-fact and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned may vote the Shares on all other matters.

Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.


Dated:  ____________ __, 2007

                                         By:  __________________________________
                                         Name:
                                         Title:





Total number of Shares owned as of the above date:

                           Common Stock
                                                          -----------------
                           Series A Preferred Stock
                                                          -----------------
                           Series B Preferred Stock
                                                          -----------------
                           Series C Preferred Stock
                                                          -----------------
                           Series D Preferred Stock
                                                          -----------------

338612 v4/RE

                                    EXHIBIT B
                            FORM OF LOCK-UP AGREEMENT

                         LOCK-UP AND AFFILIATE AGREEMENT

THIS LOCK-UP AND AFFILIATE AGREEMENT ("Agreement") is being executed and delivered as of ____________________, 2007, by ______________________
("Stockholder") in favor of and for the benefit of VAXGEN, INC., a Delaware corporation ("Parent").

                                    RECITALS

      A. Stockholder is a stockholder, officer, director and/or affiliate of, RAVEN BIOTECHNOLOGIES, INC., a Delaware corporation (the "Company").

      B. Parent, the Company, TLW Merger Sub, Inc., a wholly owned subsidiary of Parent ("Merger Sub I"), and TLW, LLC, a wholly owned subsidiary of Parent ("Merger Sub II"), have entered into an Agreement and Plan of Merger and Reorganization dated as of ____________________, 2007 (the "Merger Agreement"), providing for, among other things, the merger of Merger Sub I with and into the Company (the "Merger"). The Merger Agreement contemplates that, upon consummation of the Merger, Stockholder will receive shares of Parent Common Stock in the Merger and that the Stockholder will be subject to certain restrictions on transfer of such shares as provided herein.

      C. Stockholder further understands that the Parent Common Stock being issued in the Merger will be issued pursuant to a registration statement on Form S-4, and that Stockholder may be deemed an "affiliate" of Parent as such term is defined for purposes of paragraphs (c) and (d) of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act").

                                    AGREEMENT

      Stockholder, intending to be legally bound, agrees as follows:

      1. Representations and Warranties of Stockholder. Stockholder represents and warrants to Parent as of the date hereof as follows:

         (a) Stockholder is the holder and "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of the number of outstanding shares of Series D Preferred Stock of the Company set forth beneath Stockholder's signature on the signature page hereof (the "Company Shares"), and Stockholder has good and valid title to the Company Shares, free and clear of any liens, pledges, security interests, adverse claims, equities, options, proxies, charges, encumbrances or restrictions of any nature, other than as set forth in the Amended and Restated Voting Agreement dated as of June 28, 2005, the Voting Agreement entered into between Stockholder and Parent as of even date herewith, and as otherwise restricted under the Securities Act and other applicable securities laws and regulations. Stockholder has the sole right to vote and to dispose of the Company Shares.

         (b) Stockholder has read this Agreement and, to the extent Stockholder felt necessary, has discussed with counsel the limitations imposed on Stockholder's ability to sell, transfer or otherwise dispose of the shares of Parent Common Stock that Stockholder is to receive in the Merger (the "Parent Shares"). Stockholder fully understands the limitations this

Agreement places upon Stockholder's ability to sell, transfer or otherwise dispose of the Parent Shares.

      2. Lock-Up.

         (a) Stockholder will not, during the period commencing on the date of the Effective Time of Merger I (as defined in the Merger Agreement) and, subject to the terms set forth herein, ending 180 days after the Effective Time of Merger I (the "Lock-up Period"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Parent Shares, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Parent Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Parent Shares, in cash or otherwise.

         (b) Notwithstanding the foregoing, (i) if Stockholder is an individual, Stockholder may transfer the Parent Shares as a bona fide gift or gifts, by will or intestacy to a member or members of his or her immediate family, to a trust of which the undersigned or an immediate family member is the beneficiary, or to a partnership, the partners of which are exclusively the undersigned and/or a member or members of his or her immediate family and/or a charity and (ii) if Stockholder is a partnership, limited liability company or corporation, Stockholder may transfer the Parent Shares to any of its partners, members, stockholders or affiliates; provided that in the case of any transfer or distribution pursuant to this subparagraph, each donee or distributee shall sign and deliver a lock-up letter substantially in the form hereof.

         (c) If:

             (i) during the last 17 days of the Lock-up Period, Parent issues an earnings release or material news or a material event relating to Parent occurs; or

             (ii) prior to the expiration of the Lock-up Period, Parent announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period;

the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

      3. Prohibitions Against Transfer Relating to Affiliate Status. Notwithstanding anything to the contrary contained herein, Stockholder agrees that Stockholder shall not effect any sale, transfer or other disposition of any Parent Shares unless: (a) such sale, transfer or other disposition is effected pursuant to an effective registration statement under the Securities Act; (b) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145 under the Securities Act, as evidenced by a broker's letter and a representation letter executed by Stockholder (reasonably satisfactory in form and content to Parent) stating that such requirements have been met; (c) counsel reasonably satisfactory to Parent (which may be counsel to Parent) shall have advised Parent in a written opinion letter (reasonably satisfactory in form and content to Parent), upon which Parent may rely, that such sale, transfer or other disposition will be exempt from the registration requirements of the Securities Act; or (d) an authorized representative of the Securities and Exchange Commission ("SEC") shall have rendered written advice to Stockholder to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to such sale, transfer or other disposition, and a copy of such written advice and all other related communications with the SEC shall have been delivered to Parent.

      4. Stop Transfer Instructions; Legend.

         Stockholder acknowledges and agrees that (a) stop transfer instructions will be given to Parent's transfer agent with respect to the Parent Shares, and
(b) each certificate representing any of such shares shall bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

           "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145(d) OF THE SECURITIES ACT OF 1933, AS AMENDED, AND OTHER CONTRACTUAL RESTRICTIONS APPLY AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH RULE AND IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED AS OF ________________, BETWEEN THE REGISTERED HOLDER HEREOF AND PARENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF PARENT."

      5. Independence of Obligations. The covenants and obligations of Stockholder set forth in this Agreement shall be construed as independent of any other agreement or arrangement between Stockholder, on the one hand, and the Company or Parent, on the other. The existence of any claim or cause of action by Stockholder against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against Stockholder.

      6. Specific Performance. Stockholder agrees that in the event of any breach or threatened breach by Stockholder of any covenant, obligation or other provision contained in this Agreement, Parent shall be entitled (in addition to any other remedy that may be available to Parent) to seek: (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision; and (b) an injunction restraining such breach or threatened breach. Stockholder further agrees that neither Parent nor any other person or entity shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6, and Stockholder irrevocably waives any right he may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

      7. Other Agreements. Nothing in this Agreement shall limit any of the rights, remedies or obligations of Parent under the Merger Agreement, or any of the rights, remedies or obligations of Parent or any of the rights, remedies or obligations of Stockholder under any agreement between Stockholder and Parent or any certificate or instrument executed by Stockholder in favor of Parent; and nothing in the Merger Agreement or in any other agreement, certificate or instrument shall limit any of the rights, remedies or obligations of Parent or any of the rights, remedies or obligations of Stockholder under this Agreement.

      8. Notices. Any notice or other communication required or permitted to be delivered to Stockholder or Parent under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

                  if to Parent:

                           349 Oyster Point Blvd.

                           South San Francisco, CA 94080

                           Attn: Chief Executive Officer

                           Fax: (650) 624-1001

                  if to Stockholder:

                           ---------------------------------------

                           ---------------------------------------

                           ---------------------------------------
                           Attn:
                                ---------------------------------------

                           Fax: (___)
                                      ---------------------------------


      9. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

      10. Applicable Law; Jurisdiction. THIS AGREEMENT IS MADE UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. In any action between or among any of the parties, whether arising out of this Agreement or otherwise, (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in San Francisco, California; (b) if any such action is commended in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the Northern District of California; (c) each of the parties irrevocably waives the right to trial by jury; and (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepared, to the address at which such party is to receive notice in accordance with Section 7.

      11. Waiver; Termination. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given. If the Merger Agreement is terminated, this Agreement shall thereupon terminate.

      12. Captions. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

      13. Further Assurances. Stockholder shall execute and/or cause to be delivered to Parent such instruments and other documents and shall take such other actions as Parent may reasonably request to effectuate the intent and purposes of this Agreement.

      14. Entire Agreement. This Agreement, the Merger Agreement and any Voting Agreement between Stockholder and Parent collectively set forth the entire understanding of Parent and Stockholder relating to the subject matter hereof and thereof and supersede all other prior agreements and understandings between Parent and Stockholder relating to the subject matter hereof and thereof.

      15. Non-Exclusivity. The rights and remedies of Parent hereunder are not exclusive of or limited by any other rights or remedies which Parent may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).

      16. Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and Stockholder.

      17. Assignment. This Agreement and all obligations of Stockholder hereunder are personal to Stockholder and may not be transferred or delegated by Stockholder at any time, except in accordance with Section 2(b) of this Agreement. Parent may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity without obtaining the consent or approval of Stockholder.

      18. Binding Nature. Subject to Section 17, this Agreement will inure to the benefit of Parent and its successors and assigns and will be binding upon Stockholder and Stockholder's representatives, executors, administrators, estate, heirs, successors and assigns.

      19. Survival. Each of the representations, warranties, covenants and obligations contained in this Agreement shall survive the consummation of the Merger.



                                      ------------------------------------------
                                                     (Signature)

                                      ------------------------------------------
                                                     (Print Name)

NUMBER OF OUTSTANDING SHARES OF
SERIES D PREFERRED STOCK OF THE COMPANY
HELD BY STOCKHOLDER:

-------------------------------

                                    EXHIBIT D

                            FORM OF ESCROW AGREEMENT

                                ESCROW AGREEMENT

THIS ESCROW AGREEMENT ("Agreement") is made and entered into as of ______________________, 2007 by and among: VAXGEN, INC., a Delaware corporation ("Parent"), SHAREHOLDER REPRESENTATIVE SERVICES LLC, as representative (the "Stockholder Representative") of the stockholders of RAVEN BIOTECHNOLOGIES, INC., a Delaware corporation (the "Company"), identified from time to time on Exhibit A (the "Merger Stockholders"); and U.S. BANK, a [________] corporation (the "Escrow Agent").

                                    RECITALS

      A. Parent, TLW Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub I"), TLW, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent ("Merger Sub II" and, collectively, with Merger Sub I, the "Merger Subs"), and the Company have entered into an Agreement and Plan of Merger dated as of ___________________, 2007, (the "Merger Agreement"), pursuant to which (i) Merger Sub I is merging with and into the Company, with the Company as the surviving corporation ("Merger I"), and immediately following the effectiveness of such merger, the Company will merge with and into Merger Sub II in accordance with the Delaware General Corporation Law and the Delaware Limited Liability Company Act ("Merger II," and together with Merger I, the "Merger"), and (ii) the shares of Series D Preferred Stock of the Company held by the Merger Stockholders are being exchanged for shares of common stock of Parent.

      B. Section 1.7(a) of the Merger Agreement provides that at the Effective Time of Merger I, to provide funds for the satisfaction of any claims for indemnification made by Parent Indemnified Persons pursuant to Article 8 of the Merger Agreement, Parent shall deliver ten percent (10%) of the shares of Parent Common Stock (the "Escrow Shares") to which each Company Stockholder is entitled pursuant to Article 1 of the Merger Agreement (collectively, the "Escrow
Amount") on a pro rata basis (such pro rata amount, each of the Company Stockholder's "Pro Rata Share") to the Escrow Agent (such deposit is hereinafter collectively referred to as the "Escrow Fund") to be held until 12 months from the Effective Time of Merger I.

      C. Pursuant to Section 1.7(c) of the Merger Agreement and Section 10 of this Agreement, Stockholder Representative has been appointed to serve as the Stockholder Representative for, among other things, administration of the provisions of Article 8 of the Merger Agreement.

                                    AGREEMENT

      The parties, intending to be legally bound, agree as follows:

      20. Defined Terms.

          (a) As used in this Agreement, the term "Merger Stockholders" shall refer initially to all Persons who were stockholders of the Company immediately prior to the Effective

Time ("Company Stockholders") who are eligible under the terms of the Merger Agreement to receive Merger Consideration, and who prior to the Effective Time either (a) voted in favor of or consented in writing to the adoption of the Merger Agreement, or (b) failed to take any action required by Section 262 of the Delaware General Corporation Law (the "Delaware Law") to have been taken prior to such time in order to perfect or otherwise preserve their appraisal rights thereunder. In the event that following the Effective Time, any Company Stockholder who was not initially a Merger Stockholder either (i) votes in favor of or consents in writing to the adoption of the Merger Agreement, or (ii) otherwise takes (or omits to take) any action that results in the failure of such Company Stockholder to perfect or preserve his appraisal rights under
Section 262 of the Delaware Law, such Company Stockholder shall automatically and without the requirement of any action on the part of such Company Stockholder or any party to this Agreement be deemed to be a Merger Stockholder hereunder. Parent shall cause Exhibit A to be revised from time to time to reflect any such additional Merger Stockholders.

          (b) Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given to them in the Merger Agreement.

      21. Escrow and Indemnification.

          (a) Shares Placed in Escrow. At or following the Effective Time, in accordance with the Merger Agreement, the Escrow Amount will be deposited by Parent on behalf of the Merger Stockholders with the Escrow Agent. The shares of Parent Common Stock being held in escrow pursuant to this Agreement (the "Escrow Shares") shall collectively constitute an escrow fund (the "Escrow Fund") with respect to the indemnification, compensation and reimbursement rights of Parent and the other Stockholder Indemnified Persons under certain circumstances under the Merger Agreement. The Escrow Agent agrees to accept delivery of the Escrow Fund and to hold the Escrow Fund in an escrow account (the "Escrow Account"), subject to the terms and conditions of this Agreement. The Escrow Agent will maintain for each Merger Stockholder a spreadsheet accounting record (an "Account") specifying the Escrow Shares held for the record of each Merger Stockholder. All Escrow Shares shall be allocated to each Merger Stockholder's Account in accordance with such Merger Stockholder's Pro Rata Share of the Escrow Amount as set forth on Exhibit A.

          (b) Voting of Escrow Shares. With respect to voting of the Escrow Shares, the Escrow Agent shall be deemed to hold such shares for the benefit of the Merger Stockholders as set forth on Exhibit A. Each Merger Stockholder shall be entitled to exercise all voting rights with respect to the Escrow Shares allocated to such Merger Stockholder. The Escrow Agent is not obligated to distribute to the Merger Stockholders or to the Stockholder Representative proxy materials and other documents relating to the Escrow Shares received by the Escrow Agent from Parent. Parent shall distribute proxy materials and other documents relating to the Escrow Shares to the Stockholder Representative for distribution to the Merger Stockholders.

          (c) Dividends, Etc. Parent and the Stockholder Representative (on behalf of each of the Merger Stockholders) agree among themselves, for the benefit of Parent and the Escrow Agent, that any shares of Parent Stock or other property (other than ordinary cash dividends) distributable or issuable (whether by way of dividend, stock split or otherwise) in respect of or in exchange for any Escrow Shares (including pursuant to or as a part of a merger, consolidation, acquisition of property or stock, reorganization or liquidation involving Parent) shall not be distributed or issued to the beneficial owners of such Escrow Shares, but rather shall be distributed or issued to and held by the Escrow Agent in the Escrow Account as part of the Escrow Fund. Ordinary cash dividends payable in respect of the Escr`ow Shares will be paid by Parent directly to the applicable Merger Stockholders and not to the Escrow Agent. Any securities or other property received by the Escrow Agent in respect of any Escrow Shares held in escrow as a result of any stock split or combination of shares of Parent Common Stock, payment of a stock dividend or other stock distribution in or on shares of Parent Common Stock, or change of Parent Common Stock into any other securities pursuant to or as a part of a merger, consolidation, acquisition of property or stock, reorganization or liquidation involving Parent, or otherwise, shall be held by the Escrow Agent as, and shall be included within the definition of, Escrow Shares.

          (d) Transferability. The interests of the Merger Stockholders in the Escrow Account and in the Escrow Shares shall not be assignable or transferable, other than by operation of law. No assignment or transfer of any of such interests by operation of law shall be recognized or given effect until Parent, the Stockholder Representative and the Escrow Agent shall have received written notice of such assignment or transfer.

          (e) Fractional Shares. No fractional shares of Parent Common Stock or other securities shall be retained in or released from the Escrow Account pursuant to this Agreement. In connection with any release of Escrow Shares from the Escrow Account, Parent and the Escrow Agent shall be permitted to "round down" or to follow such other rounding procedures as Parent and the Stockholder Representative reasonably determine to be appropriate in order to avoid retaining any fractional shares in the Escrow Account and in order to avoid releasing any fractional shares from the Escrow Account.

          (f) Trust Fund. The Escrow Fund shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any Merger Stockholder or of any party hereto. The Escrow Agent shall hold and safeguard the Escrow Fund until the Termination Date, provided that if the Escrow Agent has received from any Stockholder Indemnified Person a Claim Notice setting forth a claim that has not been resolved by the Termination Date, then the Escrow Agent shall hold and safeguard the Escrow Fund until the claim has been resolved and the Escrow Fund released in accordance with this Agreement.

      22. Administration of Escrow Account. Except as otherwise provided herein, the Escrow Agent shall administer the Escrow Account as follows:

          (a) If any  Stockholder  Indemnified  Person  has or  claims  to  have incurred or suffered Damages for which it is or may be entitled to indemnification, compensation or reimbursement under Article 8 of the Merger Agreement, such Stockholder Indemnified Person may, on or prior to the first anniversary of the Effective Time of Merger I (the "Termination Date"), deliver a claim notice (a "Claim Notice") to the Stockholder Representative and to the Escrow Agent. Any Claim Notice shall state that such Stockholder Indemnified Person believes that there is or has been a breach of a representation, warranty or covenant contained in the Merger Agreement or that such Stockholder Indemnified Person is otherwise entitled to indemnification, compensation or reimbursement under Section 8.4 of the Merger Agreement, and contain a brief description of the circumstances supporting such Stockholder Indemnified Person's belief that there is or has been such a breach or that such Stockholder Indemnified Person is so entitled to indemnification, compensation or reimbursement and shall, to the extent possible, contain a good faith, non-binding, preliminary estimate of the amount of Damages such Stockholder Indemnified Person claims to have so incurred or suffered (the "Claimed Amount").

          (b) Within 30 days after receipt by the Stockholder Representative of a Claim Notice, the Stockholder Representative may deliver to the Stockholder Indemnified Person who delivered the Claim Notice and to the Escrow Agent a written response (the "Response Notice") in which the Stockholder
Representative: (i) agrees that Escrow Shares (or other property held in the Escrow Account) collectively having a "Stipulated Value" (as defined in Section 5.1) equal to the full Claimed Amount may be released from the Escrow Account to the Stockholder Indemnified Person; (ii) agrees that Escrow Shares (or other property held in the Escrow Account) collectively having a Stipulated Value equal to part, but not all, of the Claimed Amount (the "Agreed Amount") may be released from the Escrow Account to the Stockholder Indemnified Person; or (iii) indicates that no part of the Escrow Fund may be released from the Escrow Account to the Stockholder Indemnified Person in respect of the Claimed Amount. Any part of the Claimed Amount that is not agreed to be released to the Stockholder Indemnified Person pursuant to the Response Notice shall be the "Contested Amount." If a Response Notice is not received by the Escrow Agent within such 30-day period, then the Stockholder Representative shall be conclusively deemed to have agreed that Escrow Shares (or other property held in the Escrow Account) collectively having a Stipulated Value equal to the full Claimed Amount may be released to the Stockholder Indemnified Person from the Escrow Account.

          (c) If the Stockholder Representative delivers a Response Notice agreeing that Escrow Shares (or other property held in the Escrow Account) collectively having a Stipulated Value equal to the full Claimed Amount may be released from the Escrow Account to the Stockholder Indemnified Person, or if the Stockholder Representative does not deliver a Response Notice on a timely basis in accordance with Section 3.2, the Escrow Agent shall within five business days following the receipt of such Response Notice (or, if the Escrow Agent has not received a Response Notice, within five business days following the expiration of the 30-day period referred to in Section 3.2), deliver to such Stockholder Indemnified Person such Escrow Shares (or other property).

          (d) If the Stockholder Representative delivers a Response Notice agreeing that Escrow Shares (or other property held in the Escrow Account) collectively having a Stipulated Value equal to less than the full Claimed Amount may be released from the Escrow Account to the Stockholder Indemnified Person, the Escrow Agent shall, within five business days following the receipt of such Response Notice, deliver to such Stockholder Indemnified Person Escrow Shares (or other property held in the Escrow Account) collectively having a Stipulated Value equal to the Agreed Amount. Such payment shall not be deemed to be made in full satisfaction of the claim described in such Claim Notice, but shall count toward the satisfaction of the claim described in such Claim Notice.

          (e) If the Stockholder Representative delivers a Response Notice indicating that there is a Contested Amount, the Stockholder Representative and the Stockholder Indemnified Person shall attempt in good faith to resolve the dispute related to the Contested Amount. If the Stockholder Indemnified Person and the Stockholder Representative resolve such dispute, such resolution shall be binding on all of the Merger Stockholders and such Stockholder Indemnified Person and a settlement agreement shall be signed by such Stockholder
Indemnified Person and the Stockholder Representative and sent to the Escrow Agent, which shall, upon receipt thereof, if applicable, release Escrow Shares (or other property held in the Escrow Account) from the Escrow Account in accordance with such agreement. Unless and until the Escrow Agent shall receive written notice that any such dispute has been resolved by the Stockholder Indemnified Person and the Stockholder Representative, the Escrow Agent may assume without inquiry that such dispute has not been resolved.

          (f) If the Stockholder Representative and the Stockholder Indemnified Person are unable to resolve the dispute relating to any Contested Amount within 60 days after the delivery of the Claim Notice ("Initial Resolution Period"), then the claim described in the Claim Notice shall be settled by binding arbitration in San Francisco, California in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association (the "AAA Rules"). Arbitration will be conducted by one arbitrator, mutually selected by Parent and the Stockholder Representative. If Parent and the Stockholder Representative fail to mutually select an arbitrator within three business days following the expiration of the Initial Resolution Period, then arbitration will be conducted by three arbitrators: one selected by Parent; one selected by the Stockholder Representative; and the third selected by the first two arbitrators. If Parent or the Stockholder Representative fails to select an arbitrator within 10 days following the expiration of the Initial Resolution Period, then the other shall be entitled to select the second arbitrator. The parties agree to use all reasonable efforts to cause the arbitration hearing to be conducted within 75 days after the appointment of the mutually-selected arbitrator or the last of the three arbitrators, as the case may be, and to use all reasonable efforts to cause the decision of the arbitrator(s) to be furnished within 95 days after the appointment of the mutually-selected arbitrator or the last of the three arbitrators, as the case may be. The parties further agree that discovery shall be completed at least 10 days prior to the date of the arbitration hearing. The decision of the arbitrator(s) shall relate solely: (i) to whether the Stockholder Indemnified Person is entitled to recover the Contested Amount (or a portion thereof), and the portion of such Contested Amount the Stockholder Indemnified Person is entitled to recover; and (ii) to the determination of the non-prevailing party as provided below. The final decision of the arbitrator(s) shall be furnished to the Stockholder Representative, the Stockholder Indemnified Person and the Escrow Agent in writing and shall constitute a conclusive determination of the issue(s) in question, binding upon the Stockholder Representative, the Merger Stockholders, the Stockholder Indemnified Person and the Escrow Agent and shall not be contested by any of them. The non-prevailing party in any arbitration shall pay the reasonable expenses (including attorneys' fees) of the prevailing party, any additional reasonable fees and expenses (including reasonable attorneys' fees) of the Escrow Agent, and the fees and expenses associated with the arbitration (including the arbitrators' fees and expenses). For purposes of this Section 3.6, the non-prevailing party shall be determined solely by the arbitrator(s). Any amounts payable by the Merger Stockholders shall be paid out of Escrow Shares (or other property held in the Escrow Account) pursuant to the written decision of the arbitrator(s).

          (g) The Escrow Agent shall release Escrow Shares (or other property held in the Escrow Account) from the Escrow Account in connection with any Contested Amount within five business days after the delivery to it of: (i) a copy of a settlement agreement executed by the Stockholder Indemnified Person and the Stockholder Representative setting forth instructions to the Escrow Agent as to the number of Escrow Shares (or other property held in the Escrow Account), if any, to be released from the Escrow Account, with respect to such Contested Amount; or (ii) a copy of the award of the arbitrator(s) referred to and as provided in Section 3.6 setting forth instructions to the Escrow Agent as to the number of Escrow Shares (or other property held in the Escrow Account), if any, to be released from the Escrow Account, with respect to such Contested Amount.

          (h) Any Escrow Shares released from the Escrow Account shall be deemed to reduce the Escrow Shares pro rata with respect to each applicable Merger Stockholder in accordance with each Merger Stockholder's percentage interest in the Escrow Fund as set forth on Exhibit A.

      23. Release of Escrow Shares.

          (a) Within five business days after the Termination Date, the Escrow Agent shall distribute or cause to be distributed to each of the Merger
Stockholders at such Merger Stockholder's address set forth on Exhibit A such Merger Stockholder's pro-rata portion of the Escrow Shares (or other property held in the Escrow Account), if any, then held in escrow based on the percentage interests in the Escrow Fund set forth on Exhibit A; provided, however, that if prior to the Termination Date, any Stockholder Indemnified Person has given a Claim Notice containing a claim which has not been resolved prior to the Termination Date in accordance with Section 3, the Escrow Agent shall retain in the Escrow Account after the Termination Date Escrow Shares collectively having a Stipulated Value equal to 100% of the Claimed Amount or Contested Amount, as the case may be, with respect to all claims which have not then been resolved.

          (b) The Escrow Agent is not the stock transfer agent for the Parent Common Stock. Accordingly, whenever a distribution of a number of shares of Parent Common Stock is to be made, the Escrow Agent must requisition the appropriate number of shares from such stock transfer agent, delivering to it the appropriate stock certificate(s). For purposes of this Agreement, the Escrow Agent shall be deemed to have delivered Parent Common Stock to the Person entitled to it when the Escrow Agent has delivered such certificates to such stock transfer agent with instructions to deliver it to the appropriate Person. Distributions of Parent Common Stock shall be made to Parent or the Merger Stockholders, as appropriate, at the addresses set forth on Exhibit A. Whenever a distribution is to be made to the Merger Stockholders, pro rata distributions shall be made to each of them based on the percentage interests in the Escrow Fund and at their addresses set forth on Exhibit A.

      24. Valuation of Escrow Shares, Etc.

          (a) Stipulated Value. For purposes of this Agreement, the "Stipulated Value" of each Escrow Share shall be deemed to be equal to the average closing price of a share of Parent Common Stock on the Approved Exchange over the ten
(10) trading days ending on the trading day immediately prior to the Effective Time of Merger I, as set forth in a certificate delivered by Parent to the Escrow Agent. The Stipulated Value of any non-cash property (other than Escrow Shares) received by the Escrow Agent in exchange for Escrow Shares and held in the Escrow Account shall be equal to the Stipulated Value of the Escrow Shares for which such property was exchanged.

          (b) Stock Splits. All numbers contained in, and all calculations required to be made pursuant to, this Agreement with respect to the Escrow Shares shall be adjusted as appropriate to reflect any stock split, reverse stock split, stock dividend or similar transaction effected by Parent after the date hereof; provided, however, that the Escrow Agent shall have received notice of such stock split or other action and shall have received the appropriate number of additional shares of Parent Common Stock or other property pursuant to
Section 2.4. In the event of any such stock split or other similar occurrence, Parent shall deliver to the Stockholder Representative and the Escrow Agent a revised version of Exhibit A setting forth the new number of Escrow Shares held in the Escrow Fund. Unless and until the Escrow Agent receives the certificates representing additional shares of Parent Common Stock or other property pursuant to Section 2.4, the Escrow Agent may assume without inquiry that no such stock or other property has been or is required to be issued with respect to Escrow Shares.

      25. Fees and Expenses. The Escrow Agent shall be entitled to receive from time to time fees in accordance with Exhibit B. In accordance with Exhibit B, the Escrow Agent will also be entitled to reimbursement for reasonable and documented out-of-pocket expenses incurred by the Escrow Agent in the performance of its duties hereunder and the execution and delivery of this Agreement. All such fees and expenses shall be paid by Parent.

      26. Limitation of Escrow Agent's Liability.

          (a) The Escrow Agent undertakes to perform such duties as are specifically set forth in this Agreement only and shall have no duty under any other agreement or document, and no implied covenants or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall incur no liability with respect to any action taken by it or for any inaction on its part in reliance upon any notice, direction, instruction, consent, statement or other document believed by it in good faith to be genuine and duly authorized, nor for any other action or inaction except for its own negligence or willful misconduct. In all questions arising under this Agreement, the Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based upon such advice the Escrow Agent shall not be liable to anyone. In no event shall the Escrow Agent be liable for incidental, punitive or consequential damages.

          (b) Parent and the Stockholder Representative (acting on behalf of the Merger Stockholders (and not individually) but only to the extent of their respective interests in the Escrow Fund and through a deduction from the Escrow
Fund) hereby agree to indemnify  the

Escrow Agent and its officers, directors, employees and agents for, and hold it and them harmless against, any loss, liability or expense incurred without negligence or willful misconduct on the part of Escrow Agent, arising out of or in connection with the Escrow Agent carrying out its duties hereunder. This right of indemnification, compensation and reimbursement shall survive the termination of this Agreement, and the resignation of the Escrow Agent.

      27. Termination. This Agreement shall terminate on the Termination Date or, if earlier, upon the release by the Escrow Agent of the entire Escrow Fund in accordance with this Agreement; provided, however, that if the Escrow Agent has received from any Stockholder Indemnified Person a Claim Notice setting forth a claim that has not been resolved by the Termination Date, then this Agreement shall continue in full force and effect until the claim has been resolved and the Escrow Fund released in accordance with this Agreement.

      28. Successor Escrow Agent. In the event the Escrow Agent becomes unavailable or unwilling to continue as escrow agent under this Agreement, the Escrow Agent may resign and be discharged from its duties and obligations hereunder by giving its written resignation to the parties to this Agreement. Such resignation shall take effect not less than 30 days after it is given to all parties hereto. In such event, Parent may appoint a successor Escrow Agent. If Parent fails to appoint a successor Escrow Agent within 15 days after receiving the Escrow Agent's written resignation, the Escrow Agent shall have the right to apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent. The successor Escrow Agent shall execute and deliver to the Escrow Agent an instrument accepting such appointment, and the successor Escrow Agent shall, without further acts, be vested with all the estates, property rights, powers and duties of the predecessor Escrow Agent as if originally named as Escrow Agent herein. The Escrow Agent shall act in accordance with written instructions from Parent as to the transfer of the Escrow Fund to a successor escrow agent.

      29. Stockholder Representative.

          (a) As provided in the Merger Agreement, by virtue of the adoption of the Merger Agreement, the Merger Stockholders shall be deemed to have approved the indemnification, compensation, reimbursement and escrow terms set forth in the Merger Agreement and this Agreement and the appointment of [Stockholder Representative] as the Stockholder Representative, to give and receive notices and communications, to authorize delivery to Parent of Parent Common Stock, cash or other property from the Escrow Fund, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand dispute resolution pursuant to Section 3 and comply with orders of courts and awards of arbitrator(s) with respect to claims of Stockholder Indemnified Persons hereunder, and to take all actions necessary or appropriate in the reasonable judgment of the Stockholder Representative for the accomplishment of the foregoing.

          (b) If the Stockholder Representative or any successor shall die, resign or become unable to act as the Stockholder Representative, a replacement (who shall be reasonably satisfactory to Parent) shall promptly be appointed by a writing signed by Merger Stockholders who hold a majority in interest of the Escrow Fund. Parent and the Escrow Agent shall be notified promptly in writing of such appointment. Unless and until Parent and the Escrow Agent shall have received written notice of the appointment of a successor Stockholder Representative,

Parent and the Escrow Agent shall be entitled to rely on, and shall be fully protected relying on, the power and authority of the Stockholder Representative to act on behalf of the Merger Stockholders.

      30. Miscellaneous.

          (a) Attorneys' Fees. In any action at law or suit in equity to enforce or interpret this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

          (b) Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) when delivered by hand, or
(b) two business days after sent by registered mail or, by courier or express delivery service, or by facsimile, to the address or facsimile telephone number set forth below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

                           if to Parent:

                           VaxGen, Inc.
                           349 Oyster Point Blvd.
                           South San Francisco, CA 94080
                           Attn.: Chief Executive Officer

                           Telephone: (650) 624-1000
                           Facsimile: (650) 624-1001

                           With a copy to:

                           Cooley Godward Kronish LLP
                           3175 Hanover Street
                           Palo Alto, CA  94304-1130
                           Attn.: Laura Berezin and Adam Salassi


                           if to the Stockholder Representative:

                           [Name]
                           [Address]

                           Telephone: [(___) ___-____]
                           Facsimile: [(___) ___-____]


                           With a copy to:


                           Latham & Watkins LLP

                           140 Scott Drive
                           Menlo Park, CA 94025
                           Attn.: Alan C. Mendelson and Linda Lorenat

                           if to the Escrow Agent:

                           [Name]
                           [Address]

                           Telephone: [(___) ___-____]
                           Facsimile: [(___) ___-____]

              The Escrow Agent may assume that any Claim Notice, Response Notice or other notice of any kind required to be delivered to the Escrow Agent and any other Person has been received by such other Person on the date it has been received by the Escrow Agent, but the Escrow Agent need not inquire into or verify such receipt.

          (c) Headings. The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

          (d)   Counterparts.   This   Agreement  may  be  executed  in  several
counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

          (e) Applicable Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action between the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the Northern District of the State of California; (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the Northern District of California; (c) each of the parties irrevocably waives the right to trial by jury; and (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 11.2.

          (f) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and each of their respective permitted successors and assigns, if any. No Merger Stockholder may assign such Merger Stockholder's rights under this Agreement without the express prior written consent of Parent, and any attempted assignment of this Agreement or any of such rights by a Merger Stockholder without such consent shall be void and of no effect; provided, however, that upon the death of a Merger Stockholder, such Merger Stockholder's rights under this Agreement shall be transferred to the person(s) who receive such Merger Stockholder's Parent Common Stock under the laws of descent and distribution.

          (g) Waiver. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

          (h) Amendment. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto; provided, however, that any amendment executed and delivered by the Stockholder Representative shall be deemed to have been approved by and duly executed and delivered by all of the Merger Stockholders.

          (i) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

          (j) Parties in Interest. Except as expressly provided herein, none of the provisions of this Agreement, express or implied, is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns, if any.

          (k) Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof.

          (l)  Waiver  of  Jury  Trial.   Each  of  the  parties  hereto  hereby
irrevocably waives any and all right to trial by jury in any action arising out of or related to this Agreement or the transactions contemplated hereby.

      (m) Tax Reporting Information and Certification of Tax Identification Numbers.

          (a) The parties hereto agree that, for tax reporting purposes, all interest on or other income, if any, attributable to the Escrow Fund or any other amount held in escrow by the Escrow Agent pursuant to this Agreement shall be allocable to the Merger Stockholders in accordance with their percentage interests in the Escrow Fund set forth on Exhibit A.

          (b) Parent and each of the Merger Stockholders agree to provide the Escrow Agent with certified tax identification numbers for each of them by furnishing appropriate forms W-9 (or Forms W-8, in the case of non-U.S. persons) and any other forms and documents that the Escrow Agent may reasonably request (collectively, "Tax Reporting Documentation") to the Escrow Agent within 30 days after the date hereof. The parties hereto understand that, if such Tax Reporting Documentation is not so furnished to the Escrow Agent, the Escrow Agent shall be required by the Code to withhold a portion of any interest or other income earned on the investment of monies or other property held by the Escrow Agent pursuant to this Agreement, and to immediately remit such withholding to the Internal Revenue Service.

      (n) Cooperation. The Stockholder's Agent agrees to cooperate fully with Parent and the Escrow Agent and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by Parent or the Escrow Agent to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement.

      (o) Construction.

          (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

          (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

          (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

          (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

         IN WITNESS WHEREOF, the parties have duly caused this Agreement to be executed as of the day and year first above written.

                                        PARENT:


                                        VAXGEN, INC.,
                                        a Delaware  corporation

                                        By: __________________________


                                        Title: _________________________



                                        STOCKHOLDER REPRESENTATIVE:

                                        STOCKHOLDER REPRESENTATIVE SERVICES, LLC

                                        By: __________________________


                                        Title: _________________________


                                        ESCROW AGENT:
                                        U.S. BANK,
                                        a [_______] corporation

                                        By: __________________________


                                        Title: _________________________

                                    EXHIBIT A
                               MERGER STOCKHOLDERS

--------------------------------------------------------------------------------
  MERGER          ADDRESS       SHARES TO BE                   PRO RATA
 STOCKHOLDER                   HELD IN ESCROW                 PERCENTAGE
                                  ACCOUNT                  INTEREST IN ESCROW
                                                                 FUND
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    EXHIBIT B
                        ESCROW AGENT'S FEES AND EXPENSES

                                    EXHIBIT F

                            CERTIFICATE OF FORMATION

                          CERTIFICATE OF INCORPORATION

                                       OF

                              TLW MERGER SUB, INC.

      The undersigned, a natural person (the "Sole Incorporator"), for the purpose of organizing a corporation to conduct the business and promote the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware hereby certifies that:

                                       I.

      The name of this corporation is TLW Merger Sub, Inc.

                                      II.

      The address of the registered office of the corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware 19801. The name of the registered agent of the corporation in the State of Delaware at such address is The Corporation Trust Company.

                                      III.

      The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law ("DGCL").

                                      IV.

      This corporation is authorized to issue only one class of stock, to be designated Common Stock. The total number of shares of Common Stock which the corporation is presently authorized to issue is One Thousand (1,000) shares, each having a par value of one tenth of one cent ($0.001).

                                       V.

      A. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws.


      B. The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the corporation. The stockholders shall also have power to adopt, amend or repeal the

Bylaws of the corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the corporation.

                                      VI.

      A. The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

      B. Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

                                      VII.

      The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

                                     VIII.

      The name and the mailing address of the Sole Incorporator is as follows:

                                    Matthew J. Pfeffer
                                    VaxGen, Inc.
                                    349 Oyster Point Boulevard
                                    South San Francisco, California 94080


      IN WITNESS WHEREOF, this Certificate has been subscribed this 24th day of October, 2007 by the undersigned who affirms that the statements made herein are true and correct.

                                                 /s/ Matthew J. Pfeffer
                                                 ---------------------------
                                                 MATTHEW J. PFEFFER
                                                 Sole Incorporator

                                    EXHIBIT G

                               OPERATING AGREEMENT

                               OPERATING AGREEMENT
                                       OF
                                    TLW, LLC

      THIS OPERATING AGREEMENT (this "Agreement") of TLW, LLC, a Delaware limited liability company (the "Company"), is entered into as of October 24, 2007 and constitutes the "limited liability company agreement" of the Company within the meaning of Section 18-101(7) of the Delaware Limited Liability Company Act, Title 6, Delaware Corporations Code, Section 18-101 et seq., as amended (the "Act").

      1. Except as otherwise provided in this Agreement, the default provisions of the Act will apply to the Company.

      2. VaxGen, Inc. will be the sole "member" of the Company within the meaning of Section 18-101(11) of the Act (in such capacity, the "Member").

      3. The Member hereby enters into and forms the Company as a limited liability company in accordance with the Act. The name of the Company will be TLW, LLC .

      4. The Company will maintain a Delaware registered office and agent for the service of process as required by the Act. In the event the registered agent ceases to act as such for any reason or the registered office will change, the Member will promptly designate a replacement registered agent or file a notice of change of address, as the case may be.

      5. The purpose and scope of the Company will be to engage in such lawful activities as will be determined by the Member in its sole and absolute discretion.

      6. The term of the Company will begin as of the date of filing of the certificate of formation for the Company in accordance with Section 18-201 of the Act and, unless otherwise specified in a certificate of cancellation filed by the Member in respect of the Company pursuant to Section 18-203 of the Act, such term will continue in perpetuity.

      7. Title to all Company property will be held in the name of the Company; provided, however, that the Company will make such distributions of cash and/or property to the Member as the Member will from time to time determine in its sole and absolute discretion.

      8. Except as otherwise required by applicable law, the Member will have no personal liability for the debts and obligations of the Company.

      9. As of the date hereof, the Member has made an initial capital contribution of US$1 to the Company (the "Initial Contribution"). Other than the Initial Contribution, the Member will have no further obligation to make any contributions to the capital of the Company, and will make only such contributions as the Member will from time to time determine in its sole and absolute discretion. To the extent the Member does makes any additional contributions to the Company, any such contributions shall be evidenced by a written contribution statement.

      10. The Member will have no obligation to provide any services to the Company and will provide only such services as the Member will from time to time determine in its sole and absolute discretion.

      11. The Company will indemnify the Member to the fullest extent permitted by law.

      12. The Member will control the management and operation of the Company in such manner as it will determine in its sole and absolute discretion. The Member may appoint, remove and replace managers, officers and employees of the Company from time to time in its sole and absolute discretion. Notwithstanding any provision of this Agreement to the contrary, any contract, agreement, deed, lease, note or other document or instrument executed on behalf of the Company by the Member will be deemed to have been duly executed by the Company and third parties will be entitled to rely upon the Member's power to bind the Company without otherwise ascertaining that the requirements of this Agreement have been satisfied.

      13. The Member may transfer all or any portion of its interest in the Company in the Member's sole and absolute discretion. In the event of any such transfer, this Agreement will be amended to reflect the respective rights and obligations of the Member and the transferee or transferees. No person will be admitted to the Company as an additional member without the written consent of the Member, which consent may be withheld in the Member's sole and absolute discretion.

      14. The "TLW, LLC" name and mark are the property of the Member. The Company's authority to use such name and mark may be withdrawn by the Member at any time without compensation to the Company. Following the dissolution and liquidation of the Company, all right, title and interest in and to such name and mark will be held solely by the Member.

      15. The interpretation and enforceability of this Agreement and the rights and liabilities of the Member as such will be governed by the laws of the State of Delaware as such laws are applied in connection with limited liability company operating agreements entered into and wholly performed upon in Delaware by residents of Delaware. To the extent permitted by the Act and other applicable law, the provisions of this Agreement will supersede any contrary provisions of the Act or other applicable law.

      16. In the event any provision of this Agreement is determined to be invalid or unenforceable, such provision will be deemed severed from the remainder of this Agreement and replaced with a valid and enforceable provision as similar in intent as reasonably possible to the provision so severed, and will not cause the invalidity or unenforceability of the remainder of this Agreement.

      17. This Agreement may be amended, in whole or in part, only through a written amendment executed by the Member.

      18. This Agreement contains the entire understanding and intent of the Member regarding the Company and supersedes any prior written or oral agreement respecting the Company. There are no representations, agreements, arrangements, or understandings, oral or written, of the Member relating to the Company which are not fully expressed in this Agreement.

      IN WITNESS WHEREOF, the Member has executed this Agreement as of the date first above written.

                             VAXGEN, INC., A DELAWARE CORPORATION

                             By:     /s/ Matthew J. Pfeffer
                                     -------------------------------------------
                                     MATTHEW J. PFEFFER
                             Its:    Chief Financial Officer and
                                     Senior Vice President